LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of February 26, 2016 (this "Agreement"), is by and among NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ("NetREIT Dubose"), NETREIT MODEL HOMES, LLC, a Delaware limited liability company ("NMH"), DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ("Dubose #202"), DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ("Dubose #203", and together with NetREIT Dubose, NMH and Dubose #202, collectively, "Borrowers" and each a "Borrower") and IBERIABANK, a Louisiana state-chartered bank ("Lender").

RECITALS:

Borrowers have requested that Lender extend credit to Borrowers in the form of a guidance line of credit in the amount of $5,000,000.00. Lender is willing to make such extensions of credit to Borrowers upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

"Advance" means an advance of funds by Lender to Borrowers pursuant to Article II.

"Advance Request Form" means a certificate, in substantially the form of Exhibit "B", properly completed and signed by a Borrower requesting an Advance.

"Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, including, (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person or ten percent (10%) or more of the equity interest in such Person, (bl any Person of which such Person beneficially owns or holds ten percent (10%) or more of any class of voting shares or in which such Person

beneficially owns or holds ten percent (10%) or more of the equity interests in such Person, and (c) any officer or director of such Person.

"Assignments of Leases" means each Assignment of Leases and Security Agreement executed by the appropriate Borrower in substantially the form of Exhibit "C", as the same may be amended, supplemented or modified.

"Authorized Representative" means any officer or employee of a Borrower who has been designated in writing by such Borrower to Lender to be an Authorized Representative.

"Borrowing Limit" means, with respect to any Advance, an amount equal to the lesser of (a) seventy percent (70%) of the lesser of the appraisal or the purchase price of the Model Home purchased by a Borrower with the proceeds of such Advance or (b) the amount which would cause the Lease Payment Coverage Ratio for such Advance to equal (but not be less than) 1.25 to 1.00.

"Business Day" means any day on which commercial banks are not authorizedor required to close in Houston, Texas.

"Capitalized Lease Obligations" means the obligations of any Borrower to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations, in accordance with GAAP, are required to be classified and accounted for as a capital lease on a balance sheet of any such Person.

"Claims" has the meaning set forth in Section 10.2.

"Closing Date" means the date on which this Agreement has been executed and delivered by the parties hereto and the conditions set forth in Section 5.1 have been satisfied.

"Collateral" has the meaning specified in Section 4.1.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Debt" means for any Person (a) all indebtedness, whether or not represented by

bonds, debentures, notes, securities or other evidences of indebtedness, for the repayment of money borrowed, including, with respect to any Borrower, the indebtedness evidenced by the Notes and all other indebtedness of any Borrower to Lender, (b) indebtedness and obligations arising in connection with Rate Management Transactions, (c) all indebtedness representing deferred payment of the purchase price

of property or assets, (d) Capitalized Lease Obligations, (e) all indebtedness under guaranties, endorsements, assumptions or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, (f) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, and (g) any obligation to redeem or repurchase any of such Person's capital stock, partnership or membership interests or other ownership interests as applicable.

"Debt Service Coverage Ratio" means for each Borrower, (a) the quarterly scheduled rental income under all leases of model homes (whether or not a Model Home), divided by (b) the quarterly debt service for all model homes (whether or not a Model Home).

"Deed of Trust" means each deed of trust or mortgage, as applicable, in substantially the form of Exhibit "E" executed by the appropriate Borrower in favor of Lender, in the form required by Lender for such state, as the same may be amended,supplemented or modified.

"Default Rate" means with respect to any Note ten percent (10%) per annum.

"Distribution" means (a) any distribution, dividend or any other payment or distribution (in cash, property or obligations) made by any Borrower on account of its partnership interests, (b) any redemption, purchase, retirement or other acquisition by any Borrower of any of its partnership interests, or (c) the establishment of any fund for any such distribution, dividend, payment or acquisition.

"Dollar," "Dollars" and"_$_" means currency of the United States of America which is at the time of payment legal tender for the payment of public and private debts in the United States of America.

"Eligible Contract Participant" as defined in the Commodity Exchange Act and the regulations thereunder.

"Environmental Laws" means any and all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of Hazardous Substance or to health and safety matters.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

"Event of Default" has the meaning specified in Section 9.1.

"Excluded Swap Obligation" means, with respect to Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty Agreement of Guarantor of, or the grant by Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of Guarantor's failure for any reason to constitute an Eligible Contract Participant at the time the Guaranty Agreement of Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because Guarantor is a "financial entity," as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guaranty Agreement of Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty Agreement or security interest is or becomes illegal.

"Field Audits" means audits, verifications and inspections of (a) the Collateral, (b) the accounting and financial processes and procedures of the Borrowers, (c) the financial condition of the Borrowers, (d) the books, records and documents of the Borrowers, and (e) such other items, documents and matters related to the Borrowers as Lender may request or desire, in each case conducted by a Person (who may be an employee of Lender or who may be independent) satisfactory to Lender.

"Financial Officer" means the chief executive officer, the chief financial officer or another officer of any Borrower or Guarantor, as applicable, acceptable to Lender.

"GAAP" means generally accepted accounting principles in the United States of America consistently applied.

"General Partner-NetREIT Dubose" means NetREIT Dubose Model Home REIT, Inc., a Maryland corporation and the general partner of NetREIT Dubose, and its successors and assigns.

"General Partner-Dubose #202 and #203" means Dubose Advisors, LLC, a

Delaware limited liability company and the general partner of Dubose #202 and Dubose #203, and its successors and assigns.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantor" means NetREIT, Inc., a Maryland corporation, and its successors and assigns.

"Guaranty Agreement" means the Guaranty Agreement executed by Guarantor in favor of Lender in substantially the form of Exhibit "D" as the same may be amended supplemented or modified. Notwithstanding the foregoing, amounts received from Guarantor that is not an Eligible Contract Participant shall not be applied to any Obligations that are Excluded Swap Obligations.

"Guidance Amount" means $5,000,000.00.

"Hazardous Substance" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent or other material which is or becomes listed, regulated or addressed under any Environmental Law.

"Index Rate" means, on any day, the most recent three year LIBOR forward swap rate as published in The Wall Street journal on that day under the section "Key Interest Rates," the category "Interest Rate Swaps," and the line "3-year". If such section of The Wall Street journal reflects more than one rate as being the "three year LIBOR forward swap rate", then the highest rate shall be the Index Rate. On days when The Wall Street journal is not published, the Index Rate shall be the "three year LIBOR forward swap rate" stated in the most recently published edition of The Wall Street journal. In the event The Wall Street journal ceases to be published altogether, or ceases to publish the "three year LIBOR forward swap rate", then Lender or its successors or assigns shall establish and use a new Index Rate, in the exercise of its sole discretion, without any notice to Borrowers or any other Person being required. The Index Rate shall automatically fluctuate, upward and downward, without notice to Borrowers or any other Person, as and in the amount the said published "three year LIBOR forward swap rate" shall fluctuate. The Index Rate is a reference rate and does not necessarily represent Lender's best or lowest rate or a favored rate, and Lender disclaims any statement, representation or warranty to the contrary.

"Lease Default or Termination" means (a) a default by the tenant under its lease of

a Model Home, (b) a bankruptcy or insolvency of the types described in Sections 9.1(d) or 9.1(e) hereof with respect to such tenant or (c) the termination of such Model Home lease.

"Lease Payment Coverage Ratio" means for the applicable Borrower as to any Advance, as of the date of such Advance, (a) the monthly scheduled rental income under the lease of the Model Home being purchased with the proceeds of such Advance, divided by the sum of (b) the monthly scheduled principal and interest amortization of the Note to be executed by such Borrower to evidence such Advance to purchase such Model Home.

"Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

"Loan Documents" means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents and agreements may be amended, modified, renewed, extended or supplemented.

"Loans" means Advances.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of any Borrower or Guarantor, taken as a whole, (b) the ability of any Borrower to pay the Obligations or the ability of any Borrower or Guarantor to perform its respective obligations under this Agreement or any of the other Loan Documents or (c) the validity or enforceability of this Agreement or any of the other Loan Documents, or the rights or remedies of Lender hereunder or thereunder.

"Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the "Code") (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to Lender for the purposes of determining the Maximum Rate, Lender may elect to determine such applicable legal rate pursuant to the "weekly ceiling," from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right Lender may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

"Model Home" means the real property and interests in real property described in a Deed of Trust and all improvements and fixtures thereon and all appurtenances thereto.

"Note" means each promissory note executed by a Borrower payable to the order of Lender in connection with an Advance, in substantially the form of Exhibit "A", as the same may be renewed, extended or modified and all promissory notes executed in renewal, extension, modification or substitution thereof and "Notes" means more than one (1) Note.

"Obligated Party" means Guarantor and any other Person who is or becomes a party to any agreement pursuant to which such Person guarantees or secures payment and performance of the Obligations or any part thereof.

"Obligations" means all obligations, indebtedness and liabilities of Borrowers, or any of them, to Lender, now existing or hereafter arising, including, without limitation, the obligations, indebtedness and liabilities of Borrowers, or any of them, under this Agreement and the other Loan Documents, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof. Notwithstanding the foregoing, the definition of "Obligations" shall not create any guarantee by Guarantor of (or grant of security interest by Guarantor to support, as applicable) any Excluded Swap Obligations of Guarantor for purposes of determining any obligations of Guarantor.

"Organizational Documents" means, for any Person, (a) the articles of incorporation or certificate of formation and bylaws of such Person if such Person is a corporation, (b) the articles of organization or certificate of formation and regulations of such Person if such Person is a limited liability company, (c) the certificate of limited partnership or certificate of formation and the limited partnership agreement of such Person if such Person is a limited partnership, or (d) the documents under which such Person was created and is governed if such person is not a corporation, limited liability company or limited partnership.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, company, trust, business trust, association, Governmental Authority or other entity.

"Subordinated Debt" means Debt of any Borrower to any Person (other than Lender), the payment of which has been subordinated to the payment of the Obligations in a manner satisfactory to Lender and by a document satisfactory to Lender.

"Swap Obligation" means, with respect to Guarantor, any obligation to pay or

perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"Termination Date" means 11:00 a.m. on February 26, 2017 or such earlier date on which the Guidance Amount terminates as provided in this Agreement.

"Unmatured Event of Default" means the occurrence of an event or the existence of a condition which, with the giving of notice or the passage of time would constitute an Event of Default.

Section 1.2. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas. All times of day are Houston, Texas, time.

ARTICLE II.

Advances

Section 2.1. Advances. Subject to the terms and conditions of this Agreement, Lender agrees to make available in its sole discretion one or more Advances to Borrowers from time to time from the date hereof to and including the Termination Date in a principal amount for any such Advance not exceeding the Borrowing Limit with respect to such Advance; provided that the aggregate amount of all Advances at any time outstanding shall not exceed the Guidance Amount. Lender shall have no obligation to make any Advance.

Section 2.2. Notes. The obligation of the applicable Borrower to repay an Advance shall be evidenced by a Note, dated the date of such Advance, executed by the applicable Borrower, payable to the order of Lender, in the principal amount of such Advance.

Section 2.3. Interest. The unpaid principal amount of any Advance shall bear interest prior to maturity at a fixed rate per annum equal to the lesser of (a) the Maximum Rate or (b) sum of the Index Rate then in effect five (5) Business Days prior to the date of such Advance plus two and three-fourths percent (2.75%). Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, the outstanding principal of all Advances (and accordingly, all Notes) shall bear interest at the Default Rate, and shall be payable from time to time upon demand.

Section 2.4. Repayment of Advances/Option to Extend. (a) The principal amount of, and accrued and unpaid interest on, each Advance (and, therefore, the Note evidencing such Advance) shall be due and payable as follows:

(i) Thirty-five (35) monthly installments of principal and interest each in an amount sufficient to amortize the principal amount of such Advance over a period of twenty (20) years at the interest rate applicable to such Advance shall be due and payable monthly on the fifteenth (15 th) day of each month, commencing on the fifteenth 15th day of the month immediately following the month in which of such Advance was made; and A final installment in the amount of all outstanding principal of andaccrued unpaid interest on such Advance shall be due and payable on the fifteenth(15 th) day of the thirty-sixtieth (36 th month immediately following the month in which such Advance was made.

(b) Provided no Event of Default or Unmatured Event of Default has previously occurred or has occurred and is continuing, upon the written request of the applicable Borrower given in the manner specified below, Lender agrees to extend the maturity date of any Note executed in connection with an Advance for up to two (2) one (1) year periods (the "Extension Option"), provided each oft he following terms and conditions are met in connection with each Extension Option:

(i) The applicable Borrower requests in writing that Lender extend such Note in an amount not to exceed the unpaid principal balance of such Note (the "Extension Amount") at least sixty (60) days (but not more than ninety (90) days) prior to the commencement of such extension period.

(ii) Lender shall have received each Borrower's and Guarantor's current financial statements (bearing a date no more than ninety (90) days prior to the commencement of the extension period), certified as correct by such Person. No condition shall then exist which would cause a Material Adverse Effect upon any Borrower or Guarantor.

(iii) The applicable Borrower executes an extension and modification agreement (in form and substance acceptable to Lender providing for the payment by such Borrower of monthly installments of principal and interest based on a twenty (20) year mortgage amortization of the Extension Amount and an interest rate equal to the lesser of (y) the Maximum Rate and (z) the sum of the Index Rate five (5) Business Days prior to the first day of the extension period plus two and three-fourths percent (2.75%), as calculated by Lender. The final installment on such Note being extended, which is payable one (1) year after the effective date of such Extension Option, shall be in an amount equal to the outstanding

balance of all unpaid principal of the Advance plus accrued and unpaid interest thereon.

(v) The applicable Borrower causes the Loan Documents to be modified and extended pursuant to the extension and modification agreement and such other agreements or other documents prepared by Lender's counsel (but not otherwise increasing the amount of the Obligations so guaranteed), each of which agreements and documents shall be consented and agreed to by Guarantor.

(vi) Borrowers pay all title and attorneys' fees and other reasonable costs incurred by Lender in connection with such renewal.

(vii) There has been no change resulting in a Material Adverse Effect on any Borrower or Guarantor.

Section 2.5. Requests for Advances. The applicable Borrower purchasing a Model Home shall give Lender notice of each requested Advance by delivery to Lender of an Advance Request Form executed by an Authorized Representative of such Borrower, properly completed and containing the information required therein and accompanied by the documents, agreements, fees and other items required by Section 5.2 hereof. Assuming that each Advance Request Form is in proper form Lender will make the requested Advance within ten (10) Business Days of Lender's receipt thereof. Advance Request Forms may be delivered by fax, e-mail or other electronic method.

Section 2.6. Use of Proceeds. The proceeds of Advances shall be used for the purchase by Borrowers of Model Homes approved by Lender in its reasonable discretion.

Section 2.7. Mandatory Prepayment. If at any time there is a Lease Default or Termination with respect to a Model Home acquired by any Borrower with the proceeds of an Advance, the applicable Borrower shall prepay such Advance by an amount equal to five percent (5.0%) of the outstanding principal amount of such Advance, then outstanding on each six (6) month anniversary of such Lease Default or Termination until such Model Home acquired by such Borrower with the proceeds of such Advance is sold.

Section 2.8. Origination Fee. The applicable Borrower agrees to pay to Lender an origination fee in the amount of one percent (1.0%) of the amount of each Advance at the time of such Advance. Such origination fee shall be fully earned when paid.

ARTICLE 111.

Payments

Section 3.1. Method of Payment. All payments of principal, interest and other amounts to be made by Borrowers under this Agreement, the Notes or any other Loan Documents shall be made to Lender at its designated office, without setoff, deduction or counterclaim in immediately available funds. Whenever any payment under this Agreement, the Notes or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next Business Day, and interest shall continue to accrue during such extension.

Section 3.2. Voluntary Prepayment. Borrowers may prepay the Notes in whole at any time or from time to time in part without premium or penalty, but with accrued interest to the date of prepayment on the amount so prepaid; provided, however, that any prepayments of principal of the Notes shall be applied to the principal installments due on such Notes in inverse order of their maturities.

Section 3.3. Computation of Interest. Interest on the indebtedness evidenced by the Notes shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

Section 3.4. Late Fees. If any payment of principal or interest on any Note is made ten (10) or more days past the date when due, the applicable Borrower will pay, immediately, and in addition to regularly accruing interest, a delinquency charge in an amount equal to the greater of (i) five percent (5.0%) of the amount which was not paid when due and (ii) $25.00 (not to exceed the Maximum Rate if such late fee is held to be a charge for the use of money). Such late charge is and shall be deemed to be a charge to compensate Lender for administrative services and costs incurred in connection with the related delinquent payment and shall under no circumstances constitute or be deemed to be a change for the use of money. The provisions of this paragraph shall not affect Lender's rights and remedies arising as a result of such late payment or otherwise.

ARTICLE IV.

Collateral

Section 4.1. Collateral. To secure full and complete payment and performance of the

Obligations, Borrowers shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described therein and in this Section 4.1 (which, together with any other property and collateral which may now or

hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

(a) The applicable Borrower shall grant to Lender a first priority Lien on each Model Home pursuant to a Deed of Trust executed by such Borrower in connection with the Advance to such Borrower to acquire such Model Home.

(b) The applicable Borrower shall grant to Lender a first priority Lien on the lease of each Model Home pursuant to the Assignment of Leases (if outside Texas) or Deed of Trust (if in Texas) executed by such Borrower in connection with the Advance to such Borrower to acquire such Model Home.

(c) Borrowers shall execute and cause to be executed such further documents and instruments as Lender, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral. Each Borrower authorizes, directs and permits Lender to file Uniform Commercial Code financing statements with respect to the Collateral in such jurisdictions as Lender may desire.

Section 4.2. Setoff. Upon the occurrence of an Event of Default, Lender shall have the right to set off and apply against the Obligations in such a manner as Lender may determine, at any time and without notice to any Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to any Borrower whether or not the Obligations are then due. As further security for the Obligations, each Borrower hereby grants to Lender a security interest in all money, instruments and other property of such Borrower now or hereafter held by Lender. In addition to Lender's right of setoff and as further security for the Obligations, each Borrower hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of such Borrower now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to such Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, to the rights of setoff) which Lender may have.

Section 4.3. Guaranty Agreement. Guarantor shall unconditionally and irrevocably guarantee payment and performance of the Obligations as provided in the Guaranty Agreement by execution and delivery of the Guaranty Agreement.

ARTICLE V.

Conditions Precedent

Section 5.1. Initial Extension of Credit. Lender's Guidance Amount is subject to the condition precedent that prior thereto Lender shall have received all of the documents set forth below in form and substance satisfactory to Lender.

(a) Certificate - General Partner-NetREIT Dubose. A certificate of the Secretary or another officer of General Partner-NetREIT Dubose acceptable to Lender certifying (i) resolutions of the directors of General Partner-NetREIT Dubose which authorize the execution, delivery and performance by NetREIT Dubose of this Agreement and the other Loan Documents to which NetREIT Dubose is or is to be a party and (ii) the names of the officers of General Partner-NetREIT Dubose authorized to sign this Agreement and each of the other Loan Documents to which NetREIT Dubose is or is to be a party together with specimen signatures of such Persons.

(b) Organizational Documents - NetREIT Dubose. The Amended and Restated Agreement of Limited Partnership of NetREIT Dubose and the Certificate of Limited Partnership of NetREIT Dubose certified by an officer of General Partner-NetREIT Dubose acceptable to Lender.

(c) Organizational Documents - General Partner-NetREIT Dubose. The Certificate of Formation and the Limited Liability Company Agreement of General Partner-NetREIT Dubose certified by an officer of General Partner-NetREIT Dubose acceptable to Lender.

(d) Governmental Certificates - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of NetREIT Dubose as to the existence and good standing of NetREIT Dubose.

(e) Governmental Certificates - General Partner - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of General Partner-NetREIT Dubose as to the existence and good standing of General Partner-NetREIT Dubose.

(f) Certificate - NMH. A certificate of the Secretary or another officer of NMH acceptable to Lender certifying (i) resolutions of the directors of NMH which authorize the execution, delivery and performance by NMH of this Agreement and the other Loan Documents to which NMH is or is to be a party and (ii) the names of the officers of NMH authorized to sign this Agreement and each of the other Loan

Documents to which NMH is or is to be a party together with specimen signatures of such Persons.

(g) Organizational Documents - NMH. The Limited Liability Company Agreement of NMH and the Certificate of Formation of NMH certified by an officeracceptable to Lender.

(h) Governmental Certificates- NMH. A certificate issued by the appropriate government official of the state of organization of NMH as to the existence and good standing of NMH.

(i) Certificate- General Partner- Dubose #202 and #203. A certificate of the Secretary or another officer of General Partner-Dubose #202 and #203 acceptable to Lender certifying (i) resolutions of the directors of General Partner-Dubose #202 and #203 which authorize the execution, delivery and performance by Dubose #202 and #203 of this Agreement and the other Loan Documents to which Dubose #202 and #203 is or is to be a party and (ii) the names of the officers of General Partner-Dubose #202 and #203 authorized to sign this Agreement and each of the other Loan Documents to which Dubose #202 and #203 is or is to be a party together with specimen signatures of such Persons.

(j) Organizational Documents - Dubose #203. The Agreement of Limited Partnership of Dubose #203 and the Certificate of Limited Partnership of Dubose #203 certified by an officer of General Partner-Dubose #202 and #203 acceptable to Lender.

(k) Organizational Documents - Dubose #202. The Certificate of limited partnership and the Limited Partnership Agreement of Dubose #202 certified by an officer of-Dubose #202 acceptable to Lender.

(l) Organizational Documents - General Partner-Dubose #202 and #203. The Certificate of Formation and the Limited Liability Company Agreement of General Partner-Dubose #202 and#203 certified by an officer of General Partner-Dubose #202 and#203 acceptable to Lender.

(m) Governmental Certificates - Dubose #202. A certificate issued by the appropriate government official of the state of organization of Dubose #202 as to the existence and good standing of Dubose #202.

(n) Governmental Certificates- General Partner-Dubose #202 and #203. A certificate issued by the appropriate government official of the state of organization of General Partner-Dubose #202 and #203 as to the existence and good standing

of General Partner-Dubose #202 and Dubose #203.

(o) Certificate - Guarantor. A certificate of the Secretary or another officer of Guarantor acceptable to Lender certifying (i) resolutions of the board of directors of Guarantor which authorize the execution, delivery and performance by Guarantor of

the Guaranty Agreement and the other Loan Documents to which Guarantor is or is to be a party and (ii) the names of the officers of Guarantor authorized to sign the Guaranty Agreement and each of the other Loan Documents to which Guarantor is or is to be party together with specimen signatures of such officers.

(p) Organizational Documents - Guarantor. The articles of incorporation and the bylaws of Guarantor certified by the Secretary or another officer of Guarantor acceptable to Lender.

(q) Governmental Certificates - Guarantor. Certificates issued by the appropriate government officials of the state of incorporation of Guarantor as to the existence and good standing of Guarantor.

(r) Financial Statements. A copy of the December 31, 2014 annual audited financial statements of Guarantor and the September 30, 2015 unaudited quarterly financial statements of Guarantor.

(s) UCC Search. A Uniform Commercial Code search showing all financing statements and other documents or instruments on file against (i) NetREIT Dubose in the Office of the Secretary of State of Delaware, (ii) NMH in the Office of the Secretary of State of Delaware, (iii) Dubose #202 in the Office of the Secretary of State of California and (iv) Dubose #203 in the Office of the Secretary of State of California.

(t) Financing Statement. A Uniform Commercial Code financing statement showing (i) NetREIT Dubose in the Office of the Secretary of State of Delaware, (ii) NMH in the Office of the Secretary of State of Delaware, (iii) Dubose #202 in the Office of the Secretary of State of California and (iv) Dubose #203 in the Office of theSecretary of State of California.

(u) Opinion of Counsel. An opinion of Guarantor's general counsel, legal counsel to Borrowers and Guarantor.

(v) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 10.1, to the extent incurred, have been paid in full by Borrowers.

(w) Additional Documentation. Such additional approvals, opinions or documents as Lender may reasonably request.

Section 5.2. All Advances. The obligation of Lender to make any Advance is subject to the condition precedent that prior thereto (a) Lender shall have reviewed the items required

by Section 2.5 and such additional approvals, opinions or documents as Lender may reasonably request, (b) all of the representations and warranties contained in Article VI hereof

and the other Loan Documents shall be true and correct on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date, (c) no Material Adverse Effect shall have occurred, and (d) each of the documents and agreements set forth below in form and substance satisfactory to Lender shall have been received by Lender with respect to such Advance:

(a) Note. A Note approved by Lender evidencing such Advance executed by the applicable Borrower.

(b) Deed of Trust. A Deed of Trust executed by the applicable Borrower covering the Model Home being purchased with the proceeds of such Advance in form satisfactory to Lender.

(c) Assignment of Leases. If such Model Home is not located in Texas, an Assignment of Leases executed by the applicable Borrower covering the lease of the Model Home being purchased with the proceeds of such Advance in form satisfactory to Lender.

(d) Lease. A copy of each executed lease of such Model Home being purchased with the proceeds of such Advance.

(e) Mortgagee Title Insurance. A commitment for a mortgagee policy of title insurance in the amount of such Advance committing to insure that the applicable Deed of Trust will create in favor of the Lender a first priority lien on the Model Home covered thereby and the acceptance by such title insurance company of the escrow instruction letter of Lender's legal counsel related thereto. The mortgagee policy of title insurance shall be issued within ten (10) days of such Advance at the applicable Borrower's expense by a title insurance company acceptable to Lender, shall show a state of title and exceptions thereto, if any, acceptable to Lender, and shall contain such endorsements as may be required by Lender.

(f) Survey. A as-built survey or plat of the Model Home covered by the applicable Deed of Trust showing (i) a metes and bounds or lot and block description of such real property, (ii) all recorded or visible boundary lines, building locations, locations of utilities, easements, rights-of-way, rights of access, building or set-back lines, dedications, and natural and manufactured objects affecting such real property, (iii) any encroachments upon or protrusions from such real property, (iv) any area federally designated as a flood hazard, and (v) such other matters as Lender may reasonably require.

(g) Easements. etc. Copies of all recorded easements, rights-of way, restrictive

covenants, leases, encumbrances, and other documents and instruments filed of record that affect the Model Home covered by the applicable Deed of Trust together

with evidence satisfactory to Lender that such Model Home is properly zoned for its present use.

(h) Financial Statements. If requested by Lender, financial statements on the builder of the Model Home covered by such Deed of Trust, for the period, and in formand substance satisfactory to Lender.

(i) Insurance Policies. Copies of all insurance policies or a certificate of insurance acceptable to Lender required by Section 7.6 with respect to the applicable Model Home, together with loss payable endorsements in favor of Lender.

(j) UCC Search. If requested by Lender, a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrowers.

(k) Appraisal. An appraisal of the Model Home covered by the applicable Deed of Trust in form and substance satisfactory to Lender and showing that the amount of such Advance does not exceed seventy percent (70%) of the appraised value.

(l) Certificate of Occupancy or Completion. A copy of the certificate of occupancy and/or completion required by applicable law relating to the use and/or occupancy of the Model Home covered by the applicable Deed of Trust.

(m) Closing Statement. A copy of the closing statement in form satisfactory to Lender pertaining to the Model Home covered by such Deed of Trust.

(n) Flood Certificate. A copy of the flood certificate in form satisfactory to Lender pertaining to the Model Home covered by such Deed of Trust.

(o) Permits. If requested by Lender, a copy of all permits pertaining to the Model Home covered by such Deed of Trust in form satisfactory to Lender.

(p) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 10.1, to the extent incurred, have been paid in full by Borrowers.

(q) Environmental Report. If requested by Lender, an environmental report with respect to such applicable Model Home acceptable to Lender.

(r) Additional Documentation. Such additional approvals, opinions or

documents as Lender may reasonably request.

ARTICLE
VI.

Representations and Warranties

To induce Lender to enter into this Agreement, each Borrower represents and warrants to Lender that:

Section 6.1. Existence. Each Borrower (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (bl has all requisite power and authority to own their assets and carry on its business as now being or as proposed to be conducted and (c) is qualified to do business in all jurisdictions necessary and where failure to so qualify would have a Material Adverse Effect. Each Borrower has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

Section 6.2. Financial Statements. Borrowers have delivered to Lender audited consolidated financial statements of Guarantor as at and for the fiscal year ended December 31, 2014, and unaudited consolidated financial statements of Guarantor for the nine (9) month period ended September 30, 2015. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Guarantor as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Guarantor has no material contingent liabilities, liabilities for taxes, material forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no Material Adverse Effect since the effective date of the most recent financial statements referred to in this Section.

Section 6.3. Requisite Action: No Breach. The execution, delivery and performance by any Borrower of this Agreement and the other Loan Documents to which any Borrower is or may become a party have been duly authorized by all requisite action on the part of Borrowers and General Partner and do not and will not violate or conflict with the Organizational Documents of any Borrower or General Partner or any law, rule or regulation or any order, writ, injunction or decree of any court, Governmental Authority or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except as permitted by this Agreement) upon any of the revenues or assets of any Borrower pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license or other instrument or agreement by which any Borrower or any of its respective properties is bound.

Section 6.4. Operation of Business. Each Borrower and Guarantor possess all

licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted.

Section 6.5. Litigation and Judgments. There is no action, suit, investigation or proceeding before or by any Governmental Authority pending, or to the knowledge of any Borrower, threatened against or affecting any Borrower or Guarantor, that could, if adversely determined, reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against any Borrower or Guarantor.

Section 6.6. Rights in Properties: Liens. Each Borrower has good and marketable title to or valid leasehold interests in its properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements described in Section 6.2, and none of the properties, assets or leasehold interests of any Borrower is subject to any Lien, except as permitted by this Agreement.

Section 6.7. Enforceability. This Agreement constitutes, and the other Loan Documents to which any Borrower is a party, when delivered, shall constitute the legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor's rights.

Section 6.8. Approvals. No authorization, approval or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery or performance by any Borrower of this Agreement and the other Loan Documents to which any Borrower is or may become a party or the validity or enforceability thereof.

Section 6.9. Debt. No Borrower has any Debt except Debt permitted pursuant to Section 8.1.

Section 6.10. Use of Proceeds: Margin Securities. None of Borrowers or Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 6.11. ERISA. Each Borrower and Guarantor have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA, and there are no existing conditions that would give rise to liability thereunder. No Reportable Event (as defined in Section 4043 of ERISA) has occurred in connection with any employee benefit plan that might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States

DistrictCourt of a trustee to administer such plan.

Section 6.12. Taxes. To the best of each Borrower's knowledge, each Borrower and Guarantor have filed all tax returns (federal, state and local) required to be filed, including all income, franchise, employment, property and sales taxes, and have paid all of their liabilities for taxes, assessments, governmental charges and other levies that are due and payable, and each Borrower knows of no pending investigation of any Borrower or Guarantor by any taxing authority or of any pending but unassessed tax liability of any Borrower, Guarantor.

Section 6.13. Disclosure. No event has occurred, and no fact or condition exists, which has a Material Adverse Effect or which could reasonably be expected to have a Material Adverse Effect.

Section 6.14. Subsidiaries. No Borrower has any subsidiaries.

Section 6.15. Compliance with Laws. To the best of each Borrower's knowledge, none of Borrowers or Guarantor is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

Section 6.16. Compliance with Agreements. To the best of each Borrower's knowledge, none of Borrowers or Guarantor is in violation in any material respect of any document, agreement, contract or instrument to which it is a party or by which it or its properties are bound.

Section 6.1 7. Environmental Matters. To the best of each Borrower's knowledge, each Borrower and Guarantor, and their respective properties, are in compliance with all applicable Environmental Laws and none of Borrowers or Guarantor is subject to any liability or obligation for remedial action thereunder. There is no pending or, to the best of each Borrower's knowledge, threatened, investigation or inquiry by any Governmental Authority of any Borrower or Guarantor or any of their respective properties pertaining to any Hazardous Substance. To the best of each Borrower's knowledge, except in the ordinary course of business and in compliance with all Environmental Laws, there are no Hazardous Substances located on or under any of the properties of any Borrower or Guarantor. To the best of each Borrower's knowledge, except in the ordinary course of business and in compliance with all Environmental Laws, none of Borrowers or Guarantor has caused or permitted any Hazardous Substance to be disposed of on or under or released from any of its properties. To the best of each Borrower's knowledge, each Borrower and Guarantor have obtained all permits, licenses and authorizations which are required under and by all Environmental Laws.

Section 6.18. Solvency. Borrowers and Guarantor, on an individual and a consolidated basis, are not insolvent, each Borrower's and Guarantor's assets, on an individual and a consolidated basis, exceed their liabilities, and no Borrower will be rendered insolvent by the execution and performance of this Agreement and the Loan Documents.

Section 6.19. Investment Company Act. None of Borrowers or Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE VII.

Affirmative Covenants

Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Guidance Amount hereunder, each Borrower will perform and observe the covenants set forth below, unless Lender shall otherwise consent in writing.

Section 7.1. Reporting Requirements. Borrowers will deliver to Lender:

(a) Annual Financial Statements - Borrowers. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of each Borrower, beginning with the fiscal year ending December 31, 2015, a copy of the annual in house financial statements of each Borrower for such fiscal year containing, on a consolidated basis, balance sheets, statements of income, statements of partners' capital and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and certified by a Financial Officer to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of such Borrower, on a consolidated basis, as the date and for the periods indicated therein.

(b) Annual Financial Statements - Guarantor. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor (as such period may be extended by the US Securities and Exchange Commission), beginning with the fiscal year ending December 31, 2015, a copy of the annual audited financial statements of Guarantor for such fiscal year containing, on a consolidated basis, balance sheets, statements of income, statements of stockholders' equity and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and audited and certified without qualification by independent certified public accountants of recognized standing acceptable to Lender.

(c) Quarterly Financial Statements - Borrowers. As soon as available, and in any event within forty-five (45) days after the end of each quarter of each fiscal year of each Borrower (including the last fiscal quarter), beginning with the fiscal quarter

ending March 31, 2016, a copy of the financial statements of each Borrower as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing,

on a consolidated basis, balance sheets, statements of income, statements of partners' capital and cash flows in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by a Financial Officer to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of such Borrower, on a consolidated basis, at the date and for the periods indicated therein.

(d) Quarterly Financial Statements - Guarantor. As soon as available, and in any event within forty-five (45) days after the end of each quarter of each fiscal year of Guarantor (including the last fiscal quarter), beginning with the fiscal quarter ending March 31, 2016, a copy of the financial statements of Guarantor as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income, statements of partners' equity and cash flows in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by a Financial Officer to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Guarantor, on a consolidated basis, at the date and for the periods indicated therein.

(e) Inventory Report. As soon as available, and in any event within thirty (30) days after the end of each fiscal quarter of each Borrower commencing March 31, 2016, an inventory report in form and detail satisfactory to Lender listing the Model Homes owned by such Borrower and the status of the leases of such Model Homes.

(f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority against any Borrower or Guarantor which could have a Material Adverse Effect.

(g) Judgments. Within five (5) days of the rendering thereof, notice of any judgment against any Borrower or Guarantor in an amount which is greater than $25,000.00 in the case of any Borrower or $250,000.00 in the case of Guarantor.

(h) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Event of Default and Unmatured Event of Default, a written notice setting forth the details of such Event of Default or Unmatured Event of Default and the action which Borrowers have taken and proposes to take with respect thereto.

(i) Notice of Material Adverse Effect. As soon as possible, and in any event within five (5) days after any Borrower becomes aware thereof, notice of the occurrence of any event or the existence of any fact or condition which could have a

Material Adverse Effect.

(j) General Information. Promptly, such other information concerning any Borrower or Guarantor as Lender may from time to time reasonably request.

Section 7.2. Maintenance of Existence: Conduct of Business. Each Borrower will preserve and maintain, and will cause Guarantor to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business.

Section 7.3. Payment of Debt Service. Each Borrower unconditionally and irrevocably covenants that it will promptly pay the principal of, interest on and any other amount due on the Notes and the other Obligations in the amounts, on the dates and in the manner provided herein, in the Notes and each other document evidencing the Obligations.

Section 7.4. Maintenance of Properties. Each Borrower will maintain, and will cause Guarantor to maintain, its assets and properties in good condition and repair.

Section 7.5. Taxes and Claims. Each Borrower will pay or discharge, and will cause Guarantor to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits orany of its property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that none of Borrowers or Guarantor shall be required to pay or discharge any claim, tax, levy, assessment or governmental charge (a "Tax and Claim Charge"), which is being contested in good faith by appropriate proceedings diligently pursued, if (i) no Lien has been filed of record with respect to such Tax and Claim Charge, (ii) no Collateral or any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of the contest for such Tax and Claim Charge, and (iii) each Borrower or Guarantor has set aside on its books adequate reserves against such Tax and Claim Charge.

Section 7.6. Insurance. Each Borrower will maintain with financially sound and reputable insurance companies workmen's compensation insurance, liability insurance and insurance on its property, assets and business, all at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses and as are acceptable to Lender. Each casualty insurance policy and each insurance policy covering Collateral shall by endorsement name Lender as lender loss payee and each policy of liability insurance shall by endorsement name Lender as an additional insured. All policies shall provide that they will not be cancelled without thirty (30) days prior written notice to Lender.

Section 7.7. Inspection: Field Audits. At any reasonable time and from time to time, each Borrower will permit representatives of Lender:

(a) To examine and make copies of the books and records of, and visit and inspect the properties or assets of such Borrower and to discuss the business,

operations and financial condition of any such Persons with their respective officers and employees and with their independent certified public accountants; and

(b) To conduct Field Audits; provided, however, that the costs of all Field Audits shall be paid by Lender unless an Event of Default exists in which case the costs shall be paid by such Borrower.

Section 7.8. Keeping Books and Records. Each Borrower will maintain proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

Section 7.9. Compliance with Laws. Each Borrower will comply in all material respects with all applicable laws, rules, regulations and orders of any court, Governmental Authority or arbitrator.

Section 7.10. Compliance with Agreements. Each Borrower will comply in all material respects with all agreements, contracts and instruments binding on it or affecting its properties or business.

Section 7.11. Further Assurances. Each Borrower will execute and deliver, and will cause Guarantor to execute and deliver, such further instruments as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of Lender in the Collateral.

Section 7.12. ERISA. Each Borrower will comply, and will cause Guarantor to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

Section 7.13. Continuity of Operations. Each Borrower will continue to conduct, and will cause Guarantor to continue to conduct, its primary businesses as conducted as of the Closing Date and to continue its operations in such businesses.

ARTICLE VIII.

Negative Covenants

Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Guidance Amount hereunder, such Borrower will perform and observe the covenants set forth below, unless Lender shall otherwise consent in writing.

Section 8.1. Mergers, Acquisitions, Dissolutions and Disposition of Assets. No Borrower will (a) become a party to a merger, consolidation, partnership or joint venture or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares

or other evidence of beneficial ownership of any Person, (b) dissolve or liquidate, (c) amend its Organizational Documents, (d) sell, lease, assign, transfer or otherwise dispose of substantially all of its assets, except dispositions of inventory in the ordinary course of business, (e) create any subsidiary or (f) enter into any agreement to do any of the foregoing.

Section 8.2. Restricted Payments. No Borrower will (a) declare or pay any Distribution if (i) an Event of Default or Unmatured Event of Default exists at the time of declaring or paying such Distribution, or (ii) an Event of Default or Unmatured Event of Default would arise as a result of declaring or paying such Distribution or (b) pay Guarantor more than **(i)** a three- fourths of one percent (0.75%) guaranty fee on any Advance or (ii) a one-fourth of one percent (0.25%) guaranty fee on each January **1** on the sum of (y) the outstanding principal amount of the Loans outstanding on such January **1** plus (z) accrued and unpaid interest and other Loan related fees and charges outstanding on such January 1.

Section 8.3. Investments. No Borrower will make any capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of any Person, except (a) readily marketable direct obligations of the United States of America, (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition of Lender or any commercial bank operating in the United States having capital and surplus in excess of $100,000,000.00, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc., and (d) investments made through Lender or its Affiliates and approved by Lender.

Section 8.4. Compliance with Environmental Laws. No Borrower will, and no Borrower will permit Guarantor to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation or disposal of any Hazardous Substance, except in the ordinary course of business and in compliance with all Environmental Laws, (b) generate any Hazardous Substance, (c) conduct any activity which is likely to cause a release or threatened release of any Hazardous Substance, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law.

Section 8.5. Accounting. No Borrower will make any change in accounting treatment or reporting practices, except as required by GAAP.

Section 8.6. Change of Business. No Borrower will enter into, or permit Guarantor to enter into, any type of business which is materially different from the business **in** which such Borrower or Guarantor is engaged or contemplated to be engaged as of the Closing Date.

Section 8.7. Transactions With Affiliates. No Borrower will enter into, or permit to exist, any transaction, arrangement or contract (including any lease or other rental agreement)

with any of its Affiliates which is on terms which are less favorable than are obtainable from any Person who is not an Affiliate of such Borrower.

Section 8.8. Compliance with Government Regulations. No Borrower will, and will not permit Guarantor to, (a) be or become subject at any time to any law, regulation or list of any governmental agency (including, without limitation, the U.S. Office of Foreign Asset Control List) that prohibits or Limits Lender from making any advance or extension of credit to such Borrower or from otherwise conducting business with such Borrower, or (b) fail to provide documentary and other evidence of such Borrower's identity as may be requested by Lender at any time to enable Lender to verify such Borrower's identity or to comply with any applicable law or regulation, including, without limitation Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

Section 8.9. Rate Management Transactions. No Borrower will enter into any Rate Management Transactions, except for Rate Management Transactions with Lender or approved by Lender in writing which are entered into solely for hedging purposes.

Section 8.10. Debt Service Coverage Ratio. No Borrower will permit its Debt Service Coverage Ratio to be less than 1.10 to 1.00. The Debt Service Coverage Ratio shall be tested at the end of each fiscal quarter of each Borrower.

ARTICLE IX.

Default

Section 9.1. Events of Default. Each of the following shall be deemed an "Event of Default":

(a) Any Borrower shall fail to pay the Obligations or any part thereof when due.

(b) Any representation or warranty made or deemed made by any Borrower or Guarantor (or any of their respective officers) in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

(c) Any Borrower or Guarantor shall fail to perform, observe or comply with (i) any covenant, agreement or term contained in Sections 7.1, 7.6 or 7.13 of this Agreement or Article VIII of this Agreement, or (ii) any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than addressed by clause (i) of this subsection 9.1(c) or by another subsection of this Section 9.1) and such failure shall either be incurable or, if curable, shall remain uncured for a period of thirty (30) days after the earlier to occur of (y) the date Lender gives such Borrower

written notice thereof or (z) the date upon which such Borrower had actual knowledge of such failure.

(d) Any Borrower or Guarantor commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

(e) An involuntary proceeding shall be commenced against any Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shallremain undismissed and unstayed for a period of sixty (60) days.

(f) Any Borrower or Guarantor shall fail to discharge, within a period of thirty (30) days after the commencement thereof, any attachment, sequestration or similar proceeding or proceedings involving an aggregate amount in excess of $75,000.00 in the case of any Borrower, or $750,000.00 in the case of Guarantor, against any of its assets or properties.

(g) Any Borrower or Guarantor shall fail to satisfy and discharge, within a period of thirty (30) days after the rendering thereof, any judgment or judgments against it for the payment of money in an aggregate amount in excess of $75,000.00 in the case of any Borrower, or $750,000.00 in the case of Guarantor.

(h) Any Borrower or Guarantor shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) in excess of $75,000.00 in the case of any Borrower or $750,000.00 in the case of Guarantor, in each case, individually or in the aggregate, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

(i) An Event of Default, event of default, Default or default (however therein defined) shall occur in any document evidencing Debt of any Borrower or Guarantor to Lender or its Affiliates.

(j) An event of default, Event of Default, default or Default (however thereindescribed) shall occur in any document evidencing any Subordinated Debt.

(k) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Borrower, any Obligated Party or any of their respective owners, or any Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and Lien upon any of the Collateral purported to be covered thereby.

(l) A Material Adverse Effect shall have occurred.

Section 9.2. Remedies Upon Default. If any Event of Default shall occur, Lender may do any one or more of the following: (a) declare the outstanding principal of and accrued and unpaid interest on the Notes and the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrowers, (b) terminate the Guidance Amount without notice to Borrowers, (c) foreclose or otherwise enforce any Lien granted to Lender to secure payment and performance of the Obligations and (d) exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction by any of the Loan Documents, by equity or otherwise; provided, however, that upon the occurrence of an Event of Default under Section 9.1(d) or Section 9.1(e), the Guidance Amount shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and the other Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrowers.

Section 9.3. Performance by Lender. If any Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant, duty or agreement on behalf of Borrowers. In such event, Borrowers shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender, together with interest

thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the

performance of any obligation of any Borrower under this Agreement or any other Loan Document.

ARTICLE X.

Miscellaneous

Section 10.1. Expenses of Lender. Borrowers hereby jointly and severally agree to pay Lender on demand (a) all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions and supplements thereof and thereto, including, without limitation, the fees and expenses of Lender's legal counsel, (b) all reasonable costs and expenses incurred by Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of Lender's legal counsel and (c) all other reasonable costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees and other charges levied by any Governmental Authority or otherwise payable in respect of this Agreement or any other Loan Document or in obtaining any insurance policy, audit or appraisal in respect of the Collateral.

SECTION 10.2. INDEMNIFICATION. EACH BORROWER HEREBY JOINTLY AND SEVERALLY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) (COLLECTIVELY, "CLAIMS") TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A)THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS SUBSTANCE LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY BORROWER, OR (E) ANY ACT OR OMISSION OF LENDER BASED UPON ANY FAX OR ELECTRONIC TRANSMISSION, INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, ANY CLAIM WHICH ARISES AS A RESULT OF THE NEGLIGENCE OF LENDER; PROVIDED, HOWEVER, THAT BORROWERS' INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 10.2 SHALL NOT APPLY TO THE EXTENT THAT THE CLAIMS ARISE AS A RESULT OF THE CROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.

Section 10.3. Limitation of Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney or agent of Lender shall have any liability with respect to, and Borrowers hereby waive, release and agree not to sue any of them upon, any claim for any special, indirect, incidental, exemplary, punitive or consequential damages suffered or incurred by any Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 10.4. No Waiver: Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 10.5. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and each Borrower and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or Obligations under this Agreement without prior written consent of Lender.

Section 10.6. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of any Borrower hereunder, the obligations of Borrowers under Sections 10.1 and 10.2 shall survive repayment of the Notes and termination of the Guidance Amount.

Section 10.7. Amendment. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 10.8. Maximum Interest Rate. No provision of this Agreement or of any other Loan Documents shall require the payment or the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any other Loan Documents or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrowers nor the sureties, guarantors, successors or assigns of any Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction

of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes have been paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrowers and Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

Section 10.9. Notices. (a) All notices and other communications provided for in this Agreement and the other Loan Documents shall be in writing and may (subject to paragraph (b) below) be telecopied (faxed), mailed by certified mail return receipt requested, or delivered by hand or overnight courier service to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this Section.

If to any Borrower:	*do* NetREIT Dubose Model Homes REIT, LP6605 Cypresswood Drive, Suite 185 Spring, Texas 77379 Attention: Larry G. Dubose Telephone No.: 281.580.7045 Fax No.: 281.580.7073
If to Guarantor:	NetREIT, Inc. 1282 Pacific Oaks Place Escondido, CA 92029 Attention: General Counsel Telephone No.: 760.471.8536 Fax No.: 760.471.0399
If to Lender:	lberia bank 11 Greenway Plaza, 29th FloorHouston, Texas 77046 Attention: Michael Kaufman Fax No.: 713.965.0276

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy (fax), subject to confirmation of receipt, when personally delivered if by hand or overnight courier service or, in the case of a mailed

notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, that notices to Lender pursuant to Article II shall not be effective until received by Lender.

(b) Lender or Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless Lender otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment), provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 10.10. Applicable Law: Venue: Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas and it shall be performable for all purposes in Harris County, Texas. Any action or proceeding against any Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Harris County, Texas, and each Borrower hereby irrevocably submits to the nonexclusive jurisdiction of such courts and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Each Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its office specified in this Agreement. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against any Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by any Borrower against Lender shall be brought only in a court located in Harris County, Texas.

Section 10.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

Section 10.12. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

Section 10.13. Headings, The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 10.14. Consent to Participations. Lender shall have the right at any time and from time to time to sell or transfer one or more participation interests in the Notes and the indebtedness evidenced thereby to one or more purchasers ("Participants"), whether related or unrelated to Lender. Lender may provide to any one or more Participants or potential Participants any information, financial statements, data or knowledge Lender may have about Borrowers or about any other matter relating to the Obligations, and each Borrower waives any rights to privacy it may have with respect to such matters. Each Borrower further waives any and all notices of sale of participation interests and notices of repurchases of participation interests. Each Borrower agrees that the owners of any participation interests will be considered as the absolute owners of their interests in the Obligations and will have all the rights granted under the participation agreements or other agreements governing the sale of their participation interests, but such Participants shall not have any direct rights under this Agreement or the Loan Documents. Each Borrower waives all rights of offset or counterclaim that it may now or later have against Lender or against any Participant.

Section 10.15. Sale of Obligations and Information Sharing. Each Borrower agrees that Lender may sell, transfer or assign the Obligations, the Notes, this Agreement and/or the Loan Documents to one or more Persons ("Purchasers"). Each Borrower agrees that Lender may provide any information or knowledge, including, but not limited to financial statements of Borrowers or Guarantor, which Lender may have about Borrowers or any Guarantor or about any matter relating to this Agreement or the Loan Documents, including, but not limited to any information regarding the Collateral, to any of its Affiliates or their successors, or to any one or more Purchasers or potential Purchasers. Each Borrower irrevocably waives any and all rights it may have under any law, rule or regulation which may prohibit such disclosure, including, but not limited to, any rights of privacy.

Section 10.16. USA Patriot Act. Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow Lender to identify Borrowers in accordance with the Act.

SECTION 10.17. BINDING ARBITRATION. (A) AS DETAILED IN THE FOLLOWING PARAGRAPHS, UNDER THIS PROVISION, EACH BORROWER AND LENDER EXPRESSLY WAIVE RIGHTS TO PURSUE OR RESOLVE DISPUTES BETWEEN THEM IN COURT OR IN A CLASS ACTION (REGARDLESS OF WHETHER THAT CLASS ACTION IS BROUGHT IN COURT OR IN ARBITRATION).

(B) DISPUTES, CLAIMS, OR CONTROVERSIES (HEREINAFTER "DISPUTES") BETWEEN OR AMONG BORROWERS AND LENDER ARISING OUT OF OR RELATED TO THIS AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT TO WHICH ANY BORROWER IS A PARTY SHALL BE RESOLVED BY BINDING ARBITRATION. DISPUTES

SHALL INCLUDE ALL CLAIMS, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS, INTERPLEADERS, OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND/OR ANY ACTION TAKEN (OR ANY OMISSION TO TAKE ANY ACTION) IN CONNECTION WITH THE FOREGOING. DISPUTES SHALL BE SUBJECT TO BINDING ARBITRATION REGARDLESS OF THE NATURE OF THE CAUSES OF ACTION ASSERTED OR THE RELIEF OR REMEDY SOUGHT. DISPUTES HEREUNDER INCLUDE NOT ONLY DISPUTES THAT ANY BORROWER AND LENDER MAY HAVE AGAINST EACH OTHER, BUT ALSO DISPUTES THAT ANY BORROWER AND LENDER MAY HAVE AGAINST EACH OTHER'S AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES.

(C) EACH BORROWER AND LENDER AGREE THAT ARBITRATION REPLACES THE RIGHT TO GO TO COURT, AND THUS THE PARTIES WAIVE ANY RIGHT TO HAVE DISPUTES TRIED BEFORE A JUDGE OR A JURY.

(D) EACH BORROWER AND LENDER ALSO AGREE THAT NEITHER PARTY WILL BE ABLE TO PURSUE DISPUTES AS A CLASS ACTION OR OTHER REPRESENTATIVE ACTION (SUCH AS AN ACTION IN THE FORM OF A PRIVATE ATTORNEY GENERAL) IN COURT OR IN ARBITRATION, AND THE PARTIES WAIVE THE RIGHT TO DO SO. IFTHE PRECEDING SENTENCE IS HELD TO BE INVALID BY A COURT OF LAW, THEN ANY CLASS OR REPRESENTATIVE ACTION WILL NOT BE RESOLVED THROUGH ARBITRATION AND WILL BE RESOLVED IN COURT.

(e) Because this arbitration provision is made pursuant to transactions involving interstate commerce, the parties acknowledge and agree that it shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, et seq., as the same may be amended from time to time.

(f) The party pursuing Disputes in arbitration must pursue the Disputes before the American Arbitration Association ("AAA") under the AAA Commercial Finance rules (the "Commercial Finance Rules"). The Commercial Finance Rules and related forms may be obtained from and Disputes may be filed at American Arbitration Association, 335 Madison Avenue, Floor 10, New York, NY 10017-4605, 800-778-7879, www.adr.org. Any arbitration hearing shall be held at a place chosen by the arbitrator(s) or AAA within the federal district in which any Borrower's principal place of business is located, or at some other place to which Lender and any Borrower agree in writing. Judgment upon any arbitration award may be entered in any court having jurisdiction.

(g) In arbitration, resolution of Disputes shall be based solely upon the law of the State of Texas and, where applicable, the United States of America. The arbitrator or arbitrators may not add to, modify, invalidate, or ignore any provision of this agreement or the controlling law. Defenses based on statutes of limitation, estoppel, waiver, !aches and similar

doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding. In the event of any conflict between the

Commercial Finance Rules and this arbitration provision, the terms of this arbitration provision control.

(h) This arbitration provision shall survive termination of this Agreement. If any portion of this provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

SECTION 10.18. <u>WAIVER OF JURY TRIAL.</u>IN THE EVENT THAT THEFOREGOING BINDING ARBITRATION PROVISION IS DEEMED UNENFORCEABLE, AND THUS LENDER AND EACH BORROWER ARE REQUIRED TO LITIGATE IN COURT, LENDER AND EACH BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANYACTION OR PROCEEDING BETWEEN THE PARTIES, WHETHER ARISING OUT OF ORRELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT BY EITHER PARTY AGAINST THE OTHER.

Section 10.19. <u>ENTIRE AGREEMENT.</u> THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[[REMAINDER OF PACE INTENTIONALLY OMITTED]]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as ofthe day and year first above written.

BORROWERS:

NETREIT DUBOSE MODEL HOME REIT, LP

By: NetREIT Dubose Model Home REIT, Inc.,its general partner

By:________________________

Jack K Heilbron
President
NETREIT MODEL HOMES, LC

By:________________________

Larry G Dubose
Chief Executive Officer

DUBOSE MODEL HOME INVESTORS #202 LP

By: Dubose Advisors, LLCits general partner

By:________________________

Larry G. Dubose
President

DUBOSE MODEL HOME INVESTORS #203 LP

By: Dubose Advisors, LLCits general partner

By:________________________

Larry G Dubose
President

LENDER:

IBERIABANK

By:_________________________
Michael Kaufman
Vice President

SIGNATURE PAGE TO LOAN AGREEMENT

LIST OF EXHIBITS

Exhibits	Documents
A	Form of Note
B	Form of Advance Request
C	Form of Assignment of Leases
D	Guaranty Agreement
E	Deed of Trust

Exhibit A

form of Note

PROMISSORY NOTE

$______________ Houston, Texas ____________

FOR VALUE RECEIVED, the undersigned, _________________, a ______________________ ("Maker"), hereby promises to pay to the order of IBERIABANK, a Louisiana state-chartered bank ("Payee"), at its offices at 11 Greenway Plaza, 29th Floor, Houston, Texas 77046, or such other address as may be designated by Payee, in lawful money of the United

States of America, the principal sum of ___________________________ AND /100 DOLLARS ($______________) together with interest thereon at the rate set forth below.

The outstanding principal balance hereof shall bear interest prior to maturity at a rate equal

to ______________________ (______ %) per annum. If an Event of Default (hereinafter

defined) has occurred and is existing, the principal hereof and any past due interest hereon shall bear interest at the Default Rate (hereinafter defined).

Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

Principal of and interest on this Note shall be due and payable in thirty-six (36) installments as follows:

(a) Thirty-five (35) monthly installments in the amount of ____________________ and ______/100 Dollars ($_________) each, shall be due and payable on the fifteenth (15th day of each month, commencing _________________, until and including ____________________________, and such installments shall be applied first to accrued interest on this Note and then to principal of this Note; and

(b) A final installment in the amount of all outstanding principal, plus accruedand unpaid interest, shall be due and payable on___________

This Note is secured as provided in the [Deed of Trust/Mortgage] (hereinafter defined), the Assignment of Leases (hereinafter defined) and as otherwise provided in the Loan Agreement (hereinafter defined).

Maker may prepay the principal of and accrued interest on this Note at any time without premium or penalty, provided that all such prepayments of principal shall be applied to the principal payments due hereon in inverse order of their maturities.

As used in this Note, the following terms shall have the respective meanings indicated below:

["Assignment of Leases" means the Assignment of Lessor's Interest in Leases and Security Agreement dated as of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented or modified from time to **time.][Please delete definition for Texas]**

["Deed of Trust" means the deed of trust dated of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented, or modified from to **time.][State specific]**

"Default Rate" means the lesser of (a) ten percent (10%), or (b) the Maximum Rate.

"Event of Default" shall have the meaning given to such term in the Loan Agreement.

"Loan Agreement" means the Loan Agreement dated February 26, 2016 and as the same may be further amended, supplemented, or modified from to time.

"Loan Documents" means this Note and all security agreements, deeds of trust, mortgages, pledge agreements, assignments, letters of credit, guaranties, certificates and other instruments, documents, and agreements, if any, executed and delivered pursuant to or in connection with this Note, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

"Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the "Code") (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the "weekly ceiling," from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

[["Mortgage" means the Mortgage dated of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented, or modified from to time.]] **[State specific]**

"Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

The proceeds of this Note shall be used for the purchase of the model home with the street address of [__________________]. Maker may not use the proceeds of this Note for any otherpurpose without first obtaining the consent of Payee.

Maker agrees with Payee that Maker will comply with all of the covenants contained in the Loan Agreement pertaining to Maker. Maker agrees to deliver to Payee the financial statements, tax returns and other financial information required under the terms of the Loan Agreement on or before the time such financial statements, tax returns, or other information become due.

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Each of the representations and warranties made by Maker in the Loan Agreement with respect to Maker is true and correct and Payee may rely on such representations and warranties asif they had been made by Maker,

Maker represents and warrants to Payee that (a) Maker is a limited partnership duly organized and validly existing under the laws of the state of Delaware, (b) the execution, delivery and performance of this Note and the other Loan Documents are within Maker's and Maker's general partner's powers, have been duly authorized by all requisite action, and do not and will not contravene Maker's partnership agreement, Maker's general partner's regulations, or any other organizational document, any law or any agreement or undertaking to which either Maker or Maker's general partner is a party or by which it is bound, (c) this Agreement is a legal, binding obligation of Maker, enforceable against Maker in accordance with its terms, (d) there are no claims pending, or to Maker's knowledge threatened, which, if adversely determined, would have a material adverse effect on the financial condition, operations or properties of Maker, and (e) no authorization or consent of, and no filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by Maker of this Noteand the other Loan Documents.

All notices and other communications provided for in this Note and the other Loan Documents shall be in writing and may be telexed, telecopied (faxed), mailed by certified mail return receipt requested, or delivered to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this paragraph.

If to Maker:

____
6605 Cypresswood Drive, Suite 185
Spring, Texas 77379
Attention: Larry G.
Dubose

If to Payee:

IBERIABANK
11 Greenway Plaza, 29th Floor
Houston, Texas 77046
Attention: Michael
Kaufman

Except as otherwise provided in this Note or any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy (fax), subject to confirmation of receipt, when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If

any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the

principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Upon the occurrence of any Event of Default, the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose the liens created by the **[Deed of Trust/Mortgage]** or any other Loan Document, (c) offset against this Note any sum or sums owed by the holder hereof to Maker and (d) take any and all other actions available to Payee under this Note, at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys' fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Borrower agrees not to send Lender payments marked "paid in full", "without

recourse", or with similar language. If Borrower sends a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amounts owed or that may become owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or

j,\IBERIABANK\NETREIT DUBOSE MODEL HOME REIT, LP\NOTE FORM V2.DOC

limitations or as full satisfaction of a disputed amount, must be mailed or delivered to: IBERIABANK, 11 Greenway Plaza, 29th Floor, Houston, Texas 77046.

THIS NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN MAKER AND PAYEE WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

____

By: ______________________
its general partner

By: ______________________
Name: ....
Title: ....

J,\IBERIABANK\NETREIT DUBOSE MODEL HOME REIT, LPINOTE FORM V2.DOC

Exhibit B

Form of Advance Request

ADVANCE REQUEST FORM

TO: IBERIABANK
11 Greenway Plaza, 29th Floor
Houston, Texas 77046
Attention: Michael Kaufman

Ladies and Gentlemen:

The undersigned is an authorized representative of NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ("NetREIT Dubose"), NETREIT MODEL HOMES, LLC, a Delaware limited liability company ("NMH"), DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ("Dubose #202"), and DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ("Dubose #203", and together with NetREIT Dubose, NMH and Dubose #202, collectively, "Borrowers"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of February 26, 2016, between Borrowers and IBERIABANK, a Louisiana state-chartered bank (the "Lender") (such Loan Agreement, as the same may be further amended, modified, supplemented or restated from time to time, is referred to as the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

☐ NetREIT Dubose
☐ NMH
☐ Dubose #202
☐ Dubose #203
(Check Applicable Box)

Hereby request an Advance (the "Requested Advance") in the amount of $________________ in accordance with the Loan Agreement.

In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that the following statements are true and correct:

(a) The representations and warranties contained in Article VI of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

(b) No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the Requested Advance. The Borrower requesting the Requested Advance acknowledges that if an Event of Default or Unmatured Event of Default exists Lender is not obligated to fund the Requested Advance.

(c) No Material Adverse Effect has occurred and no event has occurred or

condition exists which could reasonably be expected to result in a Material Adverse Effect.

(d) The amount of the Requested Advance, when added to the principal amount of all Advances outstanding, will not exceed the Guidance Amount.

(e) The amount of the Requested Advance does not exceed the Borrowing Limit.

Advance Request Information
(Complete for each Model Home)

□ Guidance Amount $5,000,000.00

□ Amount of outstanding Advances .... $____________

□ Available amount (line (1) minus line (2)).................. $____________

□ Amount of Requested Advance .... $____________

□ Amount of monthly lease income for the Model Home to be acquired with the proceeds of such Advance .... $____________

□ Amount of monthly principal and interest payment for such Advance .... $____________

□ Lease Payment Coverage Ratio for such Advance (line (5) divided by line (6)) (Required - not less than 1.25 to1.0) to1.0

□ Appraised Value of Model Home to be acquired with the proceeds of such Advance
(Required - Advance not more than 70% of such amount) . $____________

□ Purchase Price of Model Home to be acquired with the proceeds of such Advance (Required - Advance not more than 70% of such amount) .... $____________

Dated as of: ....

[[COMPLETE ONE SIGNATUREBLOCK ONLY]]

THE BORROWER REQUESTING THE REQUESTED ADVANCE:

NETREIT DUBOSE MODEL HOME REIT, LP

By: NetREIT Dubose Model Home REIT, Inc.,its general partner

By:.____________________________

Jack K. Heilbron
President

NETREIT MODEL HOMES,

LLC

By:__________________________________

Larry G. Dubose
Chief Executive Officer

DUBOSE MODEL HOME INVESTORS #202 LP

By: Dubose Advisors, LLCits general partner

By:____________________________

Larry G. Dubose
President

DUBOSE MODEL HOME INVESTORS #203 LP

By: Dubose Advisors, LLCits general partner

By:.____________________________

Larry G. Dubose

President

Exhibit C

Form of Assignment of Leases

NOTICE OF CONFIDENTIALLTY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

After Recording
Return To: Michael Kaufman
IBERIABANK
11 Greenway Plaza, 291 Floor
Houston, Texas 77046

ASSIGNMENT OF LESSOR'S INTEREST IN LEASES
AND SECURITY AGREEMENT

THIS ASSIGNMENT OF LESSOR'S INTEREST IN LEASES AND SECURITY AGREEMENT dated as of [[______________)] (this "Agreement"), is by and between —— ———• a ____________________(the "Debtor"), and IBERIABANK, a Louisiana state-chartered bank ("Secured Party").

RECITALS:

A. Debtor is borrowing in the form of a Commitment up to $5,000,000.00 from Secured Party in the form of a guidance line of credit, as evidenced by, among other promissory notes, that certain promissory note in the original principal amount of [[$ ____________]],dated [[____ ____________]], executed by Debtor and payable to Secured Party (such promissory notes, as the same may be renewed, extended, modified or rearranged from time to time is referred to as the "Note") pursuant to that certain Loan Agreement dated as of February 26, 2016, and as the same may be amended, modified, supplemented or restated from time to time, is referred to as the "Loan Agreement").

B. Debtor and Lessee (hereinafter defined) have entered into that certain Lease Agreement (hereinafter defined).

C. Secured Party has conditioned its obligations under the Loan Agreement upon, among other things, the execution and delivery of this Agreement by Debtor.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto

agree as follows:

ARTICLE I.

Assignment; Lien and Security Interest

Section 1.1. Security Interest. To secure prompt and full payment and performance of the Obligations (hereinafter defined) Debtor hereby assigns, transfers, pledges and sets over to Secured Party, and grants to Secured Party a lien on and a security interest in and to the following properties, rights and interests (herein collectively called the "Collateral"):

(a) all of Debtor's right, titles and interests in and to any and all leases covering all or portions of that certain parcel of land described in Exhibit "A" attached hereto (the "Property"), and the improvements thereon, (together with any and all future tenants or lessees under any lease, the "Lessee"), including, without limitation, that certain Model HomePurchase and Leaseback Agreement dated as of [[_____]],between Debtor and
[[ ]], a [[_________]] ("Lessee"), as the same may be amended, modified, renewed, extended or supplemented from time to time (the "Lease Agreement") (and such leases as described in this paragraph, together with all amendments and extensions thereof, being herein called the "Leases");

(b) all of Debtor's rights, titles and interests in and to all Rents (hereinafter defined) and all other proceeds, monies, payments, income, collections, rentals and benefits attributable or accruing to Debtor by virtue of the Leases (collectively, the "Lease Revenue");

(c) all rights, remedies and privileges of Debtor under the Leases, including the right to enforce the performance of any lessee's obligations under any Lease and including Debtor's rights in any liens securing any Lease;

(d) all right to receive insurance proceeds under the Leases;

(e) all general intangibles of Debtor arising from or relating to the Leases;

and(/) all products and proceeds thereof.

All terms used herein that are defined in the Uniform Commercial Code as adopted in the State of Texas shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas as in effect from time to time (the "UCC"). As used herein, each of the following terms have the following meanings:

"Fixtures" shall mean all materials, supplies, equipment, apparatus and other items now or hereafter attached to, installed in or used (temporarily or permanently) in

connection with any of the Improvements or the Land, and all renewals, replacements, and substitutions thereof and additions thereto, including, without limitation, any and all partitions, ducts, shafts, pipes, radiators, conduits, wiring, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, stokers, pumps, dynamos, transformers, generators, fans, blowers, vents, switchboards, elevators, mail conveyors, escalators, compressors, furnaces, cleaning, call and sprinkler systems, fire extinguishing apparatus, water tanks, swimming pools, heating, ventilating, plumbing, laundry, incinerating, air

conditioning and air cooling systems, water, gas and electric equipment, disposals, dishwashers, washers, dryers, refrigerators and ranges, cafeteria equipment, and recreational equipment and facilities of all kinds, all of which property and things are hereby declared to be permanent accessions to the Land.

"Improvements" shall mean any and all buildings, parking areas and other improvements, and any and all additions, alterations, or appurtenances thereto, now or at anytime hereafter placed or constructed upon the Land or any part thereof.

"Land" shall mean the real estate (or interest therein) described in Exhibit "A", attached hereto and incorporated herein by this reference, all Improvements and Fixtures, and all rights, titles and interests appurtenant thereto.

"Leases" shall mean all leases (including, oil, gas and other mineral leases), subleases, licenses, concessions, contracts or other agreements (written or oral, now or hereafter in effect) which grant a possessory interest in and to, or the right to use, any portion of the Property, or which relate to the use or construction of the Improvements or the Fixtures, together with all security and other deposits made in connection therewith.

"Personalty" shall mean all of the right, title and interest of Debtor in and to all personal property (other than the Fixtures) of any kind as defined in Chapter 9 of the UCC, including, without limitation, all furniture, furnishings, equipment, machinery, goods, general intangibles, money, accounts, contract rights, and inventory, now or hereafter located upon within or about the Land and the Improvements, together with all accessories, replacements and substitutions therefor and the proceeds thereof.

"Property" shall mean the Land, Improvements, Fixtures and Personalty, together with all or any part of, and any interest in, the following: rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, and appurtenances in any way pertaining thereto, and rights, titles, and interests of Debtor in and to any streets, ways, alleys, strips of land adjoining the Land or any part thereof; additions, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and other security and collateral of any nature whatsoever, now or hereafter given for the payment, performance and discharge of the obligations.

"Rents" shall mean all consideration, whether money or otherwise, paid or payable for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Property, including, without limitation, the proceeds of all hydrocarbons or other minerals produced from the Property and all delay rentals and bonuses from any oil, gas or other mineral lease, and including all proceeds, monies, payments, income, collections, rentals and benefits attributable or

accruing to the Debtor, as a lessor, byvirtue of any Lease.

Section 1.2. Obligations. The Collateral shall secure the following obligations, indebtedness and liabilities (all such obligations, indebtedness and liabilities being hereinafter sometimes called the "Obligations"):

Note (b} the obligations and indebtedness of Debtor to Secured Party evidenced by the

; (c} the obligations and indebtedness of Debtor to Secured Party under the Loan

Agreement and the Loan Documents (as defined in the Loan

Agreement};(d} all future advances by Secured Party to

Debtor;

(e} the Obligations (as defined in the Loan Agreement}, including the Rate Management Transaction Obligations (as defined in the Loan Agreement};

(e} all costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, incurred by Secured Party to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement;

(e} all other obligations, indebtedness, and liabilities of Debtor to Secured Party, now existing or hereafter arising, regardless of whether such obligations, indebtedness, and liabilities are similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several; and

(f} all extensions, renewals, and modifications of any of the foregoing and all promissory notes given in extension, renewal, modification, substitution or replacement of any of the foregoing.

ARTICLE II.

Representations and Warranties

To induce Secured Party to enter into this Agreement and to fund the Note, Debtor representsand warrants to Secured Party as set forth below:

Section 2.1. Title. Debtor is the true and lawful owner of the Collateral. Debtor has the right to enter into this Agreement, to assign the Collateral to Secured Party and grant to Secured Party the lien and security interest in the Collateral as provided by this Agreement.

Section 2.2. No Liens. Except for the lien and security interest granted herein, Debtor owns, and with respect to Collateral acquired after the date hereof Debtor will own, the Collateral free and clear of any lien, security interest or other encumbrance. No other person or entity has or will have any right in or to the Collateral.

Section 2.3. Financing Statements. No financing statement, security agreement, or other lien or security instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Secured Party.

ARTICLE III.

Covenants

Debtor covenants and agrees with Secured Party that until the Obligations are paid and performed in full Debtor will perform the covenants set forth below.

Section 3.1. Disposition of Collateral. Debtor will not sell, assign, convey, pledge or hypothecate or otherwise dispose of any of the Collateral.

Section 3.2. Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against any lien, security interest or other encumbrance on the Collateral except the lien and security interest of Secured Party hereunder. Debtor shall defend Debtor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities.

Section 3.3. Performance of Leases. Debtor will perform and discharge all Debtor's obligations under the Leases in accordance with Debtor's customary business practices. To the extent Debtor determines to do so in the exercising its reasonable business judgment, (a) Debtor will enforce performance of each and every provision of the Leases, and (b) Debtor will appear in and prosecute or defend any action or proceeding arising under or connected with the Leases or the obligations of any party thereunder.

Section 3.4. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement.

Section 3.5. Notification. Debtor shall notify Secured Party promptly after learning of (a) any lien, security interest, encumbrance, or claim made or threatened against the Collateral and (b) any material change in the Collateral.

Section 3.6. Expenses. Debtor will pay to Secured Party all expenses (including reasonable expenses for legal services of every kind) of or incidental to the enforcement of any of the provisions of this Agreement or incidental to the enforcement of any of the Obligations, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of the Secured Party in respect thereof, by litigation or otherwise; and all such expenses shall be Obligations within the terms of this Agreement.

Section 3.7. Rents. If no Event of Default (hereinafter defined) exists, Debtor shall have the right to collect all Rents and other Lease Revenues. If an Event of Default exists, Debtor shall direct all lessees to send all Rents and other Lease Revenues directly to Secured Party. Any Rents

and other Lease Revenues received by Debtor after the occurrence of an Event of Default shall be held by Debtor in trust for the benefit of Secured Party and Debtor shall promptly deliver all such Rents and other Lease Revenues to Secured Party upon receipt.

ARTICLE IV.

Rights of Secured Party

Section 4.1. Modify Leases. The rights assigned hereunder include all rights and powers to modify the Leases or to terminate the term of the Leases or to accept a surrender thereof or to waive or release any Lessee from the performance or observance by such Lessee of any obligation or condition thereof, provided that Secured Party shall not exercise such rights unless an Event of Default has occurred and is continuing.

Section 4.2. Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, upon the occurrence and during the continuation of an Event of Default, to take any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following, without notice to or the consent of Debtor (but does not obligate Secured Party to do so):

a) to take in its name or in the name of Debtor such action as Secured Party may at any time determine to be necessary or advisable to cure any default under the Leases or toprotect the rights of Debtor or Secured Party thereunder;

b) to give appropriate receipts, releases and satisfactions for and on behalf of Debtor and to do any and all acts in the name of Debtor or in the name of Secured Party with the same force and effect as Debtor could do if this Agreement had not been made;

c) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral; and

d) to sell, transfer, pledge, make any agreement or settlement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured

Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve,

and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any security interest or Lien given to secure the Collateral.

Section 4.3. Performance by Secured Party. If Debtor fails to perform or comply with any of its agreements contained herein, Secured Party itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of Secured Party, together with interest thereon at the Default Rate (as defined in the Loan Agreement), shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

Section 4.4. Assignment by Secured Party. Secured Party may from time to time assign the Obligations and any portion thereof or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

Section 4.5. Secured Party Not Mortgagee in Possession. Secured Party, by acceptance of this Agreement shall not be deemed to be a mortgagee in possession prior to taking possession of the Property and shall not be obligated to perform or discharge any obligation of Debtor under the Leases, appear in or defend any action or proceeding relating to the Collateral, or to take any action hereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Leases or to assume any obligation or responsibility for any security or other deposits delivered to Debtor by any lessee and not delivered to Secured Party, nor shall Secured Party be liable in any way for any injury or damage to any Person (as defined in the Loan Agreement) or property sustained by any Person in or about the Property. Debtor hereby agrees to indemnify Secured Party and hold Secured Party harmless against and from any and all actual liability, loss or damage which Secured Party incurs under the Leases or under or by reason of this Agreement, and of and from any and all claims and demands whatsoever which may be asserted against Secured Party by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of the Leases, except for such liabilities, losses and damages which arise as a result of the gross negligence or willful misconduct of Secured Party. If Secured Party incurs any such liability, loss or damage under the Leases or under or by reason of this Agreement, or in defense against any such claims or demands, the amount thereof, including all costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Rate shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement.

ARTICLE V.

Default

Section 5.1. Events of Default. The term "Event of Default" shall mean an Event of Defaultas defined in the Loan Agreement.

Section 5.2. Rights and Remedies. Upon the occurrence and during the continuance ofan Event of Default, Secured Party shall have the following rights and remedies:

a) Secured Party may declare the Obligations or any part thereof immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor; provided, however, that upon the occurrence of an Event of Default under Section 9.1(d) or Section 9.1(e) of the Loan Agreement, the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor.

b) Either with or without taking possession of the Property, Secured Party may terminate Debtor's right to receive all Rents and other Lease Revenues, and Secured Party may, in its own name, sue for or otherwise collect and receive all Rents and other Lease Revenues, including those past due and unpaid Rents, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, towards any Obligations in such order as Secured Party may determine.

c) Without bringing any action or proceeding, and without notice to Debtor, Secured Party may (a) enter upon, take possession of and operate the Property, (b) make, enforce, modify, and accept the surrender of the Leases, (c) modify any Rents, and (d) make repairs and do any acts which Secured Party deems proper and necessary.

d) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, Secured Party shall have all of the rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Debtor, collect, receive, or take possession of the Collateral (including the Rents and other Lease Revenues) or any part thereof, (ii) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery. Debtor agrees that Secured Party shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations in full. Debtor waives all rights of marshalling in respect of the Collateral.

e) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

ARTICLE VI.

Miscellaneous

Section 6.1. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

Section 6.3. Amendment. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 6.4. Notices. All notices and other communications provided for in this Agreement shall be given as provided in the Loan Agreement.

Section 6.5. Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. The venue of, and provisions regarding service of process in connection with any action or proceeding hereunder shall be determined as provided in the Loan Agreement.

Section 6.6. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 6.7. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement until repayment of the Obligations, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

Section 6.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute oneand the same instrument.

Section 6.9. Waiver of Bond. In the event Secured Party seeks to take possession of

any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 6.10. Severability. Any prov1s1on of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.11. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, this instrument was executed on the date of the acknowledgment tobe effective as of the date set forth above.

DEBTOR:

____

By: ____________________, its general partner

By:_________________________
Name:._______________________
Title:_________________________

THE STATE OF TEXAS §
§
COUNTY OF HARRIS §

This instrument was acknowledged before me on the _____ day of ____, _____ by _________________________ of _____________, a _________, as a general partner of ______________, a _______, on behalf of said __________________.

____

Notary Public in and for
The State of T E X A S

List of Exhibits

Exhibit "A" - Property Description

EXHIBIT "A"

Land

Exhibit D

Guaranty Agreement

GUARANTY AGREEMENT

WHEREAS, the execution of this Guaranty Agreement is a condition to IBERIABANK, a Louisiana state-chartered bank ("Lender") making certain loans to NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ("NetREIT Dubose"), NETREIT MODEL HOMES, LLC, a Delaware limited liability company ("NMH"), DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ("Dubose#202"), and DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ("Dubose #203", and together with NetREIT Dubose, NMH and Dubose #202, collectively, "Borrowers" and each a "Borrower"), pursuant to that certain Loan Agreement dated of even date herewith, between Borrowers and Lender (such Loan Agreement as it may hereafter be amended or modified from time to time, is hereinafter referred to as the "Loan Agreement");

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, NETREIT, INC., a Maryland corporation (the "Guarantor"), hereby irrevocably and unconditionally guarantees to Lender the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined). This Guaranty Agreement shall be upon the following terms:

1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Loan Agreement. The term "Guaranteed Indebtedness" shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. As of the date of this Guaranty Agreement, the Obligations include, but are not limited to, the indebtedness evidenced by the Notes (as defined in the Loan Agreement).

2. This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrowers, or any of them, may have against Lender or any other party, or which Guarantor may have against Borrowers, or any of them, Lender, or any other party, shall be available to, or shall be asserted by, Guarantor against Lender or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

3. If Guarantor becomes liable for any indebtedness owing by Borrowers, or any of them, to Lender by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other

instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

4. In the event of default by any Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Lender without notice or demand in lawful currency of the United States of America and it shall not be necessary for Lender, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against any Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. Until the Guaranteed Indebtedness is paid in full and a period of ninety (90) days has passed following such payment, Guarantor waives any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Borrower or any other party liable for payment of any or all of the Guaranteed Indebtedness for any payment made by Guarantor under or in connection with this Guaranty Agreement or otherwise.

5. If acceleration of the time for payment of any amount payable by any Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by Lender.

6. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the Liability of Guarantor hereunder, or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of any Borrower, or the dissolution, insolvency, or bankruptcy of any Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to any Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any

action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or

agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by any Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Lender to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any material change in the corporate existence, structure, or ownership of any Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, any Borrower or Guarantor.

7. Guarantor represents and warrants to Lender set forth below:

(a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition, or operations.

(b) Guarantor has the corporate power, authority and legal right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

(c) The execution, delivery, and performance by Guarantor of this Guaranty Agreement have been duly authorized by all requisite action on the part of Guarantor and do not and will not violate or conflict with the Organizational Documents (as defined in the Loan Agreement) of Guarantor or any law, rule, or regulation or any order, writ, injunction or decree of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any of the revenues or assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which Guarantor or its properties is bound.

(d) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery or performance by Guarantor of this Guaranty Agreement or the validity or enforceability

thereof.

(e) The value of the consideration received and to be received by Guarantor as a result of Borrowers and Lender entering into the Loan Agreement and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and the Loan Agreement have benefitted and may reasonably be expected to benefit Guarantor directly or indirectly.

(f) Guarantor represents and warrants to Lender that Guarantor is not insolvent, Guarantor's liabilities do not exceed its assets, and Guarantor will not be rendered insolvent by the execution and performance of this Guaranty Agreement and the Loan Documents (as defined in the Loan Agreement).

8. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or Lender has any commitment under the Loan Agreement, Guarantor will observe the covenants set forth below:

(a) Guarantor will deliver to Lender the financial statements of Guarantor described in the Loan Agreement at the times required by the Loan Agreement.

(b) Guarantor will furnish promptly to Lender written notice of the occurrence of any default under this Guaranty Agreement or an Event of Default as defined in the Loan Agreement of which Guarantor has knowledge.

(c) Guarantor will furnish promptly to Lender such additional information concerning Guarantor as Lender may reasonably request.

(d) Guarantor will not dissolve or liquidate.

9. Upon the occurrence of an Event of Default Lender shall have the right to set off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Lender shall have made any demand under this Guaranty Agreement. In addition to Lender's right of setoff and as further security for this Guaranty Agreement and the Guaranteed Indebtedness, Guarantor hereby grants Lender a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of Guarantor now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Guarantor. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have. The provisions of this Section 9 are limited to accounts of Guarantor maintained with Lender.

10. Guarantor hereby agrees that the Subordinated Indebtedness shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness, and Guarantor hereby assigns the Subordinated Indebtedness to Lender as security for the Guaranteed Indebtedness. If any sums shall be paid to Guarantor by any Borrower or any other person or entity on account of the Subordinated Indebtedness, such sums shall be held in trust by Guarantor for the benefit of Lender and shall forthwith be paid to Lender without affecting the liability of Guarantor under this Guaranty Agreement. For purposes of this Guaranty Agreement, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrowers, or any of them, to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or whether the obligations of Borrowers, or any of them, thereon are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of the person or persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

11. No amendment or waiver of any prov1s1on of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, Borrowers and Guarantor. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

12. This Guaranty Agreement is for the benefit of Lender and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.

13. Guarantor recognizes that Lender is relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to Borrowers under the Loan Agreement and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to Lender in entering into the Loan Agreement. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

14. This Guaranty Agreement is executed and delivered as an incident to a lending transaction negotiated, consummated, and performable in Harris County, Texas, and shall be

governed by and construed in accordance with the laws of the State of Texas. Any action or proceeding against Guarantor under or in connection with this Guaranty Agreement may be

brought in any state or federal court in Harris County, Texas, and Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of such courts, and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court. Guarantor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified in the Loan Agreement. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Guarantor or with respect to any of Guarantor's property in courts in other jurisdictions. Any action or proceeding by Guarantor against Lender shall be brought only in a court located in Harris County, Texas.

15. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by Lender in connection with the preparation, administration, enforcement, or collection of this Guaranty Agreement.

16. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by any Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

17. The Loan Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Lender may exercise any and all rights granted to it under the Loan Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement. Any notices given hereunder shall be given in the manner provided by and to the addresses set forth in the Loan Agreement.

18. Guarantor hereby represents and warrants to Lender that Guarantor has adequate means to obtain from Borrowers on a continuing basis information concerning the financial condition and assets of Borrowers and that Guarantor is not relying upon Lender to provide (and Lender shall have no duty to provide) any such information to Guarantor either now or in the future.

19. Guarantor understands and agrees that (a) Lender's document retention policy involves the imaging of executed loan documents and the destruction of the paper originals, and (b) Guarantor waives any right that it may have to claim that the imaged copies of the Loan Documents are not originals.

20. This paragraph contains a jury waiver, arbitration clause and a class action waiver. This paragraph should be carefully read.

(a) !URY TRIAL WAIVER. AS PERMITTED BY APPLICABLE LAW, EACH OF GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) (EACH A "PARTY" AND

TOGETHER THE "PARTIES") WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY DISPUTE (HEREINAFTER DEFINED), AND DISPUTES SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY. IF A COURT DETERMINES THAT THIS PROVISION IS NOT ENFORCEABLE FOR ANY REASON, THEN AT ANY TIME PRIOR TO TRIAL OF THE DISPUTE, BUT NOT LATER THAN THIRTY (30) DAYS AFTER ENTRY OF THE ORDER DETERMINING THIS PROVISION IS UNENFORCEABLE, EITHER PARTY SHALL BE ENTITLED TO MOVE THE COURT FOR AN ORDER COMPELLING ARBITRATION AND STAYING OR DISMISSING SUCH LITIGATION PENDING ARBITRATION ("ARBITRATION ORDER").

(b) ARBITRATION. If a claim, dispute, or controversy arises between the parties hereto with respect to this Guaranty Agreement, related agreements, or any other agreement or business relationship between the parties hereto whether or not related to the subject matter of this Guaranty Agreement (all of the foregoing, a "Dispute"), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, either party may require that the Dispute be resolved by binding arbitration before a single arbitrator at the request of any party. By agreeing to arbitrate a Dispute, each party gives up any right such party may have to a jury trial, as well as other rights such party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum ("Administrator") as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations either party has to the other party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving either party's employees, agents, affiliates, or assigns. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, each party will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where lender or bank is headquartered.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate

dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall

enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000.00, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney's fees and costs) exceeds $4,000,000.00, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within thirty (30) days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et *seq.* This arbitration provision shall survive any termination, amendment, or expiration of this Guaranty Agreement. If the terms of this provision vary from the Administrator's rules, this arbitration provision shall control.

(c) CLASS ACTION WAIVER. EACH PARTY WAIVES THE RIGHT TO LITIGATE IN COURT OR ARBITRATE ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY

GENERAL.

(d) RELIANCE. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and
(ii) acknowledges that it and the other party have been induced to enter into this Guaranty Agreement by, among other things, the mutual waivers, agreements, and certifications in this paragraph.

21. (A) AS DETAILED IN THE FOLLOWING PARAGRAPHS, UNDER THIS PROVISION, BOTH GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) EXPRESSLY WAIVE RIGHTS TO PURSUE OR RESOLVE DISPUTES BETWEEN THEM IN COURT OR IN A CLASS ACTION (REGARDLESS OF WHETHER THAT CLASS ACTION IS BROUGHT IN COURT OR IN ARBITRATION).

(B) DISPUTES, CLAIMS, OR CONTROVERSIES (HEREINAFTER "DISPUTES") BETWEEN OR AMONG GUARANTOR AND LENDER ARISING OUT OF OR RELATED TO THIS GUARANTY AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT TO WHICH GUARANTOR IS A PARTY SHALL BE RESOLVED BY BINDING ARBITRATION. DISPUTES SHALL INCLUDE ALL CLAIMS, COUNTERCLAIMS,CROSS-CLAIMS, THIRD PARTY CLAIMS, INTERPLEADERS, OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, ANY OTHER LOAN DOCUMENT AND/OR ANY ACTION TAKEN (OR ANY OMISSION TO TAKE ANY ACTION) IN CONNECTION WITH THE FOREGOING. DISPUTES SHALL BE SUBJECT TO BINDING ARBITRATION REGARDLESS OF THE NATURE OF THE CAUSES OF ACTION ASSERTED OR THE RELIEF OR REMEDY SOUGHT. DISPUTES HEREUNDER INCLUDE NOT ONLY DISPUTES THAT GUARANTOR AND LENDER MAY HAVE AGAINST EACH OTHER, BUT ALSO DISPUTES THAT GUARANTOR AND LENDER MAY HAVE AGAINST EACH OTHER'S AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES.

(C) GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) AGREE THAT ARBITRATION REPLACES THE RIGHT TO GO TO COURT, AND THUS THE PARTIES WAIVE ANY RIGHT TO HAVE DISPUTES TRIED BEFORE A JUDGE OR A JURY.

(D) GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) ALSO AGREE THAT NEITHER PARTY WILL BE ABLE TO PURSUE DISPUTES AS A CLASS ACTION OR OTHER REPRESENTATIVE ACTION (SUCH AS AN ACTION IN THE FORM OF A PRIVATE ATTORNEY GENERAL) IN COURT OR IN ARBITRATION, AND THE PARTIES WAIVE THE RIGHT TO DO SO. IFTHE PRECEDING SENTENCE IS HELD TO BE INVALID BY A COURT OF LAW, THEN ANY CLASS OR REPRESENTATIVE ACTION WILL NOT BE RESOLVED THROUGH ARBITRATION AND WILL BE RESOLVED IN COURT.

(e) Because this arbitration provision is made pursuant to transactions involving interstate commerce, the parties acknowledge and agree that it shall be governed by the

Federal Arbitration Act, 9 U.S.C. §§ 1, et seq., as the same may be amended from time to time.

(f) The party pursuing Disputes in arbitration must pursue the Disputes before the American Arbitration Association ("AAA") under the AAA Commercial Finance rules (the "Commercial Finance Rules"). The Commercial Finance Rules and related forms may be obtained from and Disputes may be filed at American Arbitration Association, 335 Madison

Avenue, Floor 10, New York, NY 10017-4605, 800-778-7879, www.adr.org. Any arbitration hearing shall be held at a place chosen by the arbitrator(s) or AAA within the federal district in which Guarantor's principal place of business is located, or at some other place to which Lender and Guarantor agree in writing. Judgment upon any arbitration award may be entered in any court having jurisdiction.

(g) In arbitration, resolution of Disputes shall be based solely upon the law of the State of Texas and, where applicable, the United States of America. The arbitrator or arbitrators may not add to, modify, invalidate, or ignore any provision of this agreement or the controlling law. Defenses based on statutes of limitation, estoppel, waiver, !aches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding. In the event of any conflict between the Commercial Finance Rules and this arbitration provision, the terms of this arbitration provision control.

(h) This arbitration provision shall survive termination of this Guaranty Agreement. If any portion of this provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

22. IN THE EVENT THAT THE FOREGOING BINDING ARBITRATION PROVISION IS DEEMED UNENFORCEABLE, AND THUS LENDER AND GUARANTOR ARE REQUIRED TO LITIGATE IN COURT, LENDER (BY ITS ACCEPTANCE HEREOF) AND GUARANTOR HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES, WHETHER ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT BY EITHER PARTY AGAINST THE OTHER.

23. **THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER. THIS GUARANTY AGREEMENT MAY NOT BE AMENDED EXCEPT IN WRITING BY GUARANTOR AND LENDER.**

[[Remainder of Page *Intentionally Left Blank.]]*

DATED AND EXECUTED as of February 26, 2016.

GUARANTOR:

NETREIT, INC.

By:____________________________________

Jack K. Heilbron
President

Exhibit
E

Deed of Trust

NOTICE OF CONFIDENTIALLTY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

After Recording
Return To: Michael Kaufman
IBERIABANK
11 Greenway Plaza,
29th Floor Houston,
Texas 77046

DEED OF TRUST

THE STATE OF TEXAS §
§ KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF ---------------- §

THAT THE UNDERSIGNED,_______________,, a__________________("Grantor"), whose address is 6605 Cypresswood Drive, Suite 185, Spring, Texas 77379 for the purpose of securing the payment and performance of the indebtedness hereinafter described, and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid by Trustee (as defined herein), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and for the further consideration of the uses, purposes and trusts hereinafter set forth, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell and convey unto Kevin Rafferty, Trustee of Harris County, Texas ("Trustee"), and his substitutes, successors and assigns, all of the real property and improvements commonly known as __________________, ______ Texas ______, and located in ________ County, Texas, as more particularly described on the Exhibit "A" attached hereto and incorporated herein by reference for all purposes.

TO HAVE AND TO HOLD the above described property, together with the rights, privileges and appurtenances thereto belonging unto Trustee, and to his substitutes, successors and assigns forever. Grantor does hereby bind Grantor, and Grantor's legal representatives, heirs, successors and assigns to warrant and forever defend the above described property unto Trustee, his substitutes, successors and assigns forever, against the claim, or claims, of all persons claiming or to claim the same or any part thereof.

This conveyance, however, is made in Trust to secure the payment and performance of that certain Promissory Note of even date herewith, in the original principal sum of $___ executed by Grantor and payable to the order of IBERIABANK, a Louisiana state-chartered bank, in the City of Houston, Harris County, Texas ("Beneficiary"), as therein provided, and all renewals, extensions, rearrangements and modifications thereof (collectively, "note"); bearing interest as therein stipulated, providing for acceleration of maturity and attorney's fees.

Should Grantor pay the note as the same becomes due and payable, then this conveyance will become null and void and no further force and effect, and will be released at the expense of Grantor, by the holder thereof, including, without limitation, Beneficiary.

Grantor unconditionally warrants, covenants and agrees as follows:

That Grantor is lawfully seized of the above described property and has the right to convey the same; that the above described property is free and clear of all liens, security interests and encumbrances.

To protect the title and possession of the above described property and to promptly and timely pay when due all taxes and assessments now existing or hereafter levied or assessed upon said property, and to preserve and maintain the lien hereby created as a first, prior and senior lien on the above described property including any improvements hereafter made a part thereof.

To keep the improvements on the above described property in first class repair and condition,and not to permit or commit any waste thereof.

To keep the improvements on the above described property occupied so as not to impair the insurance carried thereon.

To insure and keep adequately insured all improvements now or hereafter created upon the above described property against loss or damage by fire and windstorm, and any other hazards, perils or casualties as may be reasonably required from time to time by Beneficiary during the term of the note, to the extent of at least the original amount of the note, or to the extent of the full insurable value of said improvements, whichever is the greater, in such form and with such insurance company or companies as may be approved by Beneficiary with Beneficiary designated therein as loss payee and/or mortgagee and to deliver to Beneficiary the policies of such insurance having attached to said policies such mortgage indemnity clause as Beneficiary will direct; to deliver renewals of such policies to Beneficiary at least thirty (30) days before any such insurance policies will expire; and any proceeds which Beneficiary may receive under any such policy or policies, may be applied by Beneficiary, in its sole and absolute discretion, to reduce the note, whether then matured or to mature in the future, and in such manner as Beneficiary may elect, or Beneficiary may permit Grantor to use said proceeds to repair or replace all improvements damaged or destroyed and covered by said policy.

That in the event Grantor will fail to keep the improvements on the above described property in first class repair and condition, or to pay promptly and timely when due all taxes and assessments, as aforesaid, or to preserve the first, prior and senior lien of this Deed of Trust on the above described property, or to keep the buildings and improvements adequately insured, as aforesaid, or to deliver the policy or policies of insurance or the renewal thereof to Beneficiary, as aforesaid, then Beneficiary may, in its sole and absolute discretion, but without being required to do so, make such repairs, pay such taxes and assessments, purchase any tax title thereon, remove any prior liens and prosecute or defend any suits in relation to the preservation of the lien of this Deed of Trust on the above described property or insure and keep insured the improvements thereon in an amount not to exceed that above stipulated; that any sums which may be so paid out by Beneficiary and all sums paid for insurance premiums, as aforesaid, including the costs, expenses and attorney's fees paid in any suit affecting the above described property when necessary to protect

the lien hereof will bear interest from the dates

of such payments at the rate stated in the note and will be paid by Grantor to Beneficiary upon demand, at the same place at which the note is payable, and will be deemed a part of the indebtedness hereby secured and recoverable as such in all respects.

That in the event of default in the payment and performance of any installment, principal or interest, of the note hereby secured in accordance with the terms thereof, or of a breach of any of the covenants herein contained to be performed by Grantor (each, an "Event of Default"), and any of such defaults shall remain uncured for a period of thirty (30) days after the giving by Beneficiary to Grantor of written notice of such default in the manner provided for the giving of notices in this Deed of Trust, then and in any of such events Beneficiary may elect, Grantor hereby expressly and unconditionally waiving presentment, notice of presentment, notice of default, notice of intention to accelerate, notice of acceleration, demand, demand for payment and all other notices and demands, to declare the entire principal of the note together with all accrued but unpaid interest thereon and all other sums hereby secured immediately due and payable, and in the event of default on the payment of the note when due or declared due, it will thereupon, or at any time thereafter, be the duty of Trustee or, his successor, substitute or assign as hereinafter provided, at the request of Beneficiary (which request is hereby conclusively presumed), to enforce this trust; and after advertising the time, place and terms of the sale of the above described property, then subject to the lien hereof, and mailing and filing notices, as required by Section 51.002, Texas Property Code, as then amended (successor to article 3810, Texas Revised Civil Statutes), and otherwise complying with that statute, Trustee, or his successor, substitute or assign will sell the above described property, then subject to the lien hereof, at public auction in accordance with such notices on the first Tuesday in any month between the hours of ten o'clock a.m. and four o'clock p.m., to the highest bidder for cash, selling all of the above described property as an entirety or in such parcels as Trustee, or his successor, substitute or assign will may elect, and make due conveyance to the purchaser or purchasers, with general warranty binding Grantor, and Grantor's legal representatives, heirs, successors and assigns; and out of the money arising from such sale, Trustee, or his successor, substitute or assign will pay first, all the expenses of advertising the sale and making the conveyance, including a reasonable commission to himself, which commission will be due and owing in addition to the attorney's fees provided for in the note, and then to Beneficiary the full amount of principal, accrued interest, attorney's fees and other charges due and unpaid on the note and all other indebtedness secured hereby, rendering the balance of the sales price, if any, to Grantor, and Grantor's legal representatives, heirs, successors and assigns; and the recitals in the conveyance to purchaser or purchasers will be full and conclusive evidence of the truth of the matters therein stated, and all prerequisites to said sale will be presumed to have been performed, and such sale and conveyance will be conclusive against Grantor, and Grantor's legal representatives, heirs, successors and assigns.

It is expressly stipulated and agreed that in the event a foreclosure hereunder should be commenced by Trustee, or his substitute, successor or assign, Beneficiary may at any time before the sale of the above described property direct Trustee, or his successor, substitute or assign to abandon the sale, and may then institute suit for the collection of the note, and for the foreclosure

of this deed of trust lien; it is further expressly stipulated and agreed that if Beneficiary should institute a suit for the collection thereof, and for a foreclosure of this deed of trust lien, that it may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, or his substitute, successor or assign to sell the above described property in accordance with the provisions of this Deed of Trust.

Beneficiary, if it is the highest bidder, will have the right to purchase at any sale of the above described property, and to have the amount for which the above described property is sold credited on the indebtedness evidenced by the note.

Beneficiary in any event is hereby authorized to appoint a substitute or successor trustee, for any reason whatsoever (for any cause or without any cause), to act in the place and stead of Trustee named herein without any formality other than the designation in writing of a substitute or successor trustee; and the authority hereby conferred will extend to the appointment of other substitute or successor trustees successively until the note has been paid in full, or until the above described property is sold hereunder, and each substitute or successor trustee will succeed to all of the rights and powers of the original trustee named herein.

In the event any sale is made of the above described property, or any portion thereof, under the terms of this Deed of Trust, Grantor, and Grantor's legal representatives, heirs, successors and assigns, will forthwith upon the making of such sale surrender and deliver possession of the above described property so sold to the purchaser or purchasers at such sale, and in the event of their failure to do so they will thereupon from and after the making such sale be and continue as either tenants at will or sufferance (at the election of the purchaser or purchasers) of such purchaser or purchasers, and in the event of their failure to surrender possession of the above described property upon demand, the purchaser or purchasers, his legal representatives, heirs, successors and assigns, will be entitled to institute and maintain an action for forcible detainer of the above described property in the Justice of the Peace Court in the Justice Precinct in which the above described property, or any part thereof, is situated.

It is expressly stipulated and agreed that the lien created by this Deed of Trust will take precedence over and be a first, prior and senior lien to any other lien of any character whether vendor's, materialmen's or mechanic's lien hereinafter created on the above described property, and in the event the proceeds of the note are used to pay off and satisfy any liens heretofore existing on the above described property, then Beneficiary is, and will be, fully subrogated to all of the rights, liens and remedies of the holder of the indebtedness so paid.

No lien or security interest created or evidenced by this Deed of Trust shall extend to, cover or affect "household goods" as defined in Regulation AA of the Board of Governors of the Federal Reserve System.

It is further expressly stipulated and agreed that if Grantor, and/or Grantor's legal representatives, heirs, successors and assigns, while the owner of the above described property, should file bankruptcy or authorize the filing of a voluntary petition in bankruptcy, or should involuntary bankruptcy proceedings be instituted or threatened against Grantor, or should the above described property be taken over by a receiver for Grantor, and/or Grantor's legal representatives, heirs, successors and assigns, the note will, in the sole and absolute discretion of Beneficiary, immediately become due and payable, and the acting Trustee may then proceed to

sell the same under the provisions of this Deed of Trust.

As further security for the payment of the note, Grantor hereby absolutely transfers, sets over and assigns unto Beneficiary all rents and income issuing or to hereafter issue from the above described property (collectively, "Rents") under the following provisions:

(a) Grantor reserves the right, unless and until an Event of Default occurs, to collect the Rents as a trustee for the benefit of Beneficiary, and Grantor shall apply the Rents so collected in the order and manner as Beneficiary may elect.

(b) Beneficiary, or Trustee on Beneficiary's behalf, may at any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the above described property or any part thereof, and in its own name, sue for or otherwise collect such Rents. Grantor hereby agrees with Beneficiary that the other parties under the leases may, upon notice from Trustee or Beneficiary after the occurrence of an Event of Default, thereafter pay directly to Beneficiary the Rents due and to become due under any leases and attorn to all other obligations thereunder directly to Beneficiary, or Trustee on Beneficiary's behalf, without any obligation on such parties' part to determine whether an Event of Default does in fact exist or has in fact occurred. All Rents collected by Beneficiary, or Trustee acting on Beneficiary's behalf, shall be applied as provided for in clause (a) above; provided, however, that if the costs, expenses and attorneys' fees shall exceed the amount of Rents collected, the excess shall be added to the obligations of Grantor under the Note, shall bear interest as provided in the note and shall be immediately due and payable. The entering upon and taking possession of the above described property, the collection of Rents, and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured. Failure or discontinuance of Beneficiary, or Trustee on Beneficiary's behalf, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Beneficiary, or Trustee on Beneficiary's behalf, of the right, power and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power or authority herein granted to Beneficiary, or Trustee on Beneficiary's behalf, shall be or be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under nor the subordination of the lien or charge of this Deed of Trust, to any such tenancy, lease, or option. It shall never be necessary for Beneficiary to institute legal proceedings of any kind whatsoever to enforce the provisions of this Section.

(c) Grantor will not (a) execute any grant, assignment or conveyance of any of its right, title or interest in the Rents, or (b) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any lease affecting the above described property or any part thereof, now or hereafter existing, having an unexpired term of one (1) year or more, except that any lease may be cancelled, provided that promptly after the cancellation or surrender thereof a new lease is entered into with a new lessee acceptable to Beneficiary in its sole judgment, on substantially the same terms as the terminated or cancelled lease, or (c) modify any lease affecting the above described property or any part thereof so as to shorten the unexpired term thereof or so as to decrease the amount of the Rents, or (d) accept prepayments of any Rents in excess of one month, except prepayments in the nature of security for the performance of the lessee under any lease, or (e) in any other manner impair the value of the above described property or the security of this Deed of Trust. Grantor will not execute any lease of all or any

substantial portion of the above described property except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed, each covenant, condition and agreement contained in each lease affecting the above described property now or hereafter existing on the part of lessor thereunder to be kept and performed. Grantor shall furnish to Beneficiary, within ten (1O) days after a request by

Beneficiary to do so, a written statement containing the names of all lessees of the above describedproperty, the terms of their respective leases, the spaces occupied and the rentals payable thereunder.

(d) Beneficiary's acceptance of this security interest shall not, before entry upon and taking possession of the above described property by Beneficiary, be deemed to constitute Beneficiary a "beneficiary in possession," nor obligate Beneficiary to appear in or defend any proceeding relating to any of the leases or the above described property, take any action hereunder, expend any money, incur any expenses or perform any obligation or liability under the leases, or assume any obligation under the leases including the obligation to return any deposit delivered to Grantor by any tenant. Beneficiary shall not be liable for any injury or damage to person or property in or about the above described property. Neither the collection of Rents due under the leases herein described nor possession of the above described property by Beneficiary shall render Beneficiary liable with respect to any obligations of Grantor under any of the leases.

(e) Grantor covenants, warrants and represents that:

(i) Neither Grantor nor any previous owner has entered into any prior oral or written assignment, pledge or reservation of the Rents, entered into any prior assignment or pledge of Grantor's landlord interests in any lease or performed any act or executed any other instruments which might prevent or limit Beneficiary from operating under the terms and conditions of this Section;

(ii) Grantor has good title to the leases and Rents hereby assigned and the authority to assign the same, and no other person or entity has any right, title or interest in and to the landlord's interests therein; and

(iii) All existing leases are valid, unmodified and in full force and effect, except as indicated herein, and no default exists hereunder.

(/) There shall be no merger of the leasehold estates created by the leases with the fee orany other estate in the above described property without the prior written consent of Beneficiary.

(g) It is agreed and understood that Beneficiary hereby reserves the right and shall have the right, at any time and from time to time, without the consent or joinder of any other party, to subordinate this Deed of Trust and the liens, assignments and security interests created by this Deed of Trust to all or any of the leases regardless of the respective priority of any of such leases and this Deed of Trust. Upon doing so and filing evidence of such subordination in the real property records in the county or counties where the above described property is located, a foreclosure of Beneficiary's Liens, assignments and security interests under this Deed of Trust shall be subject to and shall not operate to extinguish any of said leases as to which such subordination is operative.

It is further expressly stipulated and agreed that any renewals, extensions, modifications or rearrangements may be made of the time of payment of the note, or any portion thereof, and that any part of the above described property may be released from this Deed of Trust lien without altering or affecting the priority of such lien in favor of any junior encumbrancer, mortgagee or purchaser, or any persons acquiring an interest in the above described property, or any part thereof; it being the intention of the parties hereto to preserve the lien created by this Deed of Trust on the above described property and all improvements thereon, and that may be hereafter constructed thereon, first, prior and superior to any liens that may be placed thereon, or that may be fixed, given or imposed by law thereon after the execution of this Deed of Trust notwithstanding any such extension of the time of payment, or the release of a portion of the above described property from the lien created by this Deed of Trust.

In the event any portion of the note cannot be lawfully secured by the lien created by this Deed of Trust on the above described property, it is stipulated and agreed that the first payments made on the note will be applied to the discharge of that portion of said indebtedness.

Beneficiary will be entitled to receive any and all sums which may become payable to Grantor for the condemnation of the above described property, or any portion thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the above described property. All such sums are hereby assigned to Beneficiary, who may, after deducting therefrom all expenses actually incurred, including, without limitation, attorney's fees, release same to Grantor or apply the same to the reduction of the note, whether then matured or to mature in the future, or on any money obligation hereunder, as and in such manner as Beneficiary may elect, in its sole and absolute discretion. Beneficiary will not be, in any event or circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any such sums.

It is further expressly stipulated and agreed that, notwithstanding anything contained herein to the contrary, the note or any other security instruments, in no event will the aggregate of any other amounts accrued or paid which, under applicable laws, are deemed to constitute interest upon the note from the date hereof through the date of such calculation, ever exceed the maximum rate of interest which could be lawfully charged (under the applicable laws of the State of Texas or the United States of America) on the note. In this connection, it is expressly stipulated and agreed that it is the intent of Beneficiary and Grantor in the execution and delivery of the note, this Deed of Trust or any other security instruments to contract in strict compliance with the usury laws of the State of Texas or the United States of America, whichever is applicable. In furtherance thereof, none of the terms of the note, this Deed of Trust or any other security instruments securing the payment and performance of the note and the indebtedness evidenced by this Deed of Trust will ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Texas or the United States of America, whichever is applicable. Grantor, surety or any guarantor, endorsers or other parties now or hereafter becoming liable for the payment of the note and the obligations evidenced by this Deed of Trust will never be liable for interest in excess of the maximum interest that may be lawfully charged under the laws of the State of Texas or the United States of America, whichever is applicable, and the provisions of this paragraph will govern and control over all other

provisions of the note, this Deed of Trust or any security instruments which may be in apparent conflict therewith. All sums paid or agreed to be paid to the holder of the note for the use, forbearance or detention of the

indebtedness of Grantor to the holder of the note, will be amortized, prorated, allocated and spread throughout the full term of such indebtedness (either backward or forward, as the case may be) until payment in full, for the purpose of determining the actual rate of interest on such indebtedness to be uniform through the term thereof.

If this Deed of Trust is executed by only one person or by a corporation the plural reference to Grantor will be held to include the singular, and all of the covenants and agreements herein undertaken to be performed by and the rights conferred upon the respective Grantor named herein, will be binding upon and inure to the benefit of not only said parties respectively but also their respective legal representatives, heirs, successors and assigns.

Should Grantor transfer, assign, convey or hypothecate the above described property, or any interest therein (whether legal or equitable), without the prior express written consent of Beneficiary, then Beneficiary will have the right to immediately accelerate all sums due and owing under the note secured hereby and demand immediate payment thereof without any notice or demand to Grantor. Such transfer, without Beneficiary's prior express written consent, will be an event of default hereunder and will enable Beneficiary to exercise any and all remedies set forth herein.

It is further expressly stipulated and agreed that Grantor will provide to Beneficiary, on or before January 31st of each year during the term of the note secured hereby, written evidence that all ad valorem taxes and other assessments against the above described property have been paid in full.

It is further stipulated and agreed that the proceeds of the note, to the extent that the same are utilized to take up any outstanding liens, assessments and charges against the above described property, or any portion thereof, have been advanced by Beneficiary at Grantor's request and upon Grantor's representation that such amounts are due and payable. Beneficiary will be fully subrogated to any and all rights, superior titles, Liens, estates, equities and interests, owned or claimed by any owner or holder of said outstanding liens however remote regardless of whether said liens areacquired by assignment or are released by the holder thereof upon payment.

As to the personalty, fixtures, leases and rents, this Deed of Trust shall be effective as a financing statement when filed for record in the Deed of Trust Records of any county in which any portion of the above described property is located. The record owner of the above described property is Grantor, whose mailing address for purposes of such financing statement is set forth in the opening recital hereinabove. Information concerning the security interest created by this instrument may be obtained from Beneficiary at its address similarly set forth in such opening recital.

This Deed of Trust shall also constitute a "fixture filing" for the purpose of the Code.

[REMAINDER OF PAGE INTENTIONALLY OMITTED]

EXECUTED as of -------- _ _ , 20

GRANTOR:

____

By: _________________________

By:_____________________________
Name:___________________________
Title:___________________________

THE STATE OF TEXAS §
§
COUNTY OF HARRIS §

This instrument was acknowledged before me on day of____ , by the ____________________________________ ________________________ of ________________, a , as general partner of ____________, a ____________, on behalf of said __________________

____

Notary Public in and for
The State of T E X A S

List of Exhibits

Exhibit "A" - Real Property

EXHIBIT "A"

Real Property

[[INSERT LEGAL]]

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of March 14, 2016, is between NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ("NetREIT Dubose"), NETREIT MODEL HOMES, LLC, a Delaware limited liability company ("NMH"), DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ("Dubose #202"), DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ("Dubose #203", and together with NetREIT Dubose, NMH and Dubose #202, collectively, "Borrowers" and each a "Borrower") and IBERIABANK, a Louisiana state- chartered bank ("Lender").

RECITALS:

A. Borrower and Lender entered into that certain Loan Agreement dated as of February 26, 2016 (the "Agreement").

B. Pursuant to the Agreement, NetREIT, Inc., a Maryland corporation ("Guarantor") executed that certain Guaranty Agreement dated as of February 26, 2016 (the "Guaranty Agreement") pursuant to which Guarantor guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

C Borrower and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE
I.

Definition
s

Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

ARTICLE 11.

Amendments

Section 2.1. Amendment to Recitals. Effective as of the date hereof, the first paragraph of the Recitals in the Agreement is amended to read in its entirety as follows:

> Borrowers have requested that Lender extend credit to Borrowers in the form of a guidance line of credit in the amount of $5,500,000.00. Lender is willing to make such extensions of credit to Borrowers upon the terms and conditions hereinafter set forth.

Section 2.2. Amendment to Certain Definitions. Effective as of the date hereof, the definition of the following term contained in Section 1.1 of the Agreement is amended to readin its entirety as follows:

> "Guidance Amount" means $5,500,000.00.

Section 2.3. Amendment to Section 2.3. Effective as of the date hereof, Section 2.3 of the Agreement is amended to read in its entirety as follows:

> Section 2.3. Interest. The unpaid principal amount of any Advance shall bear interest prior to maturity at a fixed rate per annum equal to the lesser of (a) the Maximum Rate or (b) sum of the Index Rate then in effect on the date Borrower directs Lender to fix the interest rate for an impending Advance plus two and three-fourths percent (2.75%); provided, however, that such fixing of the Interest Rate shall not beeffective for more than thirty (30) days and upon the expiration of such thirty (30) dayperiod, the Index Rate shall be reset five (5) Business Days prior to the date of such Advance. Notwithstanding the foregoing, if an Event of Default has occurred and iscontinuing, the outstanding principal of all Advances (and accordingly, all Notes) shallbear interest at the Default Rate, and shall be payable from time to time upon demand.

Section 2.4. Amendment to Exhibits. Effective as of the date hereof, (a) Exhibit "A" (Note) to the Agreement is amended to conform in its entirety to Annex "A" to this Amendment, (b) Exhibit "B" (Advance Request Form) to the Agreement is amended to conform in its entirety to Annex "B" to this Amendment and (c) Exhibit "C" (Form of Assignment of Leases) to the Agreement is amended to conform in its entirety to Annex "C" to this Amendment.

ARTICLE 111.

Conditions Precedent

Section 3.1. Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:

(a) Certificate - General Partner-NetREIT Dubose. A certificate of the Secretary or another officer of General Partner-NetREIT Dubose acceptable to Lender certifying (i) resolutions of the directors of General Partner-NetREIT Dubose which authorize the execution, delivery and performance by NetREIT Dubose of this Agreement and the other Loan Documents to which NetREIT Dubose is or is to be a party and (ii) the names of the officers of General Partner-NetREIT Dubose authorized to sign this Agreement and each of the other Loan Documents to which NetREIT Dubose is or is to be a party together with specimen signatures of such Persons.

(b) Governmental Certificates - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of NetREIT Dubose as to the existence and good standing of NetREIT Dubose.

(c) Governmental Certificates - General Partner - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of General Partner-NetREIT Dubose as to the existence and good standing of General Partner-NetREIT Dubose.

(d) Certificate - NMH. A certificate of the Secretary or another officer of NMH acceptable to Lender certifying (i) resolutions of the directors of NMH which authorize the execution, delivery and performance by NMH of this Agreement and the other Loan Documents to which NMH is or is to be a party and (ii) the names of the officers of NMH authorized to sign this Agreement and each of the other Loan Documents to which NMH is or is to be a party together with specimen signatures of such Persons.

(e) Governmental Certificates - NMH. A certificate issued by the appropriate government official of the state of organization of NMH as to the existence and good standing of NMH.

(f) Certificate- General Partner- Dubose #202 and #203. A certificate of the Secretary or another officer of General Partner-Dubose #202 and #203 acceptable to Lender certifying (i) resolutions of the directors of General Partner-Dubose #202 and #203 which authorize the execution, delivery and performance by Dubose #202 and #203 of this Agreement and the other Loan Documents to which Dubose #202 and #203 is or is to be a party and (ii) the names of the officers of General Partner-Dubose

#202 and #203 authorized to sign this Agreement and each of the other Loan Documents to which Dubose #202 and #203 is or is to be a party together with specimen signatures of such Persons.

(g) Governmental Certificates - Dubose #202. A certificate issued by the appropriate government official of the state of organization of Dubose #202 as to the existence and good standing of Dubose #202.

(h) Governmental Certificates - General Partner-Dubose #202 and #203. A certificate issued by the appropriate government official of the state of organization of General Partner-Dubose #202 and #203 as to the existence and good standing of General Partner-Dubose #202 and Dubose #203.

(i) Additional Information. Such additional documents, instruments and information as Lender may request.

Section 3.2. Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE IV.

Ratifications, Representations, and Warranties

Section 4.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

Section 4.2. Representations, Warranties and Agreements. Borrowers hereby represent and warrant to Lender that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers

and will not violate the Organizational Documents of Borrowers, (b) the representations and

warranties contained in the Agreement as amended hereby, and al I other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing, (d) except as disclosed in writing to Lender, Borrowers are in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (e) Borrowers are indebted to Lender pursuant to the terms of the Notes, as the same may have been renewed, modified, extended or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, (f) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Notes as the same may have been renewed, modified or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, and (g) Borrowers have no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.

ARTICLE V.

Miscellaneous

Section 5.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on
them.

Section 5.2. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

Section 5.3. Expenses of Lender. As provided in the Agreement, Borrowers agree to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the

enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.

Section 5.4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.5. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 5.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns, except Borrowers may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of Lender.

Section 5.7. Counterparts. This Amendment and the other Loan Documents may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment and/or any other Loan Document by a scanned PDF attached to an e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5.8. Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.9. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.10. RELEASE. IN CONSIDERATION OF LENDER'S AGREEMENTS CONTAINED HEREIN, EACH OF BORROWERS AND GUARANTOR (FOR THEMSELVES AND ON BEHALF OF THEIR DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS) HEREBY WAIVES, AND RELEASES LENDER AND ITS OFFICERS, EMPLOYEES, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS FROM, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES), WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION,

EXECUTION, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF THE

AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT OR (C) ANY BREACH BY BORROWERS OR ANY GUARANTOR OF ANY COVENANT, AGREEMENT OR REPRESENTATION CONTAINED IN THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT.

Section 5.11. INDEMNIFICATION. EACH OF BORROWERS AND GUARANTOR, INDIVIDUALLY AND ON BEHALF OF ITS DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFYING PARTIES"), HEREBY UNCONDITIONALLY AND IRREVOCABLY INDEMNIFIES AND HOLDS HARMLESS LENDER AND ITS OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS, DAMAGES, ACTIONS, CAUSES OF ACTION, LIABILITY OR SUITS AT LAW OR IN EQUITY, OF WHATEVER KIND OR NATURE, WHETHER ARISING UNDER STATE OR FEDERAL LAW, RULE OR REGULATION, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER KNOWN OR UNKNOWN OR ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY IN ANY WAY RELATE TO, ARE BASED UPON, OR ARISE OUT OF ANY CIRCUMSTANCE, EVENT, MATTER, OCCURRENCE, COURSE OF DEALING, TRANSACTION, FACT, ACT, OMISSION, OBLIGATION, DUTY, RESPONSIBILITY, WARRANTY, STATEMENT OR REPRESENTATION WHATSOEVER RELATED IN ANY WAY TO (A) THE AGREEMENT, (B) THIS AMENDMENT, (C) ANY OTHER RELATED DOCUMENT OR (D) ANY DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION WITH OR IN EVIDENCE OF ANY INDEBTEDNESS BETWEEN BORROWERS AND ANY GUARANTOR AND LENDER (ALL OF WHICH CLAIMS ARE REFERRED TO COLLECTIVELY AS THE "INDEMNIFIED CLAIMS"), INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, INDEMNIFIED CLAIMS WHICH AROSE FROM THE NEGLIGENCE OF AN INDEMNIFIED PARTY, PROVIDED THAT THE OBLIGATIONS OF THE INDEMNIFYING PARTIES UNDER THIS SECTION SHALL NOT APPLY TO THE EXTENT AN INDEMNIFIED CLAIM AROSE FROM AN INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH INDEMNIFYING PARTY HEREBY COVENANTS AND AGREES NOT TO IN ANY MANNER WHATSOEVER SUE ANY INDEMNIFIED PARTY IN ANY COURT OR TRIBUNAL OR BRING ANY ACTION, LAWSUIT OR CAUSE OF ACTION (WHETHER BY WAY OF DIRECT ACTION, COUNTERCLAIM, CROSSCLAIM OR INTERPLEADER)AGAINSTANY INDEMNIFIED PARTY IN ANY MANNER WHATSOEVER BASED UPON ANY MATTER DIRECTLY OR INDIRECTLY RELATED TO ANY !NDEMN!FIED CLAIM.

Section 5.12. BINDING ARBITRATION. (a) AS DETAILED IN THE FOLLOWING PARAGRAPHS, UNDER THIS PROVISION, BORROWERS AND LENDER EXPRESSLY WAIVE RIGHTS TO PURSUE OR RESOLVE DISPUTES BETWEEN THEM IN COURT OR IN A CLASS

ACTION (REGARDLESS OF WHETHER THAT CLASS ACTION IS BROUGHT IN COURT OR IN ARBITRATION).

(b) DISPUTES, CLAIMS, OR CONTROVERSIES (HEREINAFTER "DISPUTES") BETWEEN OR AMONG BORROWERS AND LENDER ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT TO WHICH BORROWERS ARE A PARTY SHALL BE RESOLVED BY BINDING ARBITRATION. DISPUTES SHALL INCLUDE All CLAIMS, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS, INTERPLEADERS, OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AGREEMENT, ANY OTHER LOAN DOCUMENT AN DIOR ANY ACTION TAKEN (OR ANY OMISSION TO TAKE ANY ACTION) IN CONNECTION WITH THE FOREGOING. DISPUTES SHALL BE SUBJECT TO BINDING ARBITRATION REGARDLESS OF THE NATURE OF THE CAUSES OF ACTION ASSERTED OR THE RELIEF OR REMEDY SOUGHT. DISPUTES HEREUNDER INCLUDE NOT ONLY DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER, BUT ALSO DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER'S AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES.

(C) BORROWERS AND LENDER AGREE THAT ARBITRATION REPLACES THE RIGHT TO GO TO COURT, AND THUS THE PARTIES WAIVE ANY RIGHT TO HAVE DISPUTES TRIED BEFORE A JUDGE OR A JURY.

(D) BORROWERS AND LENDER ALSO AGREE THAT NEITHER PARTY Will BE ABLE TO PURSUE DISPUTES AS A CLASS ACTION OR OTHER REPRESENTATIVE ACTION (SUCH AS AN ACTION IN THE FORM OF A PRIVATE ATTORNEY GENERAL) IN COURT OR IN ARBITRATION, AND THE PARTIES WAIVE THE RIGHT TO DO SO. IF THE PRECEDING SENTENCE IS HELD TO BE INVALID BY A COURT OF LAW, THEN ANY CLASS OR REPRESENTATIVE ACTION Will NOT BE RESOLVED THROUGH ARBITRATION AND Will BE RESOLVED IN COURT.

(e) Because this arbitration provision is made pursuant to transactions involving interstate commerce, the parties acknowledge and agree that it shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, et seq., as the same may be amended from time to time.

(f) The party pursuing Disputes in arbitration must pursue the Disputes before the American Arbitration Association ("AAA") under the AAA Commercial Finance rules (the "Commercial Finance Rules"). The Commercial Finance Rules and related forms may be obtained from and Disputes may be filed at American Arbitration Association, 335 Madison Avenue, Floor 10, New York, NY 10017-4605, 800-778-7879, www.adr.org. Any arbitration hearing shall be held at a place chosen by the arbitrator(s) or AAA within the federal district in which Borrowers' principal place of business is

located, or at some other place to which

Lender and Borrowers agree in writing. Judgment upon any arbitration award may be enteredin any court having jurisdiction.

(g) In arbitration, resolution of Disputes shall be based solely upon the law of the State of Texas and, where applicable, the United States of America. The arbitrator or arbitrators may not add to, modify, invalidate, or ignore any provision of this agreement or the controlling law. Defenses based on statutes of limitation, estoppel, waiver, laches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding. In the event of any conflict between the Commercial Finance Rules and this arbitration provision, the terms of this arbitration provision control.

(h) This arbitration provision shall survive termination of the Agreement. If any portion of this provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

Section 5.13. WAIVER OF JURY TRIAL IN THE EVENT THAT THE FOREGOING BINDING ARBITRATION PROVISION IS DEEMED UNENFORCEABLE,ANDTHUS LENDER AND BORROWERS ARE REQUIRED TO LITIGATE IN COURT, LENDER AND BORROWERS HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES, WHETHER ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT BY EITHER PARTY AGAINST THE OTHER.

Section 5.14. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS,WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[[REMAINDER OF PACE INTENTIONALLY OMITTED]]

Executed as of the date first written .above.

BORROWERS:
NETREIT DUBOSE MODEL HOME REIT, LP

By: NetREIT Dubose Model Home REIT, Inc.,its general partner

By: ____________________
Jack K. Heilbron
President

NETREIT MODEL HOMES, LLC

By: ____________________
Larry G. Dubose
Chief Executive Officer

DUBOSE MODEL HOME INVESTORS #202 LP

By: Dubose Advisors, LLCits general partner

By: ____________________--
Larry G. Dubas /
President V

DUBOSE MODEL HOME INVESTORS #203 LP

By: Dubose Advisors, LLCits general partner

By:________________________

Larry G. Dubose

President

LENDER:

IBERIABA

NK

By:_· /4- '------' c...=e =-'---·
Michael Kaufman
Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AGREEMENT

The undersigned Guarantor hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by Guarantor shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms and shall evidence Guarantor's guaranty of the Noteas renewed and extended from time to time.

NETREIT, INC.

By: ________________________
Jack K. Heilbron
President

LIST OF
ANNEXES

Annex	Document
A	Form of
B	Note
C	Advance Request Form
	Form of Assignment of Leases

Annex A

Form of

Note

PROMISSORY NOTE

$____________ Houston, Texas ____________

FOR VALUE RECEIVED, the undersigned, _______________ a -,--------- -- ("Maker"), hereby promises to pay to the order of IBERIABANK, a Louisiana state-chartered bank ("Payee"), at its offices at 11 Greenway Plaza, 29th Floor, Houston, Texas 77046, or such other address as may be designated by Payee, in lawful money of the United States of America, the principal sum of______________________AND /100 DOLLARS($___________) together with interest thereon at the rate set forth below.

The outstanding principal balance hereof shall bear interest prior to maturity at a rate equal to-- ---------- (,_ _%) per annum. If an Event of Default (hereinafter defined) has occurred and is existing, the principal hereof and any past due interest hereon shall bear interest at the Default Rate (hereinafter defined).

Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

Principal of and interest on this Note shall be due and payable in thirty-six (36) installments as follows:

(a) Thirty-five (35) monthly installments in the amount of ______________________ and /100 Dollars($) each, shall be due andpayable on the fifteenth (15 th) day of each month, comm--e-n-c-in-g , until and including - ---- ---" and such installments shall be applied first to accrued interest on this Note and then to principal of this Note; and

(b) A final installment in the amount of all outstanding principal, plus accruedand unpaid interest, shall be due and payable on______

This Note is secured as provided in the [Deed of Trust/Mortgage] (hereinafter defined), the Assignment of Leases (hereinafter defined) and as otherwise provided in the Loan Agreement (hereinafter defined).

Maker may prepay the principal of and accrued interest on this Note at any time without premium or penalty, provided that all such prepayments of principal shall be applied to the principal payments due hereon in inverse order of their maturities.

As used in this Note, the following terms shall have the respective meanings indicated
below:

["Assignment of Leases" means the Assignment of Lessor's Interest in Leases and Security Agreement dated as of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented or modified from time to **time.][Please delete definition for Texas]**

["Deed of Trust" means the deed of trust dated of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented, or modified from to **time.][State specific]**

"Default Rate" means the lesser of (a) ten percent (10%), or (b) the Maximum Rate.

"Event of Default" shall have the meaning given to such term in the Loan Agreement.

"Loan Agreement" means the Loan Agreement dated February 26, 2016, as amended by First Amendment to Loan Agreement dated March 14, 2016 and as the same may be further amended, supplemented, or modified from to time.

"Loan Documents" means this Note and all security agreements, deeds of trust, mortgages, pledge agreements, assignments, letters of credit, guaranties, certificates and other instruments, documents, and agreements, if any, executed and delivered pursuant to or in connection with this Note, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

"Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the "Code") (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the "weekly ceiling," from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

[["Mortgage" means the Mortgage dated of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented, or modified from to time.]] **[State specific]**

"Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmental

authority, or other entity.

The proceeds of this Note shall be used for the purchase of the model home with the street address of [ ]. Maker may not use the proceeds of this Note for any other purpose without first obtaining the consent of Payee.

Maker agrees with Payee that Maker will comply with all of the covenants contained in the Loan Agreement pertaining to Maker. Maker agrees to deliver to Payee the financial statements, tax returns and other financial information required under the terms of the Loan Agreement on or before the time such financial statements, tax returns, or other information become due.

),\IBERIABANK\NETREIT DUBOSE MODEL HOME REIT, LPINOTE FORM V3.DOC

Each of the representations and warranties made by Maker in the Loan Agreement with respect to Maker is true and correct and Payee may rely on such representations and warranties asif they had been made by Maker.

Maker represents and warrants to Payee that (a) Maker is a **[[limited partnership]]** duly organized and validly existing under the laws of the state of **[[Delaware]],** (b) the execution, delivery and performance of this Note and the other Loan Documents are within Maker's and Maker's general partner's powers, have been duly authorized by all requisite action, and do not and will not contravene Maker's partnership agreement, Maker's general partner's regulations, or any other organizational document, any law or any agreement or undertaking to which either Maker or Maker's general partner is a party or by which it is bound, (c) this Agreement is a legal, binding obligation of Maker, enforceable against Maker in accordance with its terms, (d) there are no claims pending, or to Maker's knowledge threatened, which, if adversely determined, would have a material adverse effect on the financial condition, operations or properties of Maker, and (e) no authorization or consent of, and no filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by Maker of this Note and the other Loan Documents.

All notices and other communications provided for in this Note and the other Loan Documents shall be in writing and may be telexed, telecopied (faxed), mailed by certified mail return receipt requested, or delivered to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this paragraph.

If to Maker: ______________________________
6605 Cypresswood Drive, Suite 185
Spring, Texas 773 79
Attention: Larry G.
Dubose

If to Payee: IBERIABANK
11 Greenway Plaza, 29th
FloorHouston, Texas
77046 Attention: Michael
Kaufman

Except as otherwise provided in this Note or any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy (fax), subject to confirmation of receipt, when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as

aforesaid.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the

principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Upon the occurrence of any Event of Default, the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose the liens created by the **[Deed of Trust/Mortgage]** or any other Loan Document, (c) offset against this Note any sum or sums owed by the holder hereof to Maker and (d) take any and all other actions available to Payee under this Note, at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys' fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of

the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or with similar language. If Borrower sends a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amounts owed or that may become owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or

limitations or as full satisfaction of a disputed amount, must be mailed or delivered to:IBERIABANK, 11 Greenway Plaza, 29th Floor, Houston, Texas 77046.

THIS NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN MAKER AND PAYEE WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

____

By: ______________________
its general partner

By: ______________________
Name: ______________________
Title: ______________________

),\IBERIABANKINETREIT DUBOSE MODEL HOME REIT, LPINOTE FORM V3.DOC

Annex B

Advance Request

Form

ADVANCE REQUEST FORM

TO: IBERIABANK
11 Greenway Plaza, 29th Floor
Houston, Texas 77046
Attention: Michael Kaufman

Ladies and Gentlemen:

The undersigned is an authorized representative of NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ("NetREIT Dubose"), NETREIT MODEL HOMES, LLC, a Delaware limited liability company ("NMH"), DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ("Dubose #202"), and DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ("Dubose #203", and together with NetREIT Dubose, NMH and Dubose #202, collectively, "Borrowers"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of February 26, 2016, between Borrowers and IBERIABANK, a Louisiana state-chartered bank (the "Lender"), as amended by First Amendment to Loan Agreement dated as of March 14, 2016 (such Loan Agreement, as amended and as the same may be further amended, modified, supplemented or restated from time to time, is referred to as the "Loan Agreement"). All termsdefined in the Loan Agreement shall have the same meaning herein.

0 NetREIT Dubose
0 NMH
0 Dubose #202
0 Dubose #203
(Check Applicable Box)

hereby requests an Advance (the "Requested Advance") in the amount of $_______ in accordance with the Loan Agreement.

In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that the following statements are true and correct:

(a) The representations and warranties contained in Article VI of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

(b) No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the Requested Advance. The Borrower requesting the Requested Advance acknowledges that if an Event of Default or Unmatured Event of Default exists Lender is not obligated to fund the Requested Advance.

(c) No Material Adverse Effect has occurred and no event has occurred or condition exists which could reasonably be expected to result in a Material Adverse Effect.

(d) The amount of the Requested Advance, when added to the principal amount of all Advances outstanding, will not exceed the Guidance Amount.

(e) The amount of the Requested Advance does not exceed the Borrowing Limit.

Advance Request Information
(Complete for each Model Home)

0 Guidance Amount. $5,500,000.00

0 Amount of outstanding Advances .... $___________

0 Available amount (line (1) minus line (2)) ....
$_____________

0 Amount of Requested Advance . . .. $___________

O Amount of monthly lease income for the Model Home to be acquired with the proceeds of such Advance . $___________

O Amount of monthly principal and interest payment for such Advance .... $___________

0 Lease Payment Coverage Ratio for such Advance(line (5) divided by line (6)) (Required - not less than 1.25 to1.O).. to1.0

O Appraised Value of Model Home to be acquired with theproceeds of such Advance
(Required - Advance not more than 70% of such amount).. $___________

O Purchase Price of Model Home to be acquired with theproceeds of such Advance (Required - Advance not more than 70% of such amount)......................... $___________

Dated as of: ________________

l[COMPLETE ONE SIGNATUREBLOCK ONLY]]

<u>THE BORROWER REQUESTING</u> THE <u>REQUESTED ADVANCE:</u>

NETREIT DUBOSE MODEL HOME REIT, LP

By: NetREIT Dubose Model Home REIT, Inc.,its general partner

By:________________________

Jack K. Heilbron
President

NETREIT MODEL HOMES, LLC

By:______________________________

Larry G. Dubose
Chief Executive Officer

DUBOSE MODEL HOME INVESTORS #202 LP

By: Dubose Advisors, LLCits general partner

By:__________________________

Larry G. Dubose
President

DUBOSE MODEL HOME INVESTORS #203 LP

By: Dubose Advisors, LLCits general partner

By:.__________________________

Larry G. Dubose
President

Annex C

Form of Assignment of Leases

NOTICE OF CONFIDENTIALLTY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT **IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.**

After Recording Return To:
Michael Kaufman
IBERIABANK
11 Greenway Plaza, *29th* Floor
Houston, Texas 77046

ASSIGNMENT OF LESSOR'S INTEREST IN
LEASESAND SECURITY
AGREEMENT

THIS ASSIGNMENT OF LESSOR'S INTEREST IN LEASES AND SECURITY AGREEMENT dated as of [[ ]] (this "Agreement"), is by and between — — — • a __________________(the "Debtor"), and IBERIABANK, a Louisiana state-chartered bank ("SecuredParty").

RECITALS:

A. Debtor is borrowing in the form of a Commitment up to $5,500,000.00 from Secured Party in the form of a guidance line of credit, as evidenced by, among other promissory notes, that certain promissory note in the original principal amount of [[$_________].], dated[[.____]], executed by Debtor and payable to Secured Party (such promissory notes, as the same may be renewed, extended, modified or rearranged from time to time is referred to as the "Note") pursuant to that certain Loan Agreement dated as of February 26, 2016, as amended by First Amendment to Loan Agreement dated as of March 14, 2016 (such Loan Agreement as amended and as the same may be further amended, modified, supplemented or restated from time to time, is referred to as the "Loan Agreement").

B. Debtor and Lessee (hereinafter defined) have entered into that certain Lease Agreement (hereinafter defined).

C. Secured Party has conditioned its obligations under the Loan Agreement upon,

among other things, the execution and delivery of this Agreement by Debtor.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Assignment; Lien and Security Interest

Section 1.1. Security Interest. To secure prompt and full payment and performance of the Obligations (hereinafter defined) Debtor hereby assigns, transfers, pledges and sets over to Secured Party, and grants to Secured Party a lien on and a security interest in and to the following properties, rights and interests (herein collectively called the "Collateral"):

(a) all of Debtor's right, titles and interests in and to any and all leases covering all or portions of that certain parcel of land described in Exhibit "A" attached hereto (the "Property"), and the improvements thereon, (together with any and all future tenants or lessees under any lease, the "Lessee"), including, without limitation, that certain Model Home Purchase and Leaseback Agreement dated as of [[ ]],between Debtor and[[ ]], a [[ ]) ("Lessee"), as the same may be amended, modified, renewed, extended or supplemented from time to time (the "Lease Agreement") (and such leases as described in this paragraph, together with all amendments and extensions thereof, being herein called the "Leases");

(b) all of Debtor's rights, titles and interests in and to all Rents (hereinafter defined) and all other proceeds, monies, payments, income, collections, rentals and benefits attributable or accruing to Debtor by virtue of the Leases (collectively, the "Lease Revenue");

(c) all rights, remedies and privileges of Debtor under the Leases, including the right to enforce the performance of any lessee's obligations under any Lease and includingDebtor's rights in any liens securing any Lease;

(d) all right to receive insurance proceeds under the Leases;

(e) all general intangibles of Debtor arising from or relating to the Leases; and

(f) all products and proceeds thereof.

All terms used herein that are defined in the Uniform Commercial Code as adopted in the State of Texas shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas as in effect from time to time (the "UCC"). As used herein, each of the following terms have the following meanings:

"Fixtures" shall mean all materials, supplies, equipment, apparatus and

other items now or hereafter attached to, installed in or used (temporarily or permanently) in connection with any of the Improvements or the Land, and all renewals, replacements, and substitutions thereof and additions thereto, including, without limitation, any and all partitions, ducts, shafts, pipes, radiators, conduits, wiring, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, stokers, pumps, dynamos, transformers, generators, fans, blowers, vents, switchboards, elevators, mail conveyors, escalators, compressors, furnaces, cleaning, call and sprinkler systems, fire extinguishing apparatus, water tanks, swimming pools, heating, ventilating, plumbing, laundry, incinerating, air

conditioning and air cooling systems, water, gas and electric equipment, disposals, dishwashers, washers, dryers, refrigerators and ranges, cafeteria equipment, and recreational equipment and facilities of all kinds, all of which property and things are hereby declared to be permanent accessions to the Land.

"Improvements" shall mean any and all buildings, parking areas and other improvements, and any and all additions, alterations, or appurtenances thereto, now or at any time hereafter placed or constructed upon the Land or any part thereof.

"Land" shall mean the real estate (or interest therein) described in Exhibit "A", attached hereto and incorporated herein by this reference, all Improvements and Fixtures, and all rights, titles and interests appurtenant thereto.

"leases" shall mean all leases (including, oil, gas and other mineral leases), subleases, licenses, concessions, contracts or other agreements (written or oral, now or hereafter in effect) which grant a possessory interest in and to, or the right to use, any portion of the Property, or which relate to the use or construction of the Improvements or the Fixtures, together with all security and other deposits made in connection therewith.

"Personalty" shall mean all of the right, title and interest of Debtor in and to all personal property (other than the Fixtures) of any kind as defined in Chapter 9 of the UCC, including, without limitation, all furniture, furnishings, equipment, machinery, goods, general intangibles, money, accounts, contract rights, and inventory, now or hereafter located upon within or about the Land and the Improvements, together with all accessories, replacements and substitutions therefor and the proceeds thereof.

"Property" shall mean the Land, Improvements, Fixtures and Personalty, together with all or any part of, and any interest in, the following: rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, and appurtenances in any way pertaining thereto, and rights, titles, and interests of Debtor in and to any streets, ways, alleys, strips of land adjoining the Land or any part thereof; additions, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and other security and collateral of any nature whatsoever, now or hereafter given for the payment, performance and discharge of the obligations.

"Rents" shall mean all consideration, whether money or otherwise, paid or payable for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Property, including, without limitation, the proceeds of all hydrocarbons or other minerals produced from the Property and all delay rentals and bonuses from any oil, gas or other mineral lease, and including all proceeds, monies, payments, income, collections, rentals and benefits attributable or accruing to the Debtor, as a lessor,by virtue of any Lease.

Section 1.2. Obligations. The Collateral shall secure the following obligations, indebtedness and liabilities (all such obligations, indebtedness and liabilities being hereinafter sometimes called the "Obligations"):

(b) the obligations and indebtedness of Debtor to Secured Party evidenced by the Note

; (c) the obligations and indebtedness of Debtor to Secured Party under the Loan Agreement and the Loan Documents (as defined in the Loan Agreement);

(d) all future advances by Secured Party to Debtor;

(e) the Obligations (as defined in the Loan Agreement), including the Rate Management Transaction Obligations (as defined in the Loan Agreement);

(e) all costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, incurred by Secured Party to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement;

(e) all other obligations, indebtedness, and liabilities of Debtor to Secured Party, now existing or hereafter arising, regardless of whether such obligations, indebtedness, and liabilities are similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several; and

(f) all extensions, renewals, and modifications of any of the foregoing and all promissory notes given in extension, renewal, modification, substitution or replacement of any of the foregoing.

ARTICLE II.

Representations and Warranties

To induce Secured Party to enter into this Agreement and to fund the Note, Debtor represents and warrants to Secured Party as set forth below:

Section 2.1. Title. Debtor is the true and lawful owner of the Collateral. Debtor has the right to enter into this Agreement, to assign the Collateral to Secured Party and grant to Secured Party the lien and security interest in the Collateral as provided by this Agreement.

Section 2.2. No Liens. Except for the lien and security interest granted herein, Debtor owns, and with respect to Collateral acquired after the date hereof Debtor will own, the Collateral free and clear of any lien, security interest or other encumbrance. No other

person or entity has or will have any right in or to the Collateral.

Section 2.3. Financing Statements. No financing statement, security agreement, or other lien or security instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Secured Party.

ARTICLE III.

Covenants

Debtor covenants and agrees with Secured Party that until the Obligations are paid and performed in full Debtor will perform the covenants set forth below.

Section 3.1. Disposition of Collateral. Debtor will not sell, assign, convey, pledge or hypothecate or otherwise dispose of any of the Collateral.

Section 3.2. Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against any Lien, security interest or other encumbrance on the Collateral except the lien and security interest of Secured Party hereunder. Debtor shall defend Debtor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities.

Section 3.3. Performance of Leases. Debtor will perform and discharge all Debtor's obligations under the Leases in accordance with Debtor's customary business practices. To the extent Debtor determines to do so in the exercising its reasonable business judgment, (a) Debtor will enforce performance of each and every provision of the Leases, and (b) Debtor will appear in and prosecute or defend any action or proceeding arising under or connected with the Leases or the obligations of any party thereunder.

Section 3.4. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement.

Section 3.5. Notification. Debtor shall notify Secured Party promptly after learning of (a) any lien, security interest, encumbrance, or claim made or threatened against the Collateral and (b) any material change in the Collateral.

Section 3.6. Expenses. Debtor will pay to Secured Party all expenses (including reasonable expenses for legal services of every kind) of or incidental to the enforcement of any of the provisions of this Agreement or incidental to the enforcement of any of the Obligations, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of the Secured Party in respect thereof, by litigation or otherwise; and all such expenses shall be

Obligations within the terms of this Agreement.

Section 3.7. Rents. If no Event of Default (hereinafter defined) exists, Debtor shall have the right to collect all Rents and other Lease Revenues. If an Event of Default exists, Debtor shall direct all lessees to send all Rents and other Lease Revenues directly to Secured Party. Any Rents and other Lease Revenues received by Debtor after the occurrence of an Event of Default shall be held by Debtor in trust for the benefit of Secured Party and Debtor shall promptly deliver all such Rents and other Lease Revenues to Secured Party upon receipt.

ARTICLE IV.

Rights of Secured Party

Section 4.1. Modify Leases. The rights assigned hereunder include all rights and powers to modify the Leases or to terminate the term of the Leases or to accept a surrender thereof or to waive or release any Lessee from the performance or observance by such Lessee of any obligation or condition thereof, provided that Secured Party shall not exercise such rights unless an Event of Defaulthas occurred and is continuing.

Section 4.2. Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, upon the occurrence and during the continuation of an Event of Default, to take any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby *gives* Secured Party the power and right on behalf of Debtor and in its own name to do any of the following, without notice to or the consent of Debtor (but does not obligate Secured Party to do so):

a) to take in its name or in the name of Debtor such action as Secured Party may at any time determine to be necessary or advisable to cure any default under the Leases or to protect the rights of Debtor or Secured Party thereunder;

b) to *give* appropriate receipts, releases and satisfactions for and on behalf of Debtor and to do any and all acts in the name of Debtor or in the name of Secured Party with the same force and effect as Debtor could do if this Agreement had not been made;

c) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral; and

d) to sell, transfer, pledge, make any agreement or settlement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or

realize upon the Collateral and Secured Party's security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve,

and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any security interest or lien given to secure the Collateral.

Section 4.3. Performance by Secured Party. If Debtor fails to perform or comply with any of its agreements contained herein, Secured Party itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of Secured Party, together with interest thereon at the Default Rate (as defined in the Loan Agreement), shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

Section 4.4. Assignment by Secured Party. Secured Party may from time to time assign the Obligations and any portion thereof or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

Section 4.5. Secured Party Not Mortgagee in Possession. Secured Party, by acceptance of this Agreement shall not be deemed to be a mortgagee in possession prior to taking possession of the Property and shall not be obligated to perform or discharge any obligation of Debtor under the Leases, appear in or defend any action or proceeding relating to the Collateral, or to take any action hereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Leases or to assume any obligation or responsibility for any security or other deposits delivered to Debtor by any lessee and not delivered to Secured Party, nor shall Secured Party be liable in any way for any injury or damage to any Person (as defined in the Loan Agreement) or property sustained by any Person in or about the Property. Debtor hereby agrees to indemnify Secured Party and hold Secured Party harmless against and from any and all actual liability, loss or damage which Secured Party incurs under the Leases or under or by reason of this Agreement, and of and from any and all claims and demands whatsoever which may be asserted against Secured Party by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of the Leases, except for such liabilities, losses and damages which arise as a result of the gross negligence or willful misconduct of Secured Party. If Secured Party incurs any such liability, loss or damage under the Leases or under or by reason of this Agreement, or in defense against any such claims or demands, the amount thereof, including all costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Rate shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement.

ARTICLE V.

Default

Section 5.1. Events of Default. The term "Event of Default" shall mean an Event of Defaultas defined in the Loan Agreement.

Section 5.2. Rights and Remedies. Upon the occurrence and during the continuance ofan Event of Default, Secured Party shall have the following rights and remedies:

a) Secured Party may declare the Obligations or any part thereof immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor; provided, however, that upon the occurrence of an Event of Default under Section 9.1(d) or Section 9.1(e) of the Loan Agreement, the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor.

b) Either with or without taking possession of the Property, Secured Party may terminate Debtor's right to receive all Rents and other Lease Revenues, and Secured Party may, in its own name, sue for or otherwise collect and receive all Rents and other Lease Revenues, including those past due and unpaid Rents, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, towards any Obligations in such order as Secured Party may determine.

c) Without bringing any action or proceeding, and without notice to Debtor, Secured Party may (a) enter upon, take possession of and operate the Property, (b) make, enforce, modify, and accept the surrender of the Leases, (c) modify any Rents, and (d) make repairs and do any acts which Secured Party deems proper and necessary.

d) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, Secured Party shall have all of the rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Debtor, collect, receive, or take possession of the Collateral (including the Rents and other Lease Revenues) or any part thereof, (ii) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery. Debtor agrees that Secured Party shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement.

Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations in full. Debtor waives all rights of marshalling in respect of the Collateral.

e) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

ARTICLE VI.

Miscellaneous

Section 6.1. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

Section 6.3. Amendment. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 6.4. Notices. All notices and other communications provided for in this Agreement shall be given as provided in the Loan Agreement.

Section 6.5. Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. The venue of, and provisions regarding service of process in connection with any action or proceeding hereunder shall be determined as provided in the Loan Agreement.

Section 6.6. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 6.7. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement until repayment of the Obligations, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely
upon them.

Section 6.8. Counterparts. This Agreement may be executed in any number of

counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.9. Waiver of Bond. In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 6.10. Severability. Any prov1s1on of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.11. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, this instrument was executed on the date of the acknowledgmentto be effective as of the date set forth above.

DEBTOR:

____

By: ___________________, its general partner

By:________________________

Name:..

Title:..

THE STATE OF TEXAS §
§
COUNTY OF HARRIS §

This instrument was acknowledged before me on the_ day of_,___, by ________________________of________________ a , as general partnerof ____________, a ____________, on behalf of said _________________

____

Notary Public in and forThe State of TEXAS

List of Exhibits

Exhibit "A" - Property Description

EXHIBIT "A"

Land

SECOND AMENDMENT TO LOAN AGREEMENT

TIITS SECOND AMENDMENT TO LOAN AGREEMENT (this ***"Ame1ldme1lf")***, dated as of June 29, 2016, is between NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ***("NetREIT Dubose")***, NETREIT MODEL HOMES, LLC, a Delaware limited liability company ***("NM/I")***, DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership *("Dubose #202")*, DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership *("Dubose #203"*, and together with NetREIT Dubose, NMH and Dubose #202, collectively, *"Borrowers"* and each a *"Borrower")* and IBERIABANK, a Louisiana state-chartered bank ***("Lender")***.

RECITALS:

A. Borrower and Lender entered into that ce1iain Loan Agreement dated as of February 26, 2016, as amended by First Amendment to Loan Agreement dated as of March 14, 2016 (as amended, the ***"Agreement")***.

B. Pursuant to the Agreement, NetREIT, Inc., a Maryland corporation ***("Guarantor")*** executed that certain Guaranty Agreement dated as of February 26, 2016 (the "Guaranty Agreement") pursuant to which Guarantor guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

C. Borrower and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
Definitions

Section I. I Definitions. Capitalized terms used in this Amendment, to the extent not othe1wise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

ARTICLE II.
Amendments

Section 2.1 Amendment to Recitals. Effective as of the date hereof, the first paragraph of the Recitals in the Agreement is amended to read in its entirety as follows:

> Borrowers have requested that Lender extend credit to Borrowers in the form of a guidance line of credit in the amount of $15,000,000.00. Lender is willing to make such extensions of credit to Borrowers upon the terms and conditions hereinafter set forth.

Section 2.2 Amendment to Ce1iain Definitions. Effective as of the date hereof, the definitions of the following terms contained in Section I. I of the Agreement are

amended to read in their respective entireties as follows:

"Guidance Amount" means $15,000,000.00.

"Termination Date" means 11:00 a.m. on June 29, 2017 or such earlier date onwhich the Guidance Amount te1minates as provided in this Agreement.

Section 2.3 Amendment to Exhibits. Effective as of the date hereof, (a) Exhibit "A" (Note) to the Agreement is amended to conform in its entirety to Annex "A" to this Amendment,
(b) Exhibit "B" (Advance Request Form) to the Agreement is amended to conform in its entirety to Annex "B" to this Amendment and (c) Exhibit "C" (Form of Assignment of Leases) to the Agreement is amended to conform in its entirety to Annex "C" to this Amendment.

ARTICLE III.
Conditions Precedent

Section 3.1 Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:

(a) Ce1iificate - General Partner-NetREIT Dubose. A certificate of the Secretary or another officer of General Partner-NetREIT Dubose acceptable to Lender certifying (i) resolutions of the directors of General Partner-NetREIT Dubose which authorize the execution, delive1y and performance by NetREIT Dubose of this Agreement and the other Loan Documents to which NetREIT Dubose is or is to be a party and (ii) the names of the officers of General Partner-NetREIT Dubose authorized to sign this Agreement and each of the other Loan Documents to which NetREIT Dubose is or is to be a together with specimen signatures of such Persons.

(b) Governmental Ce1tificates - NetREIT Dubose. A ce1tificate issued by the appropriate government official of the state of organization of NetREIT Dubose as to the existence and good standing of NetREIT Dubose.

(c) Governmental Certificates - General Partner - NetREIT Dubose. A ce1iificate issued by the appropriate government official of the state of organization of General Partner-NetREIT Dubose as to the existence and good standing of General Partner-NetREIT Dubose.

(d) Ce1iificate - NMH. A ce1tificate of the Secretary or another officer of NMH acceptable to Lender ce1iifying (i) resolutions of the directors of NMH which authorize the execution, delivery and performance by NMH of this Agreement and the other Loan Documents to which NMH is or is to be a party and (ii) the names of the officers of NMH authorized to sign this Agreement and each of the other Loan Documents to which NMH is or is to be a party together

with specimen signatures of such Persons.

(e) Governmental Ce1tificates - NMH. A ce1iificate issued by the appropriate government official of the state of organization of NMH as to the existence and good standing of NMH.

(f) Celtificate - General Partner- Dubose #202 and #203. A certificate of the Secretary or another officer of General Partner-Dubose #202 and #203 acceptable to Lender certifying (i) resolutions of the directors of General Partner-Dubose #202 and #203 which authorize the execution, delivery and performance by Dubose #202 and #203 of this Agreement and the other Loan Documents to which Dubose #202 and #203 is or is to be a patty and (ii) the names of the officers of General Partner-Dubose #202 and #203 authorized to sign this Agreement and each of the other Loan Documents to which Dubose #202 and #203 is or is to be a party together with specimen signatures of such Persons.

(g) Governmental Celtificates - Dubose #202. A celtificate issued by the appropriate government official of the state of organization of Dubose #202 as to the existence and good standing of Dubose #202.

(h) Governmental Celtificates - General Partner-Dubose #202 and #203. A certificate issued by the appropriate government official of the state of organization of General Partner-Dubose #202 and #203 as to the existence and good standing of General Partner-Dubose #202 and Dubose #203.

(i) Additional Information. Such additional documents, instruments and information as Lender may request.

Section 3.2 Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and colTect as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE IV.
Ratifications, Representations, and Warranties

Section 4.1 Ratifications. The telms and provisions set forth in this Amendment shall modify and supersede all inconsistent telms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

Section 4.2 Representations, Warranties and Agreements. Bol1'owers hereby represent and warrant to Lender that (a) the execution, delively, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and will not violate

the Organizational Documents of Borrowers, (b) the representations and wa1Tanties contained in the

Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing, (d) except as disclosed in writing to Lender, Borrowers are in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (e) Borrowers are indebted to Lender pursuant to the terms of the Notes, as the same may have been renewed, modified, extended or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, (f) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Notes as the same may have been renewed, modified or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, and (g) Borrowers have no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.

ARTICLE V.
Miscellaneous

Section 5.I Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delive1y of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

Section 5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the te1ms hereof or pursuant to the te1ms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

Section 5.3 Expenses of Lender. As provided in the Agreement, Borrowers agree to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.

Section 5.4 Severability. Any prov1s10n of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.5 **APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER**

LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY,

TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns, except B01rnwers may not assign or transfer any of their respective rights or obligations hereunder without the p1ior written consent of Lender.

Section 5.7 Counterparts. This Amendment and the other Loan Documents may be executed in one or more counterpai1s, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment and/or any other Loan Document by a scanned PDF attached to an e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpai1 hereof.

Section 5.8 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the inte1pretation of this Amendment.

Section 5.10 **RELEASE. IN CONSIDERATION OF LENDER'S AGREEMENTS CONTAINED HEREIN, EACH OF BORROWERS AND GUARANTOR (FOR THEMSELVES AND ON BEHALF OF THEIR DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS) HEREBY WAIVES, AND RELEASES LENDER AND ITS OFFICERS, EMPLOYEES, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS FROM, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) , WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT OR (C) ANY BREACH BY BORROWERS OR ANY GUARANTOR OF ANY COVENANT, AGREEMENT OR REPRESENTATION CONTAINED IN THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT.**

Section 5.11 **INDEMNIFICATION. EACH OF BORROWERS AND GUARANTOR, INDIVIDUALLY AND ON BEHALF OF ITS DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS,**

PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES,

SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFYING PARTIES"), HEREBY UNCONDITIONALLY AND IRREVOCABLY INDEMNIFIES AND HOLDS HARMLESS LENDER AND ITS OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS, DAMAGES, ACTIONS, CAUSES OF ACTION, LIABILITY OR SUITS AT LAW OR IN EQUITY, OF WHATEVER KIND OR NATURE, WHETHER ARISING UNDER STATE OR FEDERAL LAW, RULE OR REGULATION, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER KNOWN OR UNKNOWN OR ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY IN ANY WAY RELATE TO, ARE BASED UPON, OR ARISE OUT OF ANY CIRCUMSTANCE, EVENT, MATTER, OCCURRENCE, COURSE OF DEALING, TRANSACTION, FACT, ACT, OMISSION, OBLIGATION, DUTY, RESPONSIBILITY, WARRANTY, STATEMENT OR REPRESENTATION WHATSOEVER RELATED IN ANY WAY TO (A) THE AGREEMENT, (B) THIS AMENDMENT, (C) ANY OTHER RELATED DOCUMENT OR (D) ANY DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION WITH OR IN EVIDENCE OF ANY INDEBTEDNESS BETWEEN BORROWERS AND ANY GUARANTOR AND LENDER (ALL OF WHICH CLAIMS ARE REFERRED TO COLLECTIVELY AS THE "INDEMNIFIED CLAIMS"), INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, INDEMNIFIED CLAIMS WHICH AROSE FROM THE NEGLIGENCE OF AN INDEMNIFIED PARTY, PROVIDED THAT THE OBLIGATIONS OF THE INDEMNIFYING PARTIES UNDER THIS SECTION SHALL NOT APPLY TO THE EXTENT AN INDEMNIFIED CLAIM AROSE FROM AN INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH INDEMNIFYING PARTY HEREBY COVENANTS AND AGREES NOT TO IN ANY MANNER WHATSOEVER SUE ANY INDEMNIFIED PARTY IN ANY COURT OR TRIBUNAL OR BRING ANY ACTION, LAWSUIT OR CAUSE OF ACTION (WHETHER BY WAY OF DIRECT ACTION, COUNTERCLAIM, CROSSCLAIM OR INTERPLEADER) AGAINST ANY INDEMNIFIED PARTY IN ANY MANNER WHATSOEVER BASED UPON ANY MATTER DIRECTLY OR INDIRECTLY RELATED TO ANY INDEMNIFIED CLAIM.

Section 5.12 BINDING ARBITRATION. (a) AS DETAILED IN THE FOLLOWING PARAGRAPHS, UNDER THIS PROVISION, BORROWERS AND LENDER EXPRESSLY WAIVE RIGHTS TO PURSUE OR RESOLVE DISPUTES BETWEEN THEM IN COURT OR IN A CLASS ACTION (REGARDLESS OF WHETHER THAT CLASS ACTION IS BROUGHT IN COURT OR IN ARBITRATION).

(b) DISPUTES, CLAIMS, OR CONTROVERSIES (HEREINAFTER *"DISPUTES")* BETWEEN OR AMONG BORROWERS AND LENDER ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT TO WHICH BORROWERS ARE A PARTY

SHALL BE RESOLVED BY BINDING ARBITRATION. DISPUTES SHALL INCLUDE ALL CLAIMS, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS, INTERPLEADERS, OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AGREEMENT, ANY OTHER LOAN DOCUMENT AND/OR

ANY ACTION TAKEN (OR ANY OMISSION TO TAKE ANY ACTION) IN CONNECTION WITH THE FOREGOING. DISPUTES SHALL BE SUBJECT TO BINDING ARBITRATION REGARDLESS OF THE NATURE OF THE CAUSES OF ACTION ASSERTED OR THE RELIEF OR REMEDY SOUGHT. DISPUTES HEREUNDER INCLUDE NOT ONLY DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER, BUT ALSO DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER'S AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES.

(c) **BORROWERS AND LENDER AGREE THAT ARBITRATION REPLACES THE RIGHT TO GO TO COURT, AND THUS THE PARTIES WAIVE ANY RIGHT TO HAVE DISPUTES TRIED BEFORE A JUDGE OR A JURY.**

(d) **BORROWERS AND LENDER ALSO AGREE THAT NEITHER PARTY WILL BE ABLE TO PURSUE DISPUTES AS A CLASS ACTION OR OTHER REPRESENTATIVE ACTION (SUCH AS AN ACTION IN THE FORM OF A PRIVATE ATTORNEY GENERAL) IN COURT OR IN ARBITRATION, AND THE PARTIES WAIVE THE RIGHT TO DO SO. IF THE PRECEDING SENTENCE IS HELD TO BE INVALID BY A COURT OF LAW, THEN ANY CLASS OR REPRESENTATIVE ACTION WILL NOT BE RESOLVED THROUGH ARBITRATION AND WILL BE RESOLVED IN COURT.**

(e) Because this arbitration prov1s10n is made pursuant to transactions involving interstate commerce, the parties acknowledge and agree that it shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, ***et seq.,*** as the same may be amended from time to time.

(f) The party pursuing Disputes in arbitration must pursue the Disputes before the American Arbitration Association ***("AAA")*** under the AAA Commercial Finance rules (the ***"Commercial Finance Rules").*** The Commercial Finance Rules and related forms may be obtained from and Disputes may be filed at American Arbitration Association, 335 Madison Avenue, Floor 10, New York, NY 10017-4605, 800-778-7879, www.adr.org. Any arbitration hearing shall be held at a place chosen by the arbitrator(s) or AAA within the federal district in which Borrowers' principal place of business is located, or at some other place to which Lender and Borrowers agree in writing. Judgment upon any arbitration award may be entered in any court having jurisdiction.

(g) In arbitration, resolution of Disputes shall be based solely upon the law of the State of Texas and, where applicable, the United States of America. The arbitrator or arbitrators may not add to, modify, invalidate, or ignore any provision of this agreement or the controlling law. Defenses based on statutes of limitation, estoppel, waiver, laches and similar doctrines, that would othe1wise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding. In the event of any conflict between the Commercial Finance Rules and this arbitration provision, the terms of this arbitration provision control.

(h) This arbitration provision shall survive te1mination of the Agreement. If any portion of this provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

Section 5.13 WAIVER OF JURY TRIAL. IN THE EVENT THAT THE FOREGOING BINDING ARBITRATION PROVISION IS DEEMED UNENFORCEABLE, AND THUS LENDER AND BORROWERS ARE REQUIRED TO LITIGATE IN COURT, LENDER AND BORROWERS HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES, WHETHER ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT BY EITHER PARTY AGAINST THE OTHER.

Section 5.14 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[REMAINDER OF PAGE INTENTIONALLY OMITTED]

Executed as of the date first written above.

BORROWERS:

NETREIT DUBOSE MODEL HOME REIT,LP

By: NetREIT Dubose Model Home REIT,Inc., its general Partner

By: _______________
Larry G Dubose
Chief Financial Officer

NETREIT MODEL HOMES, LLC

By: _________
Lan Dubose
Chief Executive Officer

DUBOSE MODEL HOME INVESTORS#202 LP

By: Dubose Advisors, LLC,its general Partner

By: _________________
Larry G. Dubose
President

DUBOSE MODEL HOME INVESTORS#203 LP

By: Dubose Advisors, LLC,its general Partner

By: ________________
Larry G. Dubose
President

[Signature Page to Second Amendment to Loan Agreement]

LENDER:

IBERIABANK

By: ______________________________

Michael Kaufman Vice President

The undersigned Guarantor hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by Guarantor shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms and shall evidence Guarantor's guaranty of the Note as renewed and extended from time to time.

NETREIT, INC.

By:______________________________

Grant Harbert
Chief Financial Officer

[Signature Page to Second Amendment to Loan Agreement]

LENDER:

IBERIABANK

By:____________________________

Michael
KaufmanVice
President

The undersigned Guarantor hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by Guarantor shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its te1ms and shall evidence Guarantor's guaranty of the Note as renewed and extended from time to time.

NETREIT, INC.

By: ________________________

Grant Harbert
Chief Financial Officer

[Signature Page to Second Amendment to Loan Agreement]

LIST OF ANNEXES

Annex	Document
A	Form of Note
	Advance Request Form
B	Fann of Assignment of Leases
C	

Annex A

Form of Note

Annex A-i

PROMISSORY NOTE

$__________ Houston, Texas __________

FOR VALUE RECEIVED, the undersigned, — — — — — — a _______________ ("Maker"), hereby promises to pay to the order of IBERIABANK, a Louisiana state-chartered bank ("Payee"), at its offices at 11 Greenway Plaza, 29th Floor, Houston, Texas 77046, or such other address as may be designated by Payee, in lawful money of the United States of America, the
principal sum of_______________________AND _/100 DOLLARS ($__________ together with interest thereon at the rate set forth below.

The outstanding principal balance hereof shall bear interest prior to maturity at a rate equal to____________________%) per annum. If an Event of Default (hereinafter defined) has occurred and is existing, the principal hereof and any past due interest hereon shall bear interest at the Default Rate (hereinafter defined).

Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

Principal of and interest on this Note shall be due and payable in thirty-six (36) installments as follows:

(a) Thirty-five (35) monthly installments in the amount of ____________________ and___/100 Dollars ($__ each, shall be due and payable on the fifteenth (15th day of each month, commencing------------------until and including — — — — — — — — and such installments shall be applied first to accrued interest on this Note and then to principal of this Note; and

(b) A final installment in the amount of all outstanding principal, plus accrued and unpaid interest, shall be due and payable on______

This Note is secured as provided in the [Deed of Trust/Mortgage] (hereinafter defined), the Assignment of Leases (hereinafter defined) and as otherwise provided in the Loan Agreement (hereinafter defined).

Maker may prepay the principal of and accrued interest on this Note at any time

without premium or penalty, provided that all such prepayments of principal shall be applied to the principal payments due hereon in inverse order of their maturities.

As used in this Note, the following terms shall have the respective meanings indicated below:

["Assignment of Leases" means the Assignment of Lessor's Interest in Leases and Security Agreement dated as of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented or modified from time to **time.][Please delete definition for Texas]**

["Deed of Trust" means the deed of trust dated of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented, or modified from to **time.][State specific]**

"Default Rate" means the lesser of (a) ten percent (10%), or (b) the Maximum Rate.

"Event of Default" shall have the meaning given to such term in the Loan Agreement.

"Loan Agreement" means the Loan Agreement dated February 26, 2016, as amended by First Amendment to Loan Agreement dated March 14, 2016, as amended by Second Amendment to Loan Agreement dated June 29, 2016 and as the same may be further amended, supplemented, or modified from to time.

"Loan Documents" means this Note and **all** security agreements, deeds of trust, mortgages, pledge agreements, assignments, letters of credit, guaranties, certificates and other instruments, documents, and agreements, if any, executed and delivered pursuant to or in connection with this Note, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

"Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the "Code") (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the "weekly ceiling," from time to

time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined **in** the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

[["Mortgage" means the Mortgage dated of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented, or modified from to time.]] **[State specific]**

"Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

The proceeds of this Note shall be used for the purchase of the model home with the street address of ------'- Maker may not use the proceeds of this Note for any other purpose without first obtaining the consent of Payee.

Maker agrees with Payee that Maker will comply with all of the covenants contained in the Loan Agreement pertaining to Maker. Maker agrees to deliver to Payee the financial statements, tax returns and other financial information required under the terms of the Loan Agreement on or before the time such financial statements, tax returns, or other information become due.

Each of the representations and warranties made by Maker in the Loan Agreement with respect to Maker is true and correct and Payee may rely on such representations and warranties as if they had been made by Maker.

Maker represents and warrants to Payee that (a) Maker is a [[limited partnership]] duly organized and validly existing under the laws of the state of **[[Delaware]],** (b) the execution, delivery and performance of this Note and the other Loan Documents are within Maker's and Maker's general partner's powers, have been duly authorized by all requisite action, and do not and will not contravene Maker's partnership agreement, Maker's general partner's regulations, or any other organizational document, any law or any agreement or undertaking to which either Maker or Maker's general partner is a party or by which it is bound, (c) this Agreement is a legal, binding obligation of Maker, enforceable against Maker in accordance with its terms, (d) there are no claims pending, or to Maker's knowledge threatened, which, if adversely determined, would have a material adverse effect on the financial condition, operations or properties of Maker, and (e) no authorization or consent of, and no filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by Maker of this Note and the other Loan Documents.

All notices and other communications provided for in this Note and the other Loan

Documents shall be in writing and may be telexed, telecopied (faxed), mailed by certified mail return receipt requested, or delivered to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this paragraph.

If to Maker:	________________________ 6605 Cypresswood Drive, Suite 185 Spring, Texas 77379 Attention: Larry G. Dubose
If to Payee:	IBERIABANK 11 Greenway Plaza, 29th Floor Houston, Texas 77046 Attention: Michael Kaufman

Except as otherwise provided in this Note or any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy (fax), subject to confirmation of receipt, when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non- principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Upon the occurrence of any Event of Default, the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon

such declaration, the same shall become and shall be immediately due and payable, (b) foreclose the liens created by the **[Deed of Trust/Mortgage]** or any other Loan Document, (c) offset against this Note any sum or sums owed by the holder hereof to Maker and (d) take any and all other actions available to Payee under this Note, at law, in equity or otherwise. Failure of the holder

hereof to exercise any of the foregoing options shall not constitute a waiver of the right toexercise the same upon the occurrence of a subsequent Event of Default.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys' fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE JS PERFORMABLE IN HARRIS COUNTY, TEXAS.

Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or with similar language. If Borrower sends a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amounts owed or that may become owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount, must be mailed or delivered to: IBERIABANK, 11 Greenway Plaza, 29th Floor, Houston, Texas 77046.

THIS NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN MAKER AND PAYEE WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

____

By: _______________________
its general partner

By:_______________________

Name:______________________

Title:_______________________

Annex B

<u>Advance Request Form</u>

ADVANCE REQUEST FORM

TO: IBERIABANK
11 Greenway Plaza, 29th
FloorHouston, Texas 77046
Attention: Michael Kaufman

Ladies and Gentlemen:

The undersigned is an authorized representative of NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ("NetREIT Dubose"), NETREIT MODEL HOMES, LLC, a Delaware limited liability company ("NMH"), DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ("Dubose #202"), and DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ("Dubose #203", and together with NetREIT Dubose, NMH and Dubose #202, collectively, "Borrowers"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of February 26, 2016, between Borrowers and IBERIABANK, a Louisiana state-chartered bank (the "Lender"), as amended by First Amendment to Loan Agreement dated as of March 14, 2016 and Second Amendment to Loan Agreement dated as of June 29, 2016 (such Loan Agreement, as amended and as the same may be further amended, modified, supplemented or restated from time to time, is referred to as the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

- ☐ NetREIT Dubose
- ☐ NMH
- ☐ Dubose #202
- ☐ Dubose #203

(Check Applicable Box)

hereby requests an Advance (the "Requested Advance") in the amount of $__________________in accordance with the Loan Agreement.

In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that the following statements are true and correct:

(a) The representations and warranties contained in Article VI of the Loan Agreement and in each of the other Loan Documents are true and correct

on and as of the date hereof with the same force and effect as if made on and asof such date.

(b) No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the Requested Advance. The Borrower requesting the Requested Advance acknowledges that if an Event of Default or Unmatured Event of Default exists Lender is not obligated to fund the Requested Advance.

(c) No Material Adverse Effect has occurred and no event has occurred or condition exists which could reasonably be expected to result in a Material Adverse Effect.

(d) The amount of the Requested Advance, when added to the principal amount of all Advances outstanding, will not exceed the Guidance Amount.

(e) The amount of the Requested Advance does not exceed the Borrowing Limit.

Advance Request Information

(Complete for each Model Home)

☐ Guidance Amount $15,000,000.00

☐ Amount of outstanding Advances .... $____________

☐ Available amount (line (1) minus line (2)).................. $___ _

☐ Amount of Requested Advance .... $____________

D Amount of monthly lease income for the Model Home to be acquired with the proceeds of such Advance.................. $____________

☐ Amount of monthly principal and interest payment for such Advance .... $____________

☐ Lease Payment Coverage Ratio for such Advance (line (5) divided by line (6)) (Required - not less than 1.25

to 1.0).. _ to 1.0

□ Appraised Value of Model Home to be acquired withthe

proceeds of such Advance
(Required - Advance not more than 70% of such amount) $__________

□ Purchase Price of Model Home to be acquired with the

proceeds of such Advance (Required - Advance not more
than 70% of such amount)...$__________

Dated as of:_____________

l[COMPLETE ONE SIGNATUREBLOCK ONLY]]

THE BORROWER REQUESTING THE REQUESTED ADVANCE:

NETREIT DUBOSE MODEL HOME REIT, LP

By: NetREIT Dubose Model Home REIT, Inc.,its general partner

By:.________________________

Jack K.
Heilbron
President

NETREIT MODEL HOMES, LLC

By:__________________________

Larry G. Dubose
Chief Executive Officer

DUBOSE MODEL HOME INVESTORS #202 LP

By: Dubose Advisors,

LLC its general partner

By: ____________________________

Larry G. Dubose
President

DUBOSE MODEL HOME INVESTORS #203 LP

By: **Dubose Advisors, LLC**
its general partner

By: ____________________________

Larry G. Dubose
President

Annex B

Form of Assignment of Leases

Annex C-i

NOTICE OF CONFIDENTIALLTY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

After Recording Return To:
Michael Kaufman
IBERIABANK
11 Greenway Plaza, 29th
FloorHouston, Texas
77046

ASSIGNMENT OF LESSOR'S INTEREST IN LEASES
AND SECURITY AGREEMENT

THIS ASSIGNMENT OF LESSOR'S INTEREST IN LEASES AND SECURITY AGREEMENT dated as of [c____________,] (this "Agreement"), is by and between------------------------ a ________________ (the "Debtor"), and IBERIABANK, a Louisiana state-chartered bank ("SecuredParty").

RECITALS:

A. Debtor is borrowing in the form of a Commitment up to $15,000,000.00 from Secured Party in the form of a guidance line of credit, as evidenced by, among other promissory notes, that certain promissory note in the original principal amount of [[$ ____________], dated [c_ __ __,], executed by Debtor and payable to Secured Party (such promissory notes, as the same may be renewed, extended, modified or rearranged from time to time is referred to as the "Note") pursuant to that certain Loan Agreement dated as of February 26, 2016, as amended by First Amendment to Loan Agreement dated as of March 14, 2016, and as amended by Second Amendment to Loan Agreement dated as of June 29, 2016 (such Loan Agreement as amended and as the same may be further amended, modified, supplemented or restated from time to time, is referred to as the "Loan Agreement").

B. Debtor and Lessee (hereinafter defined) have entered into that certain LeaseAgreement (hereinafter defined).

16407693v.2

C. Secured Party has conditioned its obligations under the Loan Agreement upon,among other things, the execution and delivery of this Agreement by Debtor.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Assignment: Lien and Security Interest

Section 1.1. Security Interest. To secure prompt and full payment and performance of the Obligations (hereinafter defined) Debtor hereby assigns, transfers, pledges and sets over to Secured Party, and grants to Secured Party a lien on and a security interest in and to the following properties, rights and interests (herein collectively called the "Collateral"):

(a) all of Debtor's right, titles and interests in and to any and all leases covering all or portions of that certain parcel of land described in Exhibit "A" attached hereto (the "Property"), and the improvements thereon, (together with any and all future tenants or lessees under any lease, the "Lessee"), including, without limitation, that certain Model Home Purchase and Leaseback Agreement dated as of [[_______]], between Debtor and [_____]], a [___________,] ("Lessee"), as

the same may be amended, modified, renewed, extended or supplemented from time to time (the "Lease Agreement") (and such leases as described in this paragraph, together with all amendments and extensions thereof, being herein called the "Leases");

(b) all of Debtor's rights, titles and interests in and to all Rents (hereinafter defined) and all other proceeds, monies, payments, income, collections, rentals and benefits attributable or accruing to Debtor by virtue of the Leases (collectively, the "Lease Revenue");

(c) all rights, remedies and privileges of Debtor under the Leases, including the right to enforce the performance of any lessee's obligations under any Lease and including Debtor's rights in any liens securing any Lease;

(d) all right to receive insurance proceeds under the Leases;

(e) all general intangibles of Debtor arising from or relating to the Leases; and

(f) all products and proceeds thereof.

All terms used herein that are defined in the Uniform Commercial Code as adopted in the State of Texas shall have the meanings specified in the Uniform Commercial Code as adopted by the

State of Texas as in effect from time to time (the "UCC"). As used herein, each of the followingterms have the following meanings:

"Fixtures" shall mean all materials, supplies, equipment, apparatus and other items now or hereafter attached to, installed in or used (temporarily or permanently) in connection with any of the Improvements or the Land, and all renewals, replacements, and substitutions thereof and additions thereto, including, without limitation, any and all partitions, ducts, shafts, pipes, radiators, conduits, wiring, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, stokers, pumps, dynamos, transformers, generators, fans, blowers, vents, switchboards, elevators, mail conveyors, escalators, compressors, furnaces, cleaning, call and sprinkler systems, fire extinguishing apparatus, water tanks, swimming pools, heating, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling systems, water, gas and electric equipment, disposals, dishwashers, washers, dryers, refrigerators and ranges, cafeteria equipment, and recreational equipment and facilities of all kinds, all of which property and things are hereby declared to be permanent accessions to the Land.

"Improvements" shall mean any and all buildings, parking areas and other improvements, and any and all additions, alterations, or appurtenances thereto, now or at any time hereafter placed or constructed upon the Land or any part thereof.

"Land" shall mean the real estate (or interest therein) described in Exhibit "A", attached hereto and incorporated herein by this reference, all Improvements and Fixtures, and all rights, titles and interests appurtenant thereto.

"Leases" shall mean all leases (including, oil, gas and other mineral leases), subleases, licenses, concessions, contracts or other agreements (written or oral, now or hereafter in effect) which grant a possessory interest in and to, or the right to use, any portion of the Property, or which relate to the use or construction of the Improvements or the Fixtures, together with all security and other deposits made in connection therewith.

"Personalty" shall mean all of the right, title and interest of Debtor in and to all personal property (other than the Fixtures) of any kind as defined in Chapter 9 of the UCC, including, without limitation, all furniture, furnishings, equipment, machinery,

goods, general intangibles, money, accounts, contract rights, and inventory, now or hereafter located upon within or about the Land and the Improvements, together with all accessories, replacements and substitutions therefor and the proceeds thereof.

"Property" shall mean the Land, Improvements, Fixtures and Personalty, togetherwith all or any part of, and any interest in, the following: rights, privileges, tenements,

hereditaments, rights-of-way, easements, appendages, and appurtenances in any way pertaining thereto, and rights, titles, and interests of Debtor in and to any streets, ways, alleys, strips of land adjoining the Land or any part thereof; additions, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and other security and collateral of any nature whatsoever, now or hereafter given for the payment, performance and discharge of the obligations.

"Rents" shall mean all consideration, whether money or otherwise, paid or payable for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Property, including, without limitation, the proceeds of all hydrocarbons or other minerals produced from the Property and all delay rentals and bonuses from any oil, gas or other mineral lease, and including all proceeds, monies, payments, income, collections, rentals and benefits attributable or accruing to the Debtor, as a lessor, by virtue of any Lease.

Section 1.2. Obligations. The Collateral shall secure the following obligations, indebtedness and liabilities (all such obligations, indebtedness and liabilities being hereinafter sometimes called the "Obligations"):

a) the obligations and indebtedness of Debtor to Secured Party evidenced by the Note;

b) the obligations and indebtedness of Debtor to Secured Party under the Loan Agreement and the Loan Documents (as defined in the Loan Agreement);

c) all future advances by Secured Party to Debtor;

d) the Obligations (as defined in the Loan Agreement), including the Rate Management Transaction Obligations (as defined in the Loan Agreement);

e) all costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, incurred by Secured Party to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement;

f) all other obligations, indebtedness, and liabilities of Debtor to Secured Party, now existing or hereafter arising, regardless of whether such obligations,

indebtedness, and liabilities are similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several; and

g) all extensions, renewals, and modifications of any of the foregoing and all promissory notes given in extension, renewal, modification, substitution or replacement of any of the foregoing.

ARTICLE II.

Representations and Warranties

To induce Secured Party to enter into this Agreement and to fund the Note, Debtor represents and warrants to Secured Party as set forth below:

Section 2.1. Title. Debtor is the true and lawful owner of the Collateral. Debtor has the right to enter into this Agreement, to assign the Collateral to Secured Party and grant to Secured Party the lien and security interest in the Collateral as provided by this Agreement.

Section 2.2. No Liens. Except for the lien and security interest granted herein, Debtor owns, and with respect to Collateral acquired after the date hereof Debtor **will** own, the Collateral free and clear of any lien, security interest or other encumbrance. No other personor entity has or will have any right in or to the Collateral.

Section 2.3. Financing Statements. No financing statement, security agreement, or other lien or security instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Secured Party.

ARTICLE III.

Covenants

Debtor covenants and agrees with Secured Party that until the Obligations are paid and performed in full Debtor will perform the covenants set forth below.

Section 3.1. Disposition of Collateral. Debtor will not sell, assign, convey, pledge or hypothecate or otherwise dispose of any of the Collateral.

Section 3.2. Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against any lien, security interest or other encumbrance on the

Collateral except the lien and security interest of Secured Party hereunder. Debtor shall defend Debtor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities.

Section 3.3. Performance of Leases. Debtor will perform and discharge all Debtor's obligations under the Leases in accordance with Debtor=s customary business practices. To the extent Debtor determines to do so in the exercising its reasonable business judgment, (a) Debtor will enforce performance of each and every provision of the Leases, and (b) Debtor **will** appear in and prosecute or defend any action or proceeding arising under or connected with the Leases or the obligations of any party thereunder.

Section 3.4. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver **all** such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement.

Section 3.5. Notification. Debtor shall notify Secured Party promptly after learning of (a) any lien, security interest, encumbrance, or claim made or threatened against the Collateraland (b) any material change in the Collateral.

Section 3.6. Expenses. Debtor **will** pay to Secured Party all expenses (including reasonable expenses for legal services of every kind) of or incidental to the enforcement of any of the provisions of this Agreement or incidental to the enforcement of any of the Obligations, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of the Secured Party in respect thereof, by litigation or otherwise; and all such expenses shall be Obligations within the terms of this Agreement.

Section 3.7. Rents. If no Event of Default (hereinafter defined) exists, Debtor shall have the right to collect all Rents and other Lease Revenues. If an Event of Default exists, Debtor shall direct all lessees to send all Rents and other Lease Revenues directly to Secured Party. Any Rents and other Lease Revenues received by Debtor after the occurrence of an Event of Default shall be held by Debtor in trust for the benefit of Secured Party and Debtor shall promptly deliver all such Rents and other Lease Revenues to Secured Party upon receipt.

ARTICLE IV.

Rights of Secured Party

Section 4.1. Modify Leases. The rights assigned hereunder include all rights and powers to modify the Leases or to terminate the term of the Leases or to accept a surrender thereof or to waive or release any Lessee from the performance or observance by such Lessee of any obligation or condition thereof, provided that Secured Party shall not exercise such rights unless an Event of Default has occurred and is continuing.

Section 4.2. Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, upon the occurrence and during the continuation of an Event of Default, to take any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following, without notice to or the consent of Debtor (but does not obligate Secured Party to do so):

a) to take in its name or in the name of Debtor such action as Secured Party may at any time determine to be necessary or advisable to cure any default under the Leases or to protect the rights of Debtor or Secured Party thereunder;

b) to give appropriate receipts, releases and satisfactions for and on behalf of Debtor and to do any and all acts in the name of Debtor or in the name of Secured Party with the same force and effect as Debtor could do if this Agreement had not been made;

c) to pay or discharge taxes, liens, security interests, or other encumbranceslevied or placed on or threatened against the Collateral; and

d) to sell, transfer, pledge, make any agreement or settlement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon

the Collateral and Secured Party's security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights,

16407693v.2

powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any security interest or lien given to secure the Collateral.

Section 4.3. Performance by Secured Party. If Debtor fails to perform or comply with any of its agreements contained herein, Secured Party itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of Secured Party, together with interest thereon at the Default Rate (as defined in the Loan Agreement), shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

Section 4.4. Assignment by Secured Party. Secured Party may from time to time assign the Obligations and any portion thereof or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

Section 4.5. Secured Party Not Mortgagee in Possession. Secured Party, by acceptance of this Agreement shall not be deemed to be a mortgagee in possession prior to taking possession of the Property and shall not be obligated to perform or discharge any obligation of Debtor under the Leases, appear in or defend any action or proceeding relating to the Collateral, or to take any action hereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Leases or to assume any obligation or responsibility for any security or other deposits delivered to Debtor by any lessee and not delivered to Secured Party, nor shall Secured Party be liable in any way for any injury or damage to any Person (as defined in the Loan Agreement) or property sustained by any Person in or about the Property. Debtor hereby agrees to indemnify Secured Party and hold Secured Party harmless against and from any and all actual liability, loss or damage which Secured Party incurs under the Leases or under or by reason of this

Agreement, and of and from any and all claims and demands whatsoever which may be asserted against Secured Party by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of the Leases, except for such liabilities, losses and damages which arise as a result of the gross negligence or willful misconduct of Secured Party. If Secured Party incurs any such liability, loss or damage under the Leases or under or by reason of this Agreement, or in defense against any

such claims or demands, the amount thereof, including all costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Rate shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement.

ARTICLE V.

Default

Section 5.1. Events of Default. The term "Event of Default" shall mean an Event ofDefault as defined in the Loan Agreement.

Section 5.2. Rights and Remedies. Upon the occurrence and during the continuanceof an Event of Default, Secured Party shall have the following rights and remedies:

a) Secured Party may declare the Obligations or any part thereof immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor; provided, however, that upon the occurrence of an Event of Default under Section 9.l(d) or Section 9.l(e) of the Loan Agreement, the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor.

b) Either with or without taking possession of the Property, Secured Party may terminate Debtor's right to receive all Rents and other Lease Revenues, and Secured Party may, in its own name, sue for or otherwise collect and receive all Rents and other Lease Revenues, including those past due and unpaid Rents, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, towards any Obligations in such order as Secured Party may determine.

c) Without bringing any action or proceeding, and without notice to Debtor, Secured Party may (a) enter upon, take possession of and operate the Property, (b) make, enforce, modify, and accept the surrender of the Leases, (c) modify any Rents, and (d) make repairs and do any acts which Secured Party deems

proper and necessary.

d) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, Secured Party shall have all of the rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Debtor, collect, receive, or

take possession of the Collateral (including the Rents and other Lease Revenues) or any part thereof, (ii) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery. Debtor agrees that Secured Party shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations in full. Debtor waives all rights of marshalling in respect of the Collateral.

e) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

ARTICLE VI.

Miscellaneous

Section 6.1. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

Section 6.3. Amendment. The provisions of this Agreement may be amended

or waived only by an instrument in writing signed by the parties hereto.

Section 6.4. Notices. All notices and other communications provided for in this Agreement shall be given as provided in the Loan Agreement.

Section 6.S. Applicable Law: Venue: Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. The venue of, and provisions regarding service of process in connection with any action or proceeding hereunder shall be determined as provided in the Loan Agreement.

Section 6.6. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 6.7. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement until repayment of the Obligations, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

Section 6.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.9. Waiver of Bond. In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 6.10. Severability. Any prov1s1on of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.11. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE

PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL

AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORALAGREEMENTS AMONG THE PARTIES HERETO.

[[REMAINDER OF PAGE INTENTIONALLY OMITTED]]

16407693v.2

IN WITNESS WHEREOF, this instrument was executed on the date of theacknowledgment to be effective as of the date set forth above.

DEBTOR:

____

By: — — — — — — — — its general partner

By:________________________
Name:____________________
Title:____________________

THE STATE OF

TEXASCOUNTY

OF HARRIS

This instrument was acknowledged before me on the __ day of______, ____, by ________, ________ of _______, a _______, as general partner of ____________, a ____________, on behalf of said __________.

____

Notary Public in and
forThe State of T EX
A S

List of Exhibits

Exhibit "A" - Property Description

C:\Nrportbl\JWDOCS\SGARCIA\16407693_2.Docxl6407693v.2

EXHIBIT "A"

<u>Land</u>

C:\Nrportbl\JWDOCS\SGARCIA\16407693_2.Docx16407693 V.2

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this ***"Amendment'),*** dated as of April 11, 2017, is between NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ***("NetREIT Dubose"),*** NETREIT MODEL HOMES, LLC, a Delaware limited liability company ***("NMH'),*** DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ***("Dubose #202"),*** DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ***("Dubose #203",*** and together with NetREIT Dubose, NMH and Dubose #202, collectively, ***"Borrowers"*** and each a ***"Borrower")*** and IBERJABANK, a Louisiana state-chartered bank ***("Lender").***

RECITALS:

A. Borrower and Lender entered into that certain Loan Agreement dated as of February 26, 2016, as amended by First Amendment to Loan Agreement dated as of March 14, 2016 and Second Amendment to Loan Agreement dated as of June 29, 2016 (as amended, the ***"Agreement").***

B. Pursuant to the Agreement, NetREIT, Inc., a Maryland corporation ***("Guarantor")*** executed that certain Guaranty Agreement dated as of February 26, 2016 (the "Guaranty Agreement") pursuant to which Guarantor guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

C. Borrower and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such te1ms in the Agreement, as amended hereby.

ARTICLE II.
Amendments

Section 2.1 Amendment to Recitals. Effective as of the date hereof, the first paragraph of the Recitals in the Agreement is amended to read in its entirety as follows:

> Borrowers have requested that Lender extend credit to Borrowers in the form of a guidance line of credit in the amount of $20,000,000.00. Lender is willing to make such extensions of credit to Borrowers upon the terms and

conditions hereinafter set forth.

Section 2.2 Amendment to Certain Definitions. Effective as of the date hereof, the definitions of the following terms contained in Section 1.1 of the Agreement are amended to readin their respective entireties as follows:

"Guidance Amount" means $20,000,000.00.

"Termination Date" means 11:00 a.m. on April 11, 2018 or such earlier date onwhich the Guidance Amount terminates as provided in this Agreement.

Section 2.3 Amendment to Exhibits. Effective as of the date hereof, (a) Exhibit "A" (Note) to the Agreement is amended to conform in its entirety to Annex "A" to this Amendment,
(b) Exhibit B" (Advance Request Form) to the Agreement is amended to conform in its entirety to Annex "B" to this Amendment and (c) Exhibit ' C' (Form of Assignment of Leases) to the Agreement is amended to conform in its entirety to Annex "C" to this Amendment.

ARTICLE III.
Conditions Precedent

Section 3.1 Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:

(a) Certificate - General Partner-NetREIT Dubose. A certificate of the Secretary or another officer of General Partner-NetREIT Dubose acceptable to Lender certifying (i) resolutions of the directors of General Partner-NetREIT Dubose which authorize the execution, delivery and performance by NetREIT Dubose of this Agreement and the other Loan Documents to which NetREIT Dubose is or is to be a party and (ii) the names of the officers of General Partner-NetREIT Dubose authorized to sign this Agreement and each of the other Loan Documents to which NetREIT Dubose is or is to be a party together with specimen signatures of such Persons.

(b) Governmental Certificates - NetREIT Dubose. A ce1lificate issued by the appropriate government official of the state of organization of NetREIT Dubose as to the existence and good standing of NetREIT Dubose.

(c) Governmental Ce1tificates - General Partner - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of General Partner-NetREIT Dubose as to the existence and good standing of General Partner-NetREIT Dubose.

(d) Certificate - NMH. A ce1lificate of the Secretary or another officer of NMH acceptable to Lender certifying (i) resolutions of the directors of NMH which authorize the execution, delivery and performance by NMH of this Agreement and the other Loan Documents to which NMH is or is to be a party and (ii) the names of the officers of NMH authorized to sign this Agreement and

each of the other Loan Documents to which NMH is or is to be a party together with specimen signatures of such Persons.

(e) Governmental Certificates- NMH. A certificate issued by the appropriate government official of the state of organization of NMH as to the existence and good standing of NMH.

(f) Certificate - General Partner- Dubose #202 and #203. A certificate of the Secretary or another officer of General Partner-Dubose #202 and #203 acceptable to Lender certifying (i) resolutions of the directors of General Partner-Dubose #202 and #203 which authorize the execution, delivery and performance by Dubose #202 and #203 of this Agreement and the other Loan Documents to which Dubose #202 and #203 is or is to be a party and (ii) the names of the officers of General Partner-Dubose #202 and #203 authorized to sign this Agreement and each of the other Loan Documents to which Dubose #202 and #203 is or is to be a party together with specimen signatures of such Persons.

(g) Governmental Certificates - Dubose #202. A certificate issued by the appropriate government official of the state of organization of Dubose #202 as to the existence and good standing of Dubose #202.

(h) Governmental Certificates - General Partner-Dubose #202 and #203. A certificate issued by the appropriate government official of the state of organization of General Partner-Dubose #202 and #203 as to the existence and good standing of General Partner-Dubose #202 and Dubose #203.

(i) Additional Information. Such additional documents, instruments and information as Lender may request.

Section 3.2 Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE
IV.
Ratifications , Representations, and Warranties

Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

l
7841307
v.2

Section 4.2 Representations, Warranties and Agreements. Borrowers hereby represent and warrant to Lender that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and will not violate the Organizational Documents of Borrowers, (b) the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing, (d) except as disclosed in writing to Lender, Borrowers are in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (e) Borrowers are indebted to Lender pursuant to the terms of the Notes, as the same may have been renewed, modified, extended or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, (f) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Nates as the same may have been renewed, modified or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, and (g) Borrowers have no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.

ARTICLEV.
Miscellaneous

Section 5.1 Survival of Representations and Warranties. All representations and warranties made in the Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

Section 5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

Section 5.3 Expenses of Lender. As provided in the Agreement, Borrowers agree to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.

Section 5.4 Severability. Any prov1s10n of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.5 **<u>APPLICABLE LAW.</u> THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.**

Section 5.6 <u>Successors and Assigns</u>. This Amendment is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns, except Borrowers may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of Lender.

Section 5.7 <u>Counterparts</u>. This Amendment and the other Loan Documents may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment and/or any other Loan Document by a scanned PDF attached to an e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5.8 <u>Effect of Waiver.</u> No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.9 <u>Headings</u>. The headings, captions, and an-arrangement used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.10 **<u>RELEASE.</u> IN CONSIDERATION OF LENDER'S AGREEMENTS CONTAINED HEREIN, EACH OF BORROWERS AND GUARANTOR (FOR THEMSELVES AND ON BEHALF OF THEIR DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS) HEREBY WAIVES, AND RELEASES LENDER AND ITS OFFICERS, EMPLOYEES, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS FROM, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) , WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT OR (C) ANY BREACH BY BORROWERS OR ANY GUARANTOR OF ANY**

COVENANT, AGREEMENT OR REPRESENTATION CONTAINED IN THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT.

Section 5.11 INDEMNIFICATION. EACH OF BORROWERS AND GUARANTOR, INDIVIDUALLY AND ON BEHALF OF ITS DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFYING PARTIES"), HEREBY UNCONDITIONALLY AND IRREVOCABLY INDEMNIFIES AND HOLDS HARMLESS LENDER AND ITS OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS, DAMAGES, ACTIONS, CAUSES OF ACTION, LIABILITY OR SUITS AT LAW OR IN EQUITY, OF WHATEVER KIND OR NATURE, WHETHER ARISING UNDER STATE OR FEDERAL LAW, RULE OR REGULATION, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER KNOWN OR UNKNOWN OR ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY IN ANY WAY RELATE TO, ARE BASED UPON, OR ARISE OUT OF ANY CIRCUMSTANCE, EVENT, MATTER, OCCURRENCE, COURSE OF DEALING, TRANSACTION, FACT, ACT, OMISSION, OBLIGATION, DUTY, RESPONSIBILITY, WARRANTY, STATEMENT OR REPRESENTATION WHATSOEVER RELATED IN ANY WAY TO (A) THE AGREEMENT, (B) THIS AMENDMENT, (C) ANY OTHER RELATED DOCUMENT OR (D) ANY DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION WITH OR IN EVIDENCE OF ANY INDEBTEDNESS BETWEEN BORROWERS AND ANY GUARANTOR AND LENDER (ALL OF WHICH CLAIMS ARE REFERRED TO COLLECTIVELY AS THE "INDEMNIFIED CLAIMS"), INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, INDEMNIFIED CLAIMS WHICH AROSE FROM THE NEGLIGENCE OF AN INDEMNIFIED PARTY, PROVIDED THAT THE OBLIGATIONS OF THE INDEMNIFYING PARTIES UNDER THIS SECTION SHALL NOT APPLY TO THE EXTENT AN INDEMNIFIED CLAIM AROSE FROM AN INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH INDEMNIFYING PARTY HEREBY COVENANTS AND AGREES NOT TO IN ANY MANNER WHATSOEVER SUE ANY INDEMNIFIED PARTY IN ANY COURT OR TRIBUNAL OR BRING ANY ACTION, LAWSUIT OR CAUSE OF ACTION (WHETHER BY WAY OF DIRECT ACTION, COUNTERCLAIM, CROSSCLAIM OR INTERPLEADER) AGAINST ANY INDEMNIFIED PARTY IN ANY MANNER WHATSOEVER BASED UPON ANY MATTER DIRECTLY OR INDIRECTLY RELATED TO ANY INDEMNIFIED CLAIM.

Section 5.12 BINDING ARBITRATION. (a) AS DETAILED IN THE FOLLOWING PARAGRAPHS, UNDER THIS PROVISION, BORROWERS AND LENDER EXPRESSLY WAIVE RIGHTS TO PURSUE OR RESOLVE DISPUTES BETWEEN THEM IN COURT OR IN A CLASS ACTION (REGARDLESS OF

WHETHER THAT CLASS ACTION IS BROUGHT IN COURT OR IN ARBITRATION).

(b) DISPUTES, CLAIMS, OR CONTROVERSIES (HEREINAFTER *"DISPUTES")* BETWEEN OR AMONG BORROWERS AND LENDER ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT TO WHICH BORROWERS ARE A PARTY SHALL BE

RESOLVED BY BINDING ARBITRATION. DISPUTES SHALL INCLUDE ALL CLAIMS, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS, INTERPLEADERS, OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AGREEMENT, ANY OTHER LOAN DOCUMENT AND/OR ANY ACTION TAKEN (OR ANY OMISSION TO TAKE ANY ACTION) IN CONNECTION WITH THE FOREGOING. DISPUTES SHALL BE SUBJECT TO BINDING ARBITRATION REGARDLESS OF THE NATURE OF THE CAUSES OF ACTION ASSERTED OR THE RELIEF OR REMEDY SOUGHT. DISPUTES HEREUNDER INCLUDE NOT ONLY DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER, BUT ALSO DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER'S AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES.

(c) **BORROWERS AND LENDER AGREE THAT ARBITRATION REPLACES THE RIGHT TO GO TO COURT, AND THUS THE PARTIES WAIVE ANY RIGHT TO HAVE DISPUTES TRIED BEFORE A JUDGE OR A JURY.**

(d) **BORROWERS AND LENDER ALSO AGREE THAT NEITHER PARTY WILL BE ABLE TO PURSUE DISPUTES AS A CLASS ACTION OR OTHER REPRESENTATIVE ACTION (SUCH AS AN ACTION IN THE FORM OF A PRIVATE ATTORNEY GENERAL) IN COURT OR IN ARBITRATION, AND THE PARTIES WAIVE THE RIGHT TO DO SO. IF THE PRECEDING SENTENCE IS HELD TO BE INVALID BY A COURT OF LAW, THEN ANY CLASS OR REPRESENTATIVE ACTION WILL NOT BE RESOLVED THROUGH ARBITRATION AND WILL BE RESOLVED IN COURT.**

(e) Because this arbitration prov1s1on is made pursuant to transactions involving interstate commerce, the parties acknowledge and agree that it shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, ***et seq.,*** as the same may be amended from time to time.

(f) The party pursuing Disputes in arbitration must pursue the Disputes before the American Arbitration Association ***("AAA")*** under the AAA Commercial Finance rules (the ***"Commercial Finance Rules").*** The Commercial Finance Rules and related forms may be obtained from and Disputes may be filed at American Arbitration Association, 335 Madison Avenue, Floor 10, New York, NY 10017-4605, 800-778-7879, www.adr.org. Any arbitration hearing shall be held at a place chosen by the arbitrator(s) or AAA within the federal district in which Borrowers' principal place of business is located, or at some other place to which Lender and Borrowers agree in writing. Judgment upon any arbitration award may be entered in any court having jurisdiction.

(g) In arbitration, resolution of Disputes shall be based solely upon the law of the State of Texas and, where applicable, the United States of America. The arbitrator or arbitrators may not add to, modify, invalidate, or ignore any provision of this agreement or the controlling law. Defenses based on statutes of limitation, estoppel, waiver, laches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable

in any such arbitration proceeding. In the event of any conflict between the Commercial FinanceRules and this arbitration provision, the terms of this arbitration provision control.

(h) This arbitration provision shall survive termination of the Agreement. If any portion of this provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

Section 5.13 **WAIVER OF JURY TRIAL. IN THE EVENT THAT THE FOREGOING BINDING ARBITRATION PROVISION IS DEEMED UNENFORCEABLE, AND THUS LENDER AND BORROWERS ARE REQUIRED TO LITIGATE IN COURT, LENDER AND BORROWERS HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES, WHETHER ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT BY EITHER PARTY AGAINST THE OTHER.**

Section 5.14 **ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.**

[REMAINDER OF PAGE INTENTIONALLY OMITTED]

Executed as of the date first written above.

BORROWERS:

NETREIT DUBOSE MODEL HOME REIT,LP

By: NetREIT Dubose Model Home REIT, Inc., its general partner

By: ______________________,
Larry G Dubose
Chief Financial Officer

NETREIT MODEL HOMES, LLC

By: _____________
Larry G. Dubose
Chief Executive Officer

DUBOSE MODEL HOME INVESTORS#202 LP

By: Dubose Advisors, LLC,its general partner

By Larry G. Dubose
President

DUBOSE MODEL HOME INVESTORS#203 LP

By: Dubose Advisors, LLC,
Its general partner

By: ____________________
Larry G. Dubose
President

[Signature Page to Third Amendment to Loan Agreement]

LENDER:

By:_____________________________
John Henderson
Assistant Vice President

The undersigned Guarantor hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by Guarantor shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms and shall evidence Guarantor's guaranty of the Note as renewed and extended from time to time.

NETREIT, INC.

By __________________
Grant Harbert
Chief Financial Officer

LIST OF ANNEXES

Annex	Document
A	Form of Note
B	Advance Request Form
C	Form of Assignment of Leases

Annex A

Form of Note

PROMISSORY NOTE

$______________ Houston, Texas ____________

FOR VALUE RECEIVED, the undersigned,___________, a ____________________ ("Maker"), hereby promises to pay to the order of IBERIABANK, a Louisiana state-chartered bank ("Payee"), at its offices at 11 Greenway Plaza, 29th Floor, Houston, Texas 77046, or such other address as may be designated by Payee, in lawful money of the United States of America, the principal sum of _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ AND _ /100 DOLLARS ($__, together with interest thereon at the rate set forth below.

The outstanding principal balance hereof shall bear interest prior to maturity at a rate equal to
_______________________ ---%) per annum. If an Event of Default (hereinafter defined) has occurred and is existing, the principal hereof and any past due interest hereon shall bear interest at the Default Rate (hereinafter defined).

Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

Principal of and interest on this Note shall be due and payable in thirty-six (36) installments as
follows:

(a) Thirty-five (35) monthly installments in the amount of - - - - - - - - - - - - - and__/100 Dollars ($_ _ _ _) each, shall be due and
payable on the fifteenth (15th) day of each month, commencing _ _ _ _ _ _ _ _ _, until and including____________, and such installments shall be applied first to accruedinterest on this Note and then to principal of this Note; and

(b) A final installment in the amount of all outstanding principal, plus accrued andunpaid interest, shall be due and payable on___

This Note is secured as provided in the [Deed of Trust/Mortgage] (hereinafter defined), the Assignment of Leases (hereinafter defined) and as otherwise provided in the Loan Agreement (hereinafter defined).

Maker may prepay the principal of and accrued interest on this Note at any time without premium or penalty, provided that all such prepayments of principal shall be applied to the principal payments due hereon in inverse order of their maturities.

As used in this Note, the following terms shall have the respective meanings indicated below:

["Assignment t of Leases" means the Assignment of Lessor's Interest in Leases and Security Agreement dated as of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented or modified from time to **time.][Please delete definition for Texas]**

["Deed of Trust" means the deed of trust dated of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented, or modified from to time.][State **specific]**

"Default Rate" means the lesser of(a) ten percent (10%), or (b) the Maximum Rate.

"Event of Default" shall have the meaning given to such term in the Loan Agreement.

"Loan Agreement" means the Loan Agreement dated February 26, 2016, as amended by First Amendment to Loan Agreement dated March 14, 2016, as amended by Second Amendment to Loan Agreement dated June 29, 2016 and as amended by Third Amendment to Loan Agreement dated as of April 11, 2017, and as the same may be further amended, supplemented, or modified from to time.

"Loan Documents" means this Note and all security agreements, deeds of trust, mortgages, pledge agreements, assignments, letters of credit, guaranties, certificates and other instruments, documents, and agreements, if any, executed and delivered pursuant to or in connection with this Note, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

"Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the "Code") (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the "weekly ceiling," from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

[["Mortgage" means the Mortgage dated of even date herewith, executed by Maker for the benefit of Payee, as the same may be amended, supplemented, or modified from to time.]] **[State specific]**

"Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmental

authority, or other entity.

The proceeds of this Note shall be used for the purchase of the model home with the street address of _______ . Maker may not use the proceeds of this Note for any other purpose without first obtaining the consent of Payee.

Maker agrees with Payee that Maker will comply with all of the covenants contained in the Loan Agreement pertaining to Maker. Maker agrees to deliver to Payee the financial statements, tax returns and other financial information required under the terms of the Loan Agreement on or before the time such financial statements, tax returns, or other information become due.

Each of the representations and warranties made by Maker in the Loan Agreement with respect to Maker is true and correct and Payee may rely on such representations and warranties as if they had been made by Maker.

Maker represents and warrants to Payee that (a) Maker is a [[limited partnership]] duly organized and validly existing under the laws of the state of **[[Delaware]],** (b) the execution, delivery and performance of this Note and the other Loan Documents are within Maker's and Maker's general partner's powers, have been duly authorized by all requisite action, and do not and will not contravene Maker's partnership agreement, Maker's general partner's regulations, or any other organizational document, any law or any agreement or undertaking to which either Maker or Maker's general partner is a party or by which it is bound, (c) this Agreement is a legal, binding obligation of Maker, enforceable against Maker in accordance with its terms, (d) there are no claims pending, or to Maker's knowledge threatened, which, if adversely determined, would have a material adverse effect on the financial condition, operations or properties of Maker, and (e) no authorization or consent of, and no filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by Maker of this Note and the other Loan Documents.

All notices and other communications provided for in this Note and the other Loan Documents shall be in writing and may be telexed, telecopied (faxed), mailed by certified mail return receipt requested, or delivered to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this paragraph.

If to Maker:	__________________________ 6605 Cypresswood Drive, Suite 185 Spring, Texas 77379 Attention: Larry G. Dubose
If to Payee:	IBERIABANK 11 Greenway Plaza, 29th Floor Houston, Texas 77046 Attention: John Henderson

Except as otherwise provided in this Note or any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy (fax), subject to confirmation of receipt, when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

Notwithstanding anything to the contrary contained herein, no prov1s10ns of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Upon the occurrence of any Event of Default, the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose the liens created by the **[Deed of Trust/Mortgage]** or any other Loan Document, (c) offset against this Note any sum or sums owed by the holder hereof to Maker and (d) take any and all other actions available to Payee under this Note, at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys' fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or with similar language. If Borrower sends a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amounts owed or that may become owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed

or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount, must be mailed or delivered to: IBERIABANK, 11 Greenway Plaza, 29th Floor, Houston, Texas 77046.

THIS NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN MAKER AND PAYEE WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

By: ______________________________
its general partner

By:--------------
Name:..
Title:-------------

Annex B

Advance Request Form

Annex B - i

1784130
7v.2

ADVANCE REQUEST FORM

TO: IBERIABANK
11 Greenway Plaza, 29th Floor
Houston, Texas 77046
Attention: John Henderson

Ladies and Gentlemen:

The undersigned is an authorized representative of NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ("NetREIT Dubose"), NETREIT MODEL HOMES, LLC, a Delaware limited liability company ("NMH"), DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ("Dubose #202"), and DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ("Dubose #203", and together with NetREIT Dubose, NMH and Dubose #202, collectively, "Borrowers"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of February 26, 2016, between Borrowers and IBERIABANK, a Louisiana state-chartered bank (the "Lender"), as amended by First Amendment to Loan Agreement dated as of March 14, 2016, Second Amendment to Loan Agreement dated as of June 29, 2016 and Third Amendment to Loan Agreement dated as of April 11, 2017 (such Loan Agreement, as amended and as the same may be further amended, modified, supplemented or restated from time to time, is referred to as the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

☐ NetREIT Dubose
D NMH
☐ Dubose #202
☐ Dubose #203
(Check Applicable Box)

hereby requests an Advance (the "Requested Advance") m the amount of $____________________ in accordance with the Loan Agreement.

In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that the following statements are true and correct:

(a) The representations and warranties contained in Article VI of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of

such date.

(b) No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the Requested Advance. The Borrower requesting the

Requested Advance acknowledges that if an Event of Default or Unmatured Event of Default, Default exists Lender is not obligated to fund the Requested Advance.

(c) No Material Adverse Effect has occurred, and no event has occurred orcondition exists which could reasonably be expected to result in a Material Adverse Effect.

(d) The amount of the Requested Advance, when added to the principal amountof all Advances outstanding, will not exceed the Guidance Amount.

(e) The amount of the Requested Advance does not exceed the Borrowing Limit.

Advance Request Information

(Complete for each Model Home)

D Guidance Amount...$20,000,000.00

D Amount of outstanding Advances.......................$_ _ _ _ _ _

0 Available amount (line (1) minus line (2)). . . . .

$.............................

Amount of Requested Advance ....$___ ___ ___ ___ ___ ___

D Amount of monthly lease income for the Model Home to be acquired with the proceeds of such Advance ....$_________

□ Amount of monthly principal and interest payment for such Advance ....$___ ___ ___ ___ ___ ___

□ Lease Payment Coverage Ratio for such Advance(line (5) divided by line (6)) (Required - not less than 1.25 to 1.0)..._____ to 1.0

☐ Appraised Value of Model Home to be acquired with theproceeds of such Advance
(Required - Advance not more than 70% of such amount) ....$_ _ _ _ _ _

☐ Purchase Price of Model Home to be acquired with theproceeds of such Advance (Required - Advance not more than 70% of such amount) ....$___ ___ ___ ___ ___ ___

Dated as of: _ _ _ _ _ _ _ _

[[COMPLETE ONE SIGNATUREBLOCK ONLY]]

THE BORRO WER REQUESTING THE REQUESTED ADVANCE:

NETREIT DUBOSE MODEL HOME REIT, LP

By: NetREIT Dubose Model Home REIT, Inc.,its general partner

By:_ _ _ _ _ _ _ _ _ _ _ _

Jack K. Heilbron
President

NETREIT MODEL HOMES, LLC

By:_ _ _ _ _ _ _ _ _ _ _ _ _ _ _

Larry G. Dubose
Chief Executive Officer

DUBOSE MODEL HOME INVESTORS #202 LP

By: Dubose Advisors, LLCits general partner

By:__________________________

Larry G. Dubose
President

DUBOSE MODEL HOME INVESTORS #203 LP

By: Dubose Advisors, LLCits general partner

By:_ _ _ _ _ _ _ _ _ _ _ _

Larry G. Dubose
President

Annex C

Form of Assignment of Leases

NOTICE OF CONFIDENTIALLTY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

After Recording Return To:
John
Henderson
IBERJAB
ANK
11 Greenway Plaza,
29th Floor Houston,
Texas 77046

ASSIGNMENT OF LESSOR'S INTEREST
IN LEASES AND SECURITY
AGREEMENT

THIS ASSIGNMENT OF LESSOR'S INTEREST IN LEASES AND SECURITY AGREEMENT dated as of [- - - - - - -] (this "Agreement"), is by and between- - - - - - - - a _ _ _ _ _ _ _ _ _ _ (the "Debtor"), and IBERIABANK, a Louisiana state-chartered bank ("Secured Party").

RECITALS:

A. Debtor is borrowing in the form of a Commitment up to $20,000,000.00 from Secured Party in the form of a guidance line of credit, as evidenced by, among other promissory notes, that certain promissory note in the original principal amount of [[$________________________________.], dated [ ], executed by Debtor and payable to Secured Party (such promissory notes, as the same may be renewed, extended, modified or rearranged from time to time is referred to as the "Note") pursuant to that certain Loan Agreement dated as of February 26, 2016, as amended by First Amendment to Loan Agreement dated as of March 14, 2016, as amended by Second Amendment to Loan Agreement dated as of

June 29, 2016 and as amended by Third Amendment to Loan Agreement dated as of April 11, 2017 (such Loan Agreement as amended and as the same may be further amended, modified, supplemented or restated from time to time, is referred to as the "Loan Agreement").

B. Debtor and Lessee (hereinafter defined) have entered into that certain Lease Agreement (hereinafter defined).

C. Secured Party has conditioned its obligations under the Loan Agreement upon, among other things, the execution and delivery of this Agreement by Debtor.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Assignment; Lien and Security Interest

Section 1.1. Security Interest. To secure prompt and full payment and performance of the Obligations (hereinafter defined) Debtor hereby assigns, transfers, pledges and sets over to Secured Party, and grants to Secured Party a lien on and a security interest in and to the following properties, rights and interests (herein collectively called the "Collateral"):

(a) all of Debtor's right, titles and interests in and to any and all leases covering all or portions of that certain parcel of land described in Exhibit "A" attached hereto (the "Property"), and the improvements thereon, (together with any and all future tenants or lessees under any lease, the "Lessee"), including, without limitation, that certain Model Home Purchase and Leaseback Agreement dated as of [[ ]], between Debtor and [----------------], a [[ ]] ("Lessee"), as the same may be amended, modified, renewed, extended or supplemented from time to time (the "Lease Agreement") (and such leases as described in thisparagraph, together with all amendments and extensions thereof, being herein called the "Leases");

(b) all of Debtor's rights, titles and interests in and to all Rents (hereinafter defined) and all other proceeds, monies, payments, income, collections, rentals and benefits attributable or accruing to Debtor by virtue of the Leases (collectively, the "Lease Revenue");

(c) all rights, remedies and privileges of Debtor under the Leases, including the right to enforce the performance of any lessee's obligations under any Lease and including Debtor's rights in any liens securing any Lease;

(d) all right to receive insurance proceeds under the Leases;

(e) all general intangibles of Debtor arising from or relating to the Leases; and

(t) all products and proceeds thereof.

All terms used herein that are defined in the Uniform Commercial Code as adopted in the State of Texas shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas as in effect from time to time (the "UCC"). As used herein, each of the following terms have the following meanings:

"Fixtures" shall mean all materials, supplies, equipment, apparatus and other items now or hereafter attached to, installed in or used (temporarily or permanently) in

17842921v.2

connection with any of the Improvements or the Land, and all renewals, replacements, and substitutions thereof and additions thereto, including, without limitation, any and all partitions, ducts, shafts, pipes, radiators, conduits, wiring, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, stokers, pumps, dynamos, transformers, generators, fans, blowers, vents, switchboards, elevators, mail conveyors, escalators, compressors, furnaces, cleaning, call and sprinkler systems, fire extinguishing apparatus, water tanks, swimming pools, heating, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling systems, water, gas and electric equipment, disposals, dishwashers, washers, dryers, refrigerators and ranges, cafeteria equipment, and recreational equipment and facilities of all kinds, all of which property and things are hereby declared to be permanent accessions to the Land.

"Improvements" shall mean any and all buildings, parking areas and other improvements, and any and all additions, alterations, or appurtenances thereto, now or at any time hereafter placedor constructed upon the Land or any part thereof.

"Land" shall mean the real estate (or interest therein) described in Exhibit "A", attached hereto and incorporated herein by this reference, all Improvements and Fixtures, and all rights, titles and interests appurtenant thereto.

"Leases" shall mean all leases (including, oil, gas and other mineral leases), subleases, licenses, concessions, contracts or other agreements (written or oral, now or hereafter in effect) which grant a possessory interest in and to, or the right to use, any portion of the Property, or which relate to the use or construction of the Improvements or the Fixtures, together with all security and other deposits made in connection therewith.

"Personalty" shall mean all of the right, title and interest of Debtor in and to all personal property (other than the Fixtures) of any kind as defined in Chapter 9 of the UCC, including, without limitation, all furniture, furnishings, equipment, machinery, goods, general intangibles, money, accounts, contract rights, and inventory, now or hereafter located upon within or about the Land and the Improvements, together with all accessories, replacements and substitutions therefor and the proceeds thereof.

"Properly" shall mean the Land, Improvements, Fixtures and Personalty, together with all or any part of, and any interest in, the following: rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, and appurtenances in any way pertaining thereto, and rights, titles, and interests of Debtor in and to any streets, ways, alleys, strips of land adjoining the Land or any part thereof; additions, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and other security and collateral of any nature whatsoever, now or hereafter given for the payment, performance and discharge of the obligations.

"Rents" shall mean all consideration, whether money or otherwise, paid or payable for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Property, including, without limitation, the proceeds of all hydrocarbons or other minerals produced from the Property and all delay rentals and bonuses from any oil, gas or other mineral lease, and including all proceeds, monies, payments, income, collections, rentals and benefits attributable or accruing to the Debtor, as a lessor, by virtue of any Lease.

Section 1.2. Obligations. The Collateral shall secure the following obligations, indebtedness and liabilities (all such obligations, indebtedness and liabilities being hereinafter sometimes called the "Obligations"):

a) the obligations and indebtedness of Debtor to Secured Party evidenced by the Note;

b) the obligations and indebtedness of Debtor to Secured Party under the LoanAgreement and the Loan Documents (as defined in the Loan Agreement);

c) all future advances by Secured Party to Debtor;

d) the Obligations (as defined in the Loan Agreement), including the Rate Management Transaction Obligations (as defined in the Loan Agreement);

e) all costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, incurred by Secured Party to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement;

f) all other obligations, indebtedness, and liabilities of Debtor to Secured Party, now existing or hereafter arising, regardless of whether such obligations, indebtedness, and liabilities are similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several; and

g) all extensions, renewals, and modifications of any of the foregoing and all promissory notes given in extension, renewal, modification, substitution or replacement of any of the foregoing.

ARTICLE II.

Representations and Warranties

To induce Secured Party to enter into this Agreement and to fund the Note, Debtor represents and wan-ants to Secured Party as set forth below:

Section 2.1. Title. Debtor is the true and lawful owner of the Collateral. Debtor has the right to enter into this Agreement, to assign the Collateral to Secured Party and grant to Secured Party the lien and security interest in the Collateral as provided by this Agreement.

Section 2.2. No Lien s. Except for the lien and security interest granted herein, Debtor owns, and with respect to Collateral acquired after the date hereof Debtor will own, the Collateral free and clear of any lien, security interest or other encumbrance. No other person or entity has or will have any right in orto the Collateral.

Section 2.3. Financing Statements . No financing statement, security agreement, or other lien or security instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Secured Party.

ARTICLE III.

Covenants

Debtor covenants and agrees with Secured Party that until the Obligations are paid and performedin full Debtor will perform the covenants set forth below.

Section 3.1. Disposition of Collateral. Debtor will not sell, assign, convey, pledge orhypothecate or otherwise dispose of any of the Collateral.

Section 3.2. Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against any lien, security interest or other encumbrance on the Collateral except the lien and security interest of Secured Party hereunder. Debtor shall defend Debtor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities.

Section 3.3. Performance of Leases. Debtor will perform and discharge all Debtor's obligations under the Leases in accordance with Debtor=s customary business practices. To the extent Debtor determines to do so in the exercising its reasonable business judgment, (a) Debtor will enforce performance of each and every provision of the Leases, and (b) Debtor will appear in and prosecute or defend any action or proceeding arising under or connected with the Leases or the obligations of any party thereunder.

Section 3.4. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement.

Section 3.5. Notification. Debtor shall notify Secured Party promptly after learning of (a) any lien, security interest, encumbrance, or claim made or threatened against the Collateral and (b) any material change in the Collateral.

Section 3.6. Expenses. Debtor will pay to Secured Party all expenses (including reasonable expenses for legal services of every kind) of or incidental to the enforcement of any of the provisions of this Agreement or incidental to the enforcement of any of the Obligations, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of the Secured Party in respect thereof, by litigation or otherwise; and all such expenses shall be Obligations within the terms of this Agreement.

Section 3.7. Rents. If no Event of Default (hereinafter defined) exists, Debtor shall have the right to collect all Rents and other Lease Revenues. If an Event of Default exists, Debtor shall direct all lessees to send all Rents and other Lease Revenues directly to Secured Party. Any Rents and other Lease Revenues received by Debtor after the occurrence of an Event of Default shall be held by Debtor in trust for the benefit of Secured Party and Debtor shall promptly deliver all such Rents and other Lease Revenues to Secured Party upon receipt.

ARTICLE IV.

Rights of Secured Party

Section 4.1. **Modify Leases.** The rights assigned hereunder include all rights and powers to modify the Leases or to terminate the term of the Leases or to accept a surrender thereof or to waive or release any Lessee from the performance or observance by such Lessee of any obligation or condition thereof, provided that Secured Party shall not exercise such rights unless an Event of Default has occurred and is continuing.

Section 4.2. Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, upon the occurrence and during the continuation of an Event of Default, to take any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following, without notice to or the consent of Debtor (but does not obligate Secured Party to do so):

a) to take in its name or in the name of Debtor such action as Secured Party may at any time determine to be necessary or advisable to cure any default under the Leases or to protect the rights of Debtor or Secured Party thereunder;

b) to give appropriate receipts, releases and satisfactions for and on behalf of Debtor and to do any and all acts in the name of Debtor or in the name of Secured Party with the same force and effect as Debtor could do if this Agreement had not been made;

c) to pay or discharge taxes, liens, security interests, or other encumbrances levied orplaced on or threatened against the Collateral; and

d) to sell, transfer, pledge, make any agreement or settlement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this

Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any security interest or lien given to secure the Collateral.

17842921v.2

Section 4.3. Performance by Secured Party. If Debtor fails to perform or comply with any of its agreements contained herein, Secured Party itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of Secured Party, together with interest thereon at the Default Rate (as defined in the Loan Agreement), shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

Section 4.4. Assignment by Secured Party. Secured Party may from time to time assign the Obligations and any portion thereof or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

Section 4.5. Secured Party Not Mortgagee in Possession. Secured Party, by acceptance of this Agreement shall not be deemed to be a mortgagee in possession prior to taking possession of the Property and shall not be obligated to perform or discharge any obligation of Debtor under the Leases, appear in or defend any action or proceeding relating to the Collateral, or to take any action hereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Leases or to assume any obligation or responsibility for any security or other deposits delivered to Debtor by any lessee and not delivered to Secured Party, nor shall Secured Party be liable in any way for any injury or damage to any Person (as defined in the Loan Agreement) or property sustained by any Person in or about the Property. Debtor hereby agrees to indemnify Secured Party and hold Secured Party harmless against and from any and all actual liability, loss or damage which Secured Party incurs under the Leases or under or by reason of this Agreement, and of and from any and all claims and demands whatsoever which may be asserted against Secured Party by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of the Leases, except for such liabilities, losses and damages which arise as a result of the gross negligence or willful misconduct of Secured Party. If Secured Party incurs any such liability, loss or damage under the Leases or under or by reason of this Agreement, or in defense against any such claims or demands, the amount thereof, including all costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Rate shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement.

ARTICLE V.

Default

Section 5.1. Events of Default. The term "Event of Default" shall mean an Event of Default as defined in the Loan Agreement.

Section 5.2. Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the following rights and remedies:

a) Secured Party may declare the Obligations or any part thereof immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor; provided, however, that upon the occurrence of an Event of Default under Section 9.1(d) or Section 9.1(e) of the Loan Agreement, the Obligations shall become immediately due and payable without notice, demand, presentment, notice of

17842921v.2

dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, orother formalities of any kind, all of which are hereby expressly waived by Debtor.

b) Either with or without taking possession of the Property, Secured Party may terminate Debtor's right to receive all Rents and other Lease Revenues, and Secured Party may, in its own name, sue for or otherwise collect and receive all Rents and other Lease Revenues, including those past due and unpaid Rents, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, towards any Obligations in such order as Secured Party may determine.

c) Without bringing any action or proceeding, and without notice to Debtor, Secured Party may (a) enter upon, take possession of and operate the Property, (b) make, enforce, modify, and accept the surrender of the Leases, (c) modify any Rents, and (d) make repairs and do any acts which Secured Party deems proper and necessary.

d) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, Secured Party shall have all of the rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Debtor, collect, receive, or take possession of the Collateral (including the Rents and other Lease Revenues) or any part thereof, (ii) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery. Debtor agrees that Secured Party shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations in full. Debtor waives all rights of marshalling in respect of the Collateral.

e) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

ARTICLE VI.

Miscellaneous

Section 6.1. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.2. Successors an d Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

Section 6.3. Amendment. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 6.4. Notices. All notices and other communications provided for in this Agreement shall be given as provided in the Loan Agreement.

Section 6.5. Applicable Law; Venue: Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. The venue of, and provisions regarding service of process in connection with any action or proceeding hereunder shall be determined as provided in the LoanAgreement.

Section 6.6. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 6.7. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement until repayment of the Obligations, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

Section 6.8. Cmmtemar1·s. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.9. Waiver of Bond. In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 6.10. Severability. Any provision of this Agreement which is prohibited

or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.11. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR

SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[REMAINDER OF PAGE INTENTIONALLY OMITTED]

IN WITNESS WHEREOF, this instrument was executed on the date of the acknowledgment to beeffective as of the date set forth above.

DEBTOR:

____

By: ------------------------ its general partner

By:____________________________

Name:------------
Title:____________________________

THE STATE OF

TEXASCOUNTY

OF HARRIS

This instrument was acknowledged before me day of __ _, by on the ________________________________

- - - - - - ____________of ______________ , a ______________, as general partner

of ________________ a ,on behalf of said ________________

____

Notary Public in
and forThe State of
TEXAS

List of Exhibits

17842921v.2

Exhibit "A" - Property Description

EXHIBIT "A"

Land

JOINDER AND FOURTH AMENDMENT
AGREEMENT

This Joinder and Fourth Amendment Agreement, effective as of February 20, 2018, is by and among NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ***("NetREIT Dubose")***, NETREIT MODEL HOMES, LLC, a Delaware limited liability company ***("NMII")***, DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership *("Dubose #202")*, DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership *("Dubose #203"*, and together with NetREIT Dubose, NMH and Dubose #202, collectively, *"Existing Borrowers")*, DUBOSE MODEL HOME INVESTORS #204, LP, a California limited Partnership ***("Dubose #204"*** and together with Existing Borrowers, collectively, ***"Borrowers")***, and IBERIABANK, a Louisiana state-chartered bank ***("Lender")***.

WHEREAS, Existing Borrowers and Lender entered into that certain Loan Agreement dated as of February 26, 2016, by that ce1tain First Amendment to the Loan Agreement dated as of March 14, 2016, as amended by that ce1iain Second Amendment to Loan Agreement dated as of June 29, 2016 and by that ce1iain Third Amendment to Loan Agreement dated as of April 17, 2017 (as amended, the ***"Loan Agreement")***.

WHEREAS, pursuant to the Loan Agreement, Dubose #204 desires to become a party to the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender intending to be legally bound, hereby covenant and agree, as applicable, as follows:

I. Adoption. Dubose #204 hereby adopts and agrees to join in the Loan Agreement as a Borrower as if it were an original signatory party thereto and, in its capacity as a Borrower, agrees to be bound by all the terms and provisions thereof. Dubose #204 acknowledges that it has previously received a copy of the Loan Agreement from Existing Co-Borrowers. This joinder and adoption shall be treated for all purposes as the execution by Dubose #204 of a counterpart of the Loan Agreement.

2. Representations and Warranties. Dubose #204 represents and warrants to Lender as follows:

(a) The representations and warranties contained in the Loan Agreement which are applicable to Dubose #204 as a Borrower are true and correct in all material respects.

(b) Dubose #204 has all requisite legal power and authority to execute and deliver this Agreement, to adopt the Loan Agreement and to perform its obligations under the terms of the Loan Agreement. This Agreement has been duly authorized, executed and delivered by Dubose #204 and the other Borrowers and constitutes the

valid and binding obligation of Borrowers, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, and by equitable principles.

(c) No consent, approval or authorization of, or notice to, any Person, including any lender, trustee, security holder, surety or bonding company or other party, is required in connection with the execution, delivery or performance of this Agreement or the Loan Agreement by Dubose #204 or the other Borrowers, except for those which have been obtained and provided prior to the execution hereof. No consent, approval or authorization of, or notice, declaration or filing with, any bankruptcy court or other court, or Governmental Entity is required for the valid execution, delivery and performance of this Agreement or the Loan Agreement by Borrowers.

3. Miscellaneous.

(a) THIS AGREEMENT HAS BEEN NEGOTIATED, AND IS BEING EXECUTED AND DELIVERED, IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT.

(b) This Agreement shall be binding upon each of Dubose #204 and Existing Borrowers and their respective successors and assigns, and inure to the benefit of Lender and its successors and assigns; provided, however, that Borrowers may not assign any of their rights or obligations under the Loan Agreement except to the extent assignment is permitted in the Loan Agreement.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

(d) This Agreement and the Loan Documents to which any of the Borrowers is a signatory (either by means of the adoption contained herein or the delivery of executed original documents contemporaneously herewith) embody the entire agreement among the parties thereto and Dubose #204, and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT'S OF THE PARTIES; AND THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement effective as of the date first set forth above.

EXISTING BORROWERS:

NETREIT DUBOSE MODEL HOME REIT,LP

By: NetREIT Dubose Model Home REIT, Inc, Its general partner

By:______________
Larry G Dubose
Chief Financial Officer

NETREIT MODEL HOMES, LLC

By:______________
Larry G Dubose
Chief Financial Officer

DUBOSE MODEL HOME INVESTORS#202 LP

By: Dubose Advisors, LLC
Its general partner

By:______________
Larry G Dubose
President

DUBOSE MODEL HOME INVESTORS#203 LP

By: Dubose Advisors, LLC,
its general partner

By:______________
Larry G Dubose
President

DUBOSE #204:

DUBOSE MODEL HOME INVESTORS #204, LP

By: Dubose Advisors, LLC
Its general partner

By:______________
Larry G Dubose
President

LENDER:

IBERIABANK

By:______________________________
John Henderson
Assistant Vice President

FIFTH AMENDMENT TO LOAN AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this ***"A1l1e1ld1l1e1lf')***, dated as of April 11, 2018, is between NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ***("NetREIT Dubose")***, NETREIT MODEL HOMES, LLC, a Delaware limited liability company ***("NMH')***, DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ***("Dubose #202")***, DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership *("Dubose #203")* and DUBOSE MODEL HOME INVESTORS #204, LP, a California limited partnership *("Dubose #204"*, and together with NetREIT Dubose, NMH, Dubose #202 and Dubose #203 collectively, ***"Borrowers")***, and IBERIABANK, a Louisiana state-chartered bank ***("Le1lder")***.

RECITALS:

A. Borrower and Lender entered into that certain Loan Agreement dated as of February 26, 2016, by that certain First Amendment to the Loan Agreement dated as of March 14, 2016, as amended by that certain Second Amendment to Loan Agreement dated as of June 29, 2016, by that ce1tain Third Amendment to Loan Agreement dated as of April 17, 2017 and by that ce1tain Joinder and Forth Amendment to Loan Agreement dated as of February 20, 2018(as amended, the ***"Agree1l1e1lt")***.

B. Pursuant to the Agreement, PRESIDIO PROPERTY TRUST, INC., a Maryland corporation, formerly NETREIT, INC. ***("Guarantor")*** executed that ce1tain Guaranty Agreement dated as of February 26, 2016 (the "Guaranty Agreement") pursuant to which Guarantor guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

C. Borrower and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
Definitions

Section I. I Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

ARTICLE II.
Amendments

Section 2.1 Amendment to Recitals. Effective as of the date hereof, the first paragraph of the Recitals in the Agreement is amended to read in its entirety as follows:

Borrowers have requested that Lender extend credit to Borrowers in the form of a guidance line of credit in the amount of $25,000,000.00. Lender is willing to make such extensions of credit to Borrowers upon the terms and conditions hereinafter set forth.

Section 2.2 Amendment to Certain Definitions. Effective as of the date hereof, the definitions of the following terms contained in Section 1.1 of the Agreement are amended to readin their respective entireties as follows:

· "Guidance Amount" means $25,000,000.00.

"Termination Date" means 11:00 a.m. on April 11, 2019 or such earlier date on which the Guidance Amount terminates as provided in this Agreement.

Section 2.3 Amendment to Section 2.3. Effective as of the date hereof, Section 2.3 of the Agreement is amended to read in its entirety as follows:

Section 2.3 Interest. The unpaid principal amount of any Advance shall bear interest prior to maturity at a fixed rate per annum equal to the lesser of (a) the Maximum Rate or (b) sum of the Index Rate then in effect on the date Borrower directs Lender to fix the interest rate for an impending Advance plus two and one-fourths percent (2.25%); provided, however, that such fixing of the Interest Rate shall not be effective for more than thirty (30) days and upon the expiration of such thirty (30) day period, the Index Rate shall be reset five (5) Business Days prior to the date of such Advance. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, the outstanding principal of all Advances (and accordingly, all Notes) shall bear interest at the Default Rate, and shall be payable from time to time upon demand.

Section 2.4 Amendment to Exhibit. Effective as of the date hereof, Exhibit "B" (Advance Request Form) to the Agreement is amended to conform in its entirety to Annex "A" to this Amendment.

ARTICLE III.
Conditions Precedent

Section 3.1 Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:

(a) Certificate - General Partner-NetREIT Dubose. A ce1tificate of the Secretary or another officer of General Partner-NetREIT Dubose acceptable to Lender certifying (i) resolutions of the directors of General Partner-NetREIT Dubose which authorize the execution, delivery and performance by NetREIT Dubose of this Agreement and the other Loan Documents to which NetREIT

Dubose is or is to be a party and (ii) the names of the officers of General Partner-NetREIT Dubose authorized to sign this Agreement and each of the other Loan Documents to which NetREIT Dubose is or is to be a party together with specimen signatures of such Persons.

(b) Governmental Certificates - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of NetREIT Dubose as to the existence and good standing of NetREIT Dubose.

(c) Governmental Ce1tificates - General Partner - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of General Partner-NetREIT Dubose as to the existence and good standing of General Partner-NetREIT Dubose.

(d) Certificate - NMH. A certificate of the Secretary or another officer of NMH acceptable to Lender certifying (i) resolutions of the directors of NMH which authorize the execution, delive1y and performance by NMH of this Agreement and the other Loan Documents to which NMH is or is to be a party and (ii) the names of the officers of NMH authorized to sign this Agreement and each of the other Loan Documents to which NMH is or is to be a party together with specimen signatures of such Persons.

(e) Governmental Certificates - NMH. A certificate issued by the appropriate government official of the state of organization of NMH as to the existence and good standing of NMH.

(f) Ce1tificate - General Partner- Dubose #202, #203 and #204. A certificate of the Secretary or another officer of General Partner-Dubose #202, #203 and #204 acceptable to Lender certifying (i) resolutions of the directors of General Partner-Dubose #202, #203 and #204 which authorize the execution, delivery and performance by Dubose #202, #203 and #204 of this Agreement and the other Loan Documents to· which Dubose #202, #203 and #204 is or is to be a pa1ty and (ii) the names of the officers of General Partner-Dubose #202, #203 and #204 authorized to sign this Agreement and each of the other Loan Documents to which Dubose #202, #203 and #204 is or is to be a party together with specimen signatures of such Persons.

(g) Governmental Certificates - Dubose #202. A ce1tificate issued by the appropriate government official of the state of organization of Dubose #202 as to the existence and good standing of Dubose #202.

(h) Governmental Ce1tificates - Dubose #203. A ce1tificate issued by the appropriate government official of the state of organization of Dubose #203 as to the existence and good standing of Dubose #203.

(i) Governmental Certificates - Dubose #204. A certificate issued by the appropriate government official of the state of organization of Dubose #202 as to the existence and good standing of Dubose #204.

G) Governmental Ce1tificates - General Partner-Dubose #202, #203 and #204. A ce1tificate issued by the appropriate government official of the state of organization of General Partner-Dubose #202, #203 and #204 as to the existence and

good standing of General Partner-Dubose #202, #203 and #204.

(k) Additional Information. Such additional documents, instruments and information as Lender may request.

Section 3.2 Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE IV.
Ratifications, Representations, and Warranties

Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

Section 4.2 Representations, Warranties and Agreements. Borrowers hereby represent and warrant to Lender that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and will not violate the Organizational Documents of Borrowers, (b) the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing, (d) except as disclosed in writing to Lender, Borrowers are in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (e) Borrowers are indebted to Lender pursuant to the terms of the Notes, as the same may have been renewed, modified, extended or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, (J) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Notes as the same may have been renewed, modified or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, and (g) Borrowers have no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's perfo1111ance under the Loan Documents.

ARTICLEV.
Miscellaneous

Section 5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan

Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

Section 5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

Section 5.3 . Expenses of Lender. As provided in the Agreement, Borrowers agree to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.

Section 5.4 Severability. Any prov1s10n of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.5 **APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.**

Section 5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns, except Borrowers may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of Lender.

Section 5.7 Counterparts. This Amendment and the other Loan Documents may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment and/or any other Loan Document by a scanned PDF attached to an e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5.8 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant,

condition or duty.

Section 5.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.10 RELEASE. IN CONSIDERATION OF LENDER'S AGREEMENTS CONTAINED HEREIN, EACH OF BORROWERS AND GUARANTOR (FOR THEMSELVES AND ON BEHALF OF THEIR DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS) HEREBY WAIVES, AND RELEASES LENDER AND ITS OFFICERS, EMPLOYEES, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS,·SUCCESSORS AND ASSIGNS FROM, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) , WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR TIDS AMENDMENT OR (C) ANY BREACH BY BORROWERS OR ANY GUARANTOR OF ANY COVENANT, AGREEMENT OR REPRESENTATION CONTAINED IN THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS
AMENDMENT.

Section 5.11 INDEMNIFICATION. EACH OF BORROWERS AND GUARANTOR, INDIVIDUALLY AND ON BEHALF OF ITS DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFYING PARTIES"), HEREBY UNCONDITIONALLY AND IRREVOCABLY INDEMNIFIES AND HOLDS HARMLESS LENDER AND ITS OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL COSTS, EXIIENSES, CLAIMS, DEMANDS, DAMAGES, ACTIONS, CAUSES OF ACTION, LIABILITY OR SUITS AT LAW OR IN EQUITY, OF WHATEVER KIND OR NATURE, WHETHER ARISING UNDER STATE OR FEDERAL LAW, RULE OR REGULATION, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER KNOWN OR UNKNOWN OR ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY IN ANY WAY RELATE TO, ARE BASED UPON, OR ARISE OUT OF ANY CIRCUMSTANCE, EVENT, MATTER, OCCURRENCE, COURSE OF DEALING, TRANSACTION, FACT, ACT, OMISSION, OBLIGATION, DUTY, RESPONSIBILITY, WARRANTY, STATEMENT OR REPRESENTATION WHATSOEVER RELATED IN ANY WAY TO (A) THE AGREEMENT, (B) THIS

AMENDMENT, (C) ANY OTHER RELATED DOCUMENT OR (D) ANY DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION WITH OR IN EVIDENCE OF ANY INDEBTEDNESS BETWEEN BORROWERS AND ANY GUARANTOR AND LENDER (ALL OF WIDCH CLAIMS ARE REFERRED TO COLLECTIVELY AS THE "INDEMNIFIED CLAIMS"), INCLUDING, WITH

RESPECT TO ALL OF THE ABOVE, INDEMNIFIED CLAIMS WIDCH AROSE FROM THE NEGLIGENCE OF AN INDEMNIFIED PARTY, PROVIDED THAT THE OBLIGATIONS OF THE INDEMNIFYING PARTIES UNDER THIS SECTION SHALL NOT APPLY TO THE EXTENT AN INDEMNIFIED CLAIM AROSE FROM AN INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH INDEMNIFYING PARTY HEREBY COVENANTS AND AGREES NOT TO IN ANY MANNER WHATSOEVER SUE ANY INDEMNIFIED PARTY IN ANY COURT OR TRIBUNAL OR BRING ANY ACTION, LAWSUIT OR CAUSE OF ACTION (WHETHER BY WAY OF DIRECT ACTION, COUNTERCLAIM, CROSSCLAIM OR INTERPLEADER) AGAINST ANY INDEMNIFIED PARTY IN ANY MANNER WHATSOEVER BASED UPON ANY MATTER DIRECTLY OR INDIRECTLY RELATED TO ANY INDEMNIFIED CLAIM.

Section 5.12 BINDING ARBITRATION. (a) AS DETAILED IN THE FOLLOWING PARAGRAPHS, UNDER THIS PROVISION, BORROWERS AND LENDER EXPRESSLY WAIVE RIGHTS TO PURSUE OR RESOLVE DISPUTES BETWEEN THEM IN COURT OR IN A CLASS ACTION (REGARDLESS OF WHETHER THAT CLASS ACTION IS BROUGHT IN COURT OR IN ARBITRATION).

(b) DISPUTES, CLAIMS, OR CONTROVERSIES (HEREINAFTER *"DISPUTES")* BETWEEN OR AMONG BORROWERS AND LENDER ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT TO WHICH BORROWERS ARE A PARTY SHALL BE RESOLVED BY BINDING ARBITRATION. DISPUTES SHALL INCLUDE ALL CLAIMS, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS, INTERPLEADERS, OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AGREEMENT, ANY OTHER LOAN DOCUMENT AND/OR ANY ACTION TAI(EN (OR ANY OMISSION TO TAKE ANY ACTION) IN CONNECTION WITH THE . FOREGOING. DISPUTES SHALL BE SUBJECT TO BINDING ARBITRATION REGARDLESS OF THE NATURE OF THE CAUSES OF ACTION ASSERTED OR THE RELIEF OR REMEDY SOUGHT. DISPUTES HEREUNDER INCLUDE NOT ONLY DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER, BUT ALSO DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER'S AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES.

(c) BORROWERS AND LENDER AGREE THAT ARBITRATION REPLACES THE RIGHT TO GO TO COURT, AND THUS THE PARTIES WAIVE ANY RIGHT TO HAVE DISPUTES TRIED BEFORE A JUDGE OR A JURY.

(d) BORROWERS AND LENDER ALSO AGREE THAT NEITHER PARTY WILL BE ABLE TO PURSUE DISPUTES AS A CLASS ACTION OR OTHER REPRESENTATIVE ACTION (SUCH AS AN ACTION IN THE FORM OF

A PRIVATE ATTORNEY GENERAL) IN COURT OR IN ARBITRATION, AND THE PARTIES WAIVE THE RIGHT TO DO SO. IF THE PRECEDING SENTENCE IS HELD TO BE INVALID BY A COURT OF LAW, THEN ANY CLASS OR REPRESENTATIVE

ACTION WILL NOT BE RESOLVED THROUGH ARBITRATION AND WILL BE RESOLVED IN COURT.

(e) · Because this arbitration prov1s1on is made pursuant to transactions involving interstate commerce, the parties acknowledge and agree that it shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, ***et seq.,*** as the same may be amended from time to time.

(f) The party pursuing Disputes in arbitration must pursue the Disputes before the American Arbitration Association ***("AAA")*** under the AAA Commercial Finance rules (the ***"Commercial Finance Rules").*** The Commercial Finance Rules and related forms may be obtained from and Disputes may be filed at American Arbitration Association, 335 Madison Avenue, Floor 10, New York, NY 10017-4605, 800-778-7879, www.adr.org. Any arbitration hearing shall be held at a place chosen by the arbitrator(s) or AAA within the federal district in which Borrowers' principal place of business is located, or at some other place to which Lender and Borrowers agree in writing. Judgment upon any arbitration award may be entered in any court having jurisdiction.

(g) In arbitration, resolution of Disputes shall be based solely upon the law of the State of Texas and, where applicable, the United States of America. The arbitrator or arbitrators may not add to, modify, invalidate, or ignore any provision of this agreement or the controlling law. Defenses based on statutes of limitation, estoppel, waiver, !aches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding. In the event of any conflict between the Commercial Finance Rules and this arbitration provision, the terms of this arbitration provision control.

(h) This arbitration provision shall survive termination of the Agreement. If any portion of this provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

Section 5.13 **WAIVER OF JURY TRIAL. IN THE EVENT THAT THE FOREGOING BINDING ARBITRATION PROVISION IS DEEMED UNENFORCEABLE, AND THUS LENDER AND BORROWERS ARE REQUIRED TO LITIGATE IN COURT, LENDER AND BORROWERS HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES, WHETHER ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT BY EITHER PARTY AGAINST THE OTHER.**

Section 5.14 **ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND**

SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND

DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[REMAINDER OF PAGE INTENTIONALLY OMITTED]

Executed as of the date first written above.

BORROWERS:

NETREIT DUBOSE MODEL HOME REIT, LP

By: NetREIT Dubose Model Home REIT,Inc., its general partner

By: ____________________
Steve Hightower
Executive Vice President

NETREIT MODEL HOMES, LLC

By: ____________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS #202LP

By: Dubose Advisors, LLC, its general partner

By: ____________________
Steve Hightower
Executive Vice President

[Signature Page to Fifth Amendment to Loan Agreement]

DUBOSE MODEL HOME INVESTORS #203LP

By: Dubose Advisors, LLC,
its general partner

By: ____________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS#204, LP

By: Dubose Advisors, LLC,its general partner

By: ____________________
Steve Hightower
Executive Vice President

[Signature Page to Fifth Amendment to Loan Agreement]

LENDER:

IBERIABANK

By: ____________________
Brina Hanley
Senior Vice President

[Signature Page to Fifth Amendment to Loan Agreement]

The undersigned Guarantor hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by Guarantor shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms and shall evidence Guarantor's guaranty of the Note as renewed and extended from time to time.

PRESIDIO PROPERTY TRUST, INC

By: ________________________

Adam Sragovicz
Chief Financial Officer

[Signature Page to Fifth Amendment to Loan Agreement]

LIST OF ANNEXES

Annex	Document
A	Advance Request Fann

[Signature Page to Fifth Amendment to Loan Agreement]

ANNEX A

Advance Request Form

ADVANCE REQUEST
FORM

TO: IBERJABANK
11 Greenway Plaza, 29th
FloorHouston, Texas 77046
Attention: John Henderson

Ladies and Gentlemen:

The undersigned is an authorized representative of NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited Partnership ("NetREIT Dubose"), NETREIT MODEL HOMES, LLC, a Delaware limited liability company ("NMH"), DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ("Dubose #202"), DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ("Dubose #203"), DUBOSE MODEL HOME INVESTORS #204 LP, a California limited partnership ("Dubose #204", and together with NetREIT Dubose, NMH and Dubose #202, collectively, "Borrowers"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of February 26, 2016, between Borrowers and IBERJABANK, a Louisiana state-chattered bank (the "Lender"), as amended by First Amendment to Loan Agreement dated as of March 14, 2016, Second Amendment to Loan Agreement dated as of June 29, 2016, Third Amendment to Loan Agreement dated as of April 11, 2017, Joinder and Fourth Amendment to Loan Agreement dated as of February 20, 2018 and Fifth Amendment to Loan Agreement dated as of April 11, 2018 (such Loan Agreement, as amended and as the same may be further amended, modified, supplemented or restated from time to time, is referred to as the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

☐ NetREIT Dubose
NMH
☐ Dubose #202
☐ Dubose #203
☐ Dubose #204
(Check Applicable Box)

hereby requests an Advance (the "Requested Advance") in the amount of $____________________ in accordance with the Loan Agreement.

In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby ce1tifies that the following statements are true and correct:

(a) The representations and warranties contained in Article VI of the

Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

(b) No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the Requested Advance. The Borrower requesting the Requested Advance acknowledges that if an Event of Default or Unmatured Event of Default exists Lender is not obligated to fund the Requested Advance.

(c) No Material Adverse Effect has occurred and no event has occurred or condition exists which could reasonably be expected to result in a Material Adverse Effect.

(d) The amount of the Requested Advance, when added to the principal amount of all Advances outstanding, will not exceed the Guidance Amount.

(e) The amount of the Requested Advance does not exceed the Borrowing Limit.

Advance Request Information (Complete for each Model Home)

☐ Guidance Amount...$25,000,000.00

☐ Amount of outstanding Advances........................$__________

☐ Available amount (line (I) minus line (2))....$"__________

☐ Amount of Requested Advance ....$__________

☐ Amount of monthly lease income for the Model Home to be acquired with the proceeds of such Advance ....$__________

☐ Amount of monthly principal and interest payment for such Advance ....$________

☐ Lease Payment Coverage Ratio for such Advance(line (5) divided by line (6)) (Required - not less than 1.25 to 1.0) ....__ to 1.0

☐ Appraised Value of Model Home to be acquired with theproceeds of such Advance (Required - Advance not more than 70% of such amount) .$____________

☐ Purchase Price of Model Home to be acquired with theproceeds of such Advance (Required - Advance not more than 70% of such amount) ....$________

Dated as of:________________

[[COMPLETE ONE SIGNATUREBLOCK ONLY]]

THE BORROWER REQUESTING THEREQUESTED ADVANCE:

NETREIT DUBOSE MODEL HOME REIT, LP

By: NetREIT Dubose Model Home REIT, Inc.,its general pa1tner

By:._______________________

Jack K. Heilbron
President

NETREIT MODEL HOMES, LLC

By:______________________________

Larry G. Dubose
Chief Executive Officer

DUBOSE MODEL HOME INVESTORS #202 LP

By: Dubose Advisors, LLCits general partner

By:__________________________

La11-y G. Dubose
President

DUBOSE MODEL HOME INVESTORS #203 LP

By: Dubose Advisors, LLCits general partner

By:__________________________

Larry G. Dubose
President

DUBOSE MODEL HOME INVESTORS #204, LP

By: Dubose Advisors, LLCits general partner

YA

By:__________________________

Larry G. Dubose
President

JOINDER AND SIXTH AMENDMENT TO LOAN AGREEMENT

This Joinder and Sixth Amendment to Loan Agreement (this ***"Amendment"),*** effective as of April 11, 2019, is by and among NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ***("NetREIT Dubose"),*** NETREIT MODEL HOMES, INC., a Delaware corporation, formerly NETREIT MODEL HOMES, LLC ***("NMH'),*** DUBOSE MODEL HOME
INVESTORS #202 LP, a California limited partnership ***("Dubose #202"),*** DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ***("Dubose #203"),*** DUBOSE MODEL HOME INVESTORS #204, LP, a California limited partnership, ***("Dubose #204",*** and together with NetREIT Dubose, NMH, Dubose #202, and Dubose #203, collectively, ***"Existing Borrowers"),*** DUBOSE MODEL HOME INVESTORS #205, LP, a California limited partnership ***("Dubose #205",*** and together with Existing Borrowers, collectively, ***"Borrowers"),*** and IBERIABANK, a Louisiana state-chartered bank ***("Lender").***

WHEREAS, Existing Borrowers and Lender entered into that certain Loan Agreement dated as of February 26, 2016, as amended by that certain First Amendment to the Loan Agreement dated as of March 14, 2016, as amended by that certain Second Amendment to Loan Agreement dated as of June 29, 2016, as amended by that certain Third Amendment to Loan Agreement dated as of April 11, 2017, as amended by that certain Joinder and Fourth Amendment to Loan Agreement dated as of February 20, 2018, and as amended by that certain Fifth Amendment to Loan Agreement dated as of April 11, 2018 (as amended, the ***"Loan Agreement").***

WHEREAS, PRESIDIO PROPERTY TRUST, INC., a Maryland corporation, formerly NETREIT, INC. ***("Guarantor")*** executed that certain Guaranty Agreement dated as of February 26, 2016 (the "Guaranty Agreement") pursuant to which Guarantor guaranteed to Lender the payment and performance of the Obligations (as defined in the Loan Agreement).

WHEREAS, pursuant to the Loan Agreement, Dubose #205 desires to become a party to the Loan Agreement as a borrower and Borrowers and Lender desire to amend the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender intending to be legally bound, hereby covenantand agree, as applicable, as follows:

ARTICLE I.
<u>Definitions</u>

Section 1.1 <u>Definitions.</u> Capitalized terms used in this Amendment, to the extent not otherwise defined her in, shall have the meanings given to such terms in the Loan Agreement, as amended hereby.

ARTICLE II.
Joinde
r

Section 2.1 Joinder. Dubose #205 hereby adopts and agrees to join in the Loan Agreement as a Borrower as if it were an original signatory party thereto and, in its capacity as a Borrower, agrees to be bound by all the terms and provisions thereof. Dubose #205 acknowledges that it has previously received a copy of the Loan Agreement from Existing Co- Borrowers. This joinder and adoption shall be treated for all purposes as the execution by Dubose #205 of a counterpart of the Loan Agreement.

ARTICLE III.
Amendments

Section 3.1 Amendment to Recitals. Effective as of the date hereof, the first paragraph of the Recitals in the Loan Agreement is amended to read in its entirety as follows:

Borrowers have requested that Lender extend credit to Borrowers in the form of a guidance line of credit in the amount of $30,000,000.00. Lender is willing to make such extensions of credit to Borrowers upon the terms and conditions hereinafter set forth.

Section 3.2 Amendment to Certain Definitions . Effective as of the date hereof, the definitions of the following terms contained in Section 1.1 of the Loan Agreement are amended to read in their respective entireties as follows:

"Guidance Amount" means $30,000,000.00.

"Termination Date" means 11:00 a.m. on April 11, 2020 or such earlier date on which theGuidance Amount terminates as provided in this Agreement.

Section 3.3 Amendment to Sections 7.1 (a) and 7.l(c). Effective as of the date hereof, Sections 7.l(a) and 7.l(c) of the Agreement are amended to read in their respective entireties as follows:

(a) Annual Financial Statements - Borrowers. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrowers, beginning with the fiscal year ending December 31, 2015, a copy of the annual in house financial statements of Borrowers for such fiscal year containing, on a consolidated basis, balance sheets, statements of income, statements of partners' or members' capital, as applicable, and statements of cash flows as at the end of such fiscal year and for the 12- month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal

year, all in reasonable detail and certified by a Financial Officer to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Borrowers, on a consolidated basis, as the date and for the periods indicated therein.

(c) Quarterly Financial Statements - Borrowers. As soon as available, and in any event within forty-five (45) days after the end of each quarter of each fiscal year of

Borrowers (including the last fiscal quarter), beginning with the fiscal quarter ending March 31, 2016, a copy of the financial statements of Borrowers as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income, statements of partners' or members' capital, as applicable, and cash flows in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by a Financial Officer to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Borrowers, on a consolidated basis, at the date and for the periods indicatedtherein.

Section 3.4 Amendment to Exhibit. Effective as of the date hereof, Exhibit 13' (Form of Advance Request) to the Loan Agreement is amended to conform in its entirety to Annex "A"to this Amendment.

ARTICLE IV.
Conditions Precedent

Section 4.1 Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:

(a) Certificate - General Partner-NetREIT Dubose. A certificate of the Secretary or another officer of General Partner-NetREIT Dubose acceptable to Lender certifying (i) resolutions of the directors of General Partner-NetREIT Dubose which authorize the execution, delivery and performance by NetREIT Dubose of this Amendment and the other Loan Documents to which NetREIT Dubose is or is to be a party and (ii) the names of the officers of General Partner-NetREIT Dubose authorized to sign this Amendment and each of the other Loan Documents to which NetREIT Dubose is or is to be a party together with specimen signatures of such Persons.

(b) Governmental Certificates - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of NetREIT Dubose as to the existence and good standing of NetREIT Dubose.

(c) Governmental Certificates - General Partner - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of General Partner-NetREIT Dubose as to the existence and good standing of General Partner-NetREIT Dubose.

(d) Certificate - NMH. A certificate of the Secretary or another officer of NMH acceptable to Lender certifying (i) resolutions of the directors of NMH which authorize the execution, delivery and performance by NMH of this Amendment and the other Loan Documents to which NMH is or is to be a party

and (ii) the names of the officers of NMH authorized to sign this Amendment and each of the other Loan Documents to which NMH is or is to be a party together with specimen signatures of such Persons.

(e) Governmental Certificates - NMH. A certificate issued by the appropriate government official of the state of organization of NMH as to the existence and good standing of NMH.

(f) Certificate - General Partner- Dubose #202. #203. #204 and #205. A certificate of the Secretary or another officer of General Partner-Dubose #202, #203, #204 and #205 acceptable to Lender certifying (i) resolutions of the directors of General Partner-Dubose #202, #203, #204 and #205 which authorize the execution, delivery and performance by Dubose #202, #203, #204 and #205 of this Amendment and the other Loan Documents to which Dubose #202, #203, #204 and #205 is or is to be a party and

(ii) the names of the officers of General Partner-Dubose #202, #203, #204 and #205 authorized to sign this Amendment and each of the other Loan Documents to which Dubose #202, #203, #204 and #205 is or is to be a party together with specimen signatures of such Persons.

(g) Governmental Certificates - Dubose #202. A certificate issued by the appropriate government official of the state of organization of Dubose #202 as to the existence and good standing of Dubose #202.

(h) Governmental Certificates - Dubose #203. A certificate issued by the appropriate government official of the state of organization of Dubose #203 as to the existence and good standing of Dubose #203.

(i) Governmental Certificates - Dubose #204. A certificate issued by the appropriate government official of the state of organization of Dubose #204 as to the existence and good standing of Dubose #204.

G) Governmental Certificates - Dubose #205. A certificate issued by the appropriate government official of the state of organization of Dubose #205 as to the existence and good standing of Dubose #205.

(k) Governmental Certificates - General Partner-Dubose #202. #203. #204 and #205. A certificate issued by the appropriate government official of the state of organization of General Partner-Dubose #202, #203, #204 and #205 as to the existence and good standing of General Partner-Dubose #202, #203, #204 and #205.

(1) Additional Information. Such additional documents, instruments and information as Lender may request.

Section 4.2 Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE V.
Ratifications. Representations, and Warranties

Section 5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth **in** the Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Loan Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

Section 5.2 Representations, Warranties and Agreements. Borrowers hereby represent and warrant to Lender that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and will not violate the Organizational Documents of Borrowers, (b) the representations and warranties contained in the Loan Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing, (d) except as disclosed in writing to Lender, Borrowers are in full compliance with all covenants and agreements contained in the Loan Agreement as amended hereby, (e) Borrowers are indebted to Lender pursuant to the terms of the Notes, as the same may have been renewed, modified, extended or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, (f) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Notes as the same may have been renewed, modified or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, and (g) Borrowers have no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.

ARTICLE VI.
Miscellaneous

Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

Section 6.2 Reference to Agreement. Each of the Loan Documents, including

the Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

Section 6.3 Expenses of Lender. As provided in the Loan Agreement, Borrowers agree to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.

Section 6.4 Severability . Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.5 **APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.**

Section 6.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns, except Borrowers may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of Lender.

Section 6.7 Counterparts. This Amendment and the other Loan Documents may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment and/or any other Loan Document by a scanned PDF attached to an e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.8 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 6.9 Headings . The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.10 **RELEASE. IN CONSIDERATION OF LENDER'S AGREEMENTS CONTAINED HEREIN, EACH OF BORROWERS AND GUARANTOR (FOR THEMSELVES AND ON BEHALF OF THEIR DIRECTORS, MEMBERS,**

SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS) HEREBY WAIVES, AND RELEASES LENDER AND ITS OFFICERS, EMPLOYEES, AGENTS, DIRECTORS, SHAREHOLDERS,

SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS FROM, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES), WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF THE LOAN AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT OR (C) ANY BREACH BY BORROWERS OR ANY GUARANTOR OF ANY COVENANT, AGREEMENT OR REPRESENTATION CONTAINED IN THE LOAN AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT.

Section 6.11 INDEMNIFICATION. EACH OF BORROWERS AND GUARANTOR, INDIVIDUALLY AND ON BEHALF OF ITS DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE " INDEMNIFYING PARTIES"), HEREBY UNCONDITIONALLY AND IRREVOCABLY INDEMNIFIES AND HOLDS HARMLESS LENDER AND ITS OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE " INDE MNIFIED PARTIES") FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS, DAMAGES, ACTIONS, CAUSES OF ACTION, LIABILITY OR SUITS AT LAW OR IN EQUITY, OF WHATEVER KIND OR NATURE, WHETHER ARISING UNDER STATE OR FEDERAL LAW, RULE OR REGULATION, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER KNOWN OR UNKNOWN OR ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY IN ANY WAY RELATE TO, ARE BASED UPON, OR ARISE OUT OF ANY CIRCUMSTANCE, EVENT, MATTER, OCCURRENCE, COURSE OF DEALING, TRANSACTION, FACT, ACT, OMISSION, OBLIGATION, DUTY, RESPONSIBILITY, WARRANTY, STATEMENT OR REPRESENTATION WHATSOEVER RELATED IN ANY WAY TO (A) THE AGREEMENT, (B) THIS AMENDMENT, (C) ANY OTHER RELATED DOCUMENT OR (D) ANY DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION WITH OR IN EVIDENCE OF ANY INDEBTEDNESS BETWEEN BORROWERS AND ANY GUARANTOR AND LENDER (ALL OF WHICH CLAIMS ARE REFERRED TO COLLECTIVELY AS THE "INDEMNIFIE D CLAIMS"), INCLUDING, WITH RESPECT TO ALL OF THE ABO VE, I NDEM NIFIED CLAIMS WHICH AROSE FROM THE NEGLIGENCE OF AN I NDE MNIFIE D PARTY, PROVIDED THAT THE OBLIGATIONS OF THE INDEMNIFYING PARTIES UNDER THIS SECTION SHALL NOT APPLY TO THE EXTENT AN INDEMNIFIED CLAIM AROSE FROM AN INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH INDEMNIFYING PARTY HEREBY COVENANTS AND AGREES NOT TO IN ANY MANNER WHATSOEVER SUE ANY INDEMNIFIED

PARTY IN ANY COURT OR TRIBUNAL OR BRING ANY ACTION, LAWSUIT OR CAUSE OF ACTION (WHETHER BY WAY OF DIRECT ACTION, COUNTERCLAIM, CROSSCLAIM OR

INTERPLEADER) AGAINST ANY INDEMNIFIED PARTY IN ANY MANNER WHATSOEVER BASED UPON ANY MATTER DIRECTLY OR INDIRECTLY RELATED TO ANY INDEMNIFIED CLAIM.

Section 6.12 **BINDING ARBITRATION. (a) AS DETAILED IN THE FOLLOWING PARAGRAPHS, UNDER THIS PROVISION, BORROWERS AND LENDER EXPRESSLY WAIVE RIGHTS TO PURSUE OR RESOLVE DISPUTES BETWEEN THEM IN COURT OR IN A CLASS ACTION (REGARDLESS OF WHETHER THAT CLASS ACTION IS BROUGHT IN COURT OR IN ARBITRATION).**

(b) **DISPUTES, CLAIMS, OR CONTROVERSIES (HEREINAFTER *"DISPUTES"*) BETWEEN OR AMONG BORROWERS AND LENDER ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT TO WHICH BORROWERS ARE A PARTY SHALL BE RESOLVED BY BINDING ARBITRATION. DISPUTES SHALL INCLUDE ALL CLAIMS, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS, INTERPLEADERS, OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT AND/OR ANY ACTION TAKEN (OR ANY OMISSION TO TAKE ANY ACTION) IN CONNECTION WITH THE FOREGOING. DISPUTES SHALL BE SUBJECT TO BINDING ARBITRATION REGARDLESS OF THE NATURE OF THE CAUSES OF ACTION ASSERTED OR THE RELIEF OR REMEDY SOUGHT. DISPUTES HEREUNDER INCLUDE NOT ONLY DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER, BUT ALSO DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER'S AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES.**

(c) **BORROWERS AND LENDER AGREE THAT ARBITRATION REPLACES THE RIGHT TO GO TO COURT, AND THUS THE PARTIES WAIVE ANY RIGHT TO HAVE DISPUTES TRIED BEFORE A JUDGE OR A JURY.**

(d) **BORROWERS AND LENDER ALSO AGREE THAT NEITHER PARTY WILL BE ABLE TO PURSUE DISPUTES AS A CLASS ACTION OR OTHER REPRESENTATIVE ACTION (SUCH AS AN ACTION IN THE FORM OF A PRIVATE ATTORNEY GENERAL) IN COURT OR IN ARBITRATION, AND THE PARTIES WAIVE THE RIGHT TO DO SO. IF THE PRECEDING SENTENCE IS HELD TO BE INVALID BY A COURT OF LAW, THEN ANY CLASS OR REPRESENTATIVE ACTION WILL NOT BE RESOLVED THROUGH ARBITRATION AND WILL BE RESOLVED IN**

COURT.

(e) Because this arbitration provision is made pursuant to transactions involving interstate commerce, the parties acknowledge and agree that it shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, ***et seq.,*** as the same may be amended from time to time.

(t) The party pursuing Disputes in arbitration must pursue the Disputes before the American Arbitration Association (**"AAA"**) under the AAA Commercial Finance rules (the ***"Commercial Finance Rules").*** The Commercial Finance Rules and related forms may be obtained from and Disputes may be filed at American Arbitration Association, 335 Madison Avenue, Floor 10, New York, NY 10017-4605, 800-778-7879, www.adr.org. Any arbitration hearing shall be held at a place chosen by the arbitrator(s) or AAA within the federal district in which Borrowers' principal place of business is located, or at some other place to which Lender and Borrowers agree in writing. Judgment upon any arbitration award may be entered in any court having jurisdiction.

(g) In arbitration, resolution of Disputes shall be based solely upon the law of the State of Texas and, where applicable, the United States of America. The arbitrator or arbitrators may not add to, modify, invalidate, or ignore any provision of this Amendment, the Loan Agreement and any other loan document or the controlling law. Defenses based on statutes of limitation, estoppel, waiver, !aches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding. In the event of any conflict between the Commercial Finance Rules and this arbitration provision, the terms of this arbitration provision control.

(h) This arbitration provision shall survive termination of this Amendment. If any portion of this provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

Section 6.13 **WAIVER OF JURY TRIAL. IN THE EVENT THAT THE FOREGOING BINDING ARBITRATION PROVISION IS DEEMED UNENFORCEABLE, AND THUS LENDER AND BORROWERS ARE REQUIRED TO LITIGATE IN COURT, LENDER AND BORROWERS HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES, WHETHER ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT BY EITHER PARTY AGAINST THE OTHER.**

Section 6.14 **ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER**

INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Amendment effective as of the date first set forth above.

EXISTING BORROWERS:

NETREIT DUBOSE MODEL HOME REIT,LP

By: NetREIT Dubose Model Home REIT,Inc., its general partner

By: ____________________
Steve Hightower
Executive Vice President

NETREIT MODEL HOMES, INC.

By: ____________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS#202 LP

By: Dubose Advisors, LLC, its general partner

By: ____________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS#203 LP

By: Dubose Advisors, LLC, its general partner

By: ____________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS #204,LP

By: Dubose Advisors, LLC,its general partner

By: ___________________
Steve Hightower
Executive Vice President

DUBOSE #205:

DUBOSE MODEL HOME INVESTORS #205,LP

By: Dubose Advisors, LLC,its general partner

By:

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LENDER:

IBERIABANK

By:______________________________
Brian Hanley
Senior Vice President

The undersigned Guarantor hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by Guarantor shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms and shall evidence Guarantor's guaranty of the Notes as renewed and extended from time to time, but in no event shall such Notes exceed the Guidance Amount.

PRESIDIO PROPERTY TRU T, INC.

By:____________________
Adam Sragovicz
Chief Financial Officer

LIST OF ANNEXES

ANNEX A

Advance Request Form

JOINDER AND SEVENTH AMENDMENT TO LOAN AGREEMENT

This Joinder and Seventh Amendment to Loan Agreement (this ***"Amendment'),*** effective as of May 22, 2020, is by and among NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ***("NetREIT Dubose"),*** NETREIT MODEL HOMES, INC., a Delaware corporation, formerly NETREIT MODEL HOMES, LLC ***("NMII"),*** DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ***("Dubose #202"),*** DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ***("Dubose #203"),*** DUBOSE MODEL HOME INVESTORS #204, LP, a California limited partnership, ***("Dubose #204"),*** DUBOSE MODEL HOME INVESTORS #205, LP, a California limited partnership ***("Dubose #205",*** and together with NetREIT Dubose, NMH, Dubose #202, Dubose #203 and Dubose #204, collectively, ***"Existing Borrowers"),*** DUBOSE MODEL HOME INVESTORS #206, LP, a California limited partnership ***("Dubose #206",*** and together with Existing Borrowers, collectively, ***"Borrowers"),*** and IBERIABANK, a Louisiana state-chartered bank ***("Lender").***

WHEREAS, Existing Borrowers and Lender entered into that certain Loan Agreement dated as of February 26, 2016, as amended by that certain First Amendment to the Loan Agreement dated as of March 14, 2016, as amended by that certain Second Amendment to Loan Agreement dated as of June 29, 2016, as amended by that certain Third Amendment to Loan Agreement dated as of April 11, 2017, as amended by that certain Joinder and Fourth Amendment to Loan Agreement dated as of February 20, 2018, as amended by that certain Fifth Amendment to Loan Agreement dated as of April 11, 2018, and as amended by that certain Joinder and Sixth Amendment to Loan Agreement dated as of April 11, 2019 (as amended, the ***"Loan Agreement").***

WHEREAS, PRESIDIO PROPERTY TRUST, INC., a Maryland corporation, formerly NETREIT, INC. ***("Guarantor")*** executed that certain Guaranty Agreement dated as of February 26, 2016 (the "Guaranty Agreement") pursuant to which Guarantor guaranteed to Lender the payment and performance of the Obligations (as defined in the Loan Agreement).

WHEREAS, pursuant to the Loan Agreement, Dubose #206 desires to become a party to the Loan Agreement as a borrower and Borrowers and Lender desire to amend the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender intending to be legally bound, hereby covenant and agree, as applicable, as follows:

ARTICLE I.
Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not

otherwise defined herein, shall have the meanings given to such terms in the Loan Agreement, as amended hereby.

ARTICLE II.
Joinder

Section 2.1 Joinder. Dubose #206 hereby adopts and agrees to join in the Loan Agreement as a Borrower as if it were an original signatory party thereto and, in its capacity as a Borrower, agrees to be bound by all the terms and provisions thereof. Dubose #206 acknowledges that it has previously received a copy of the Loan Agreement from Existing Borrowers. This joinder and adoption shall be treated for all purposes as the execution by Dubose #206 of a counterpart of the Loan Agreement.

ARTICLE III.
Amendments

Section 3.1 Amendment to Exhibit. Effective as of the date hereof, Exhibit "B" (Form of Advance Request) to the Loan Agreement is amended to conform in its entirety to Annex "A" to this Amendment.

ARTICLE IV.
Conditions Precedent

Section 4.1 Conditions. The effectiveness of this Amendment is subject to the receiptby Lender of the following in form and substance satisfactory to Lender:

(a) Certificate - General Partner-NetREIT Dubose. A certificate of the Secretary or another officer of General Partner-NetREIT Dubose acceptable to Lender certifying (i) resolutions of the directors of General Partner-NetREIT Dubose which authorize the execution, delivery and performance by NetREIT Dubose of this Amendment and the other Loan Documents to which NetREIT Dubose is or is to be a party and (ii) the names of the officers of General Partner-NetREIT Dubose authorized to sign this Amendment and each of the other Loan Documents to which NetREIT Dubose is or is to be a party together with specimen signatures of such Persons.

(b) Governmental Certificates - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of NetREIT Dubose as to the existence and good standing of NetREIT Dubose.

(c) Governmental Certificates - General Partner - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of General Partner-NetREIT Dubose as to the existence and good standing of General Partner-NetREIT Dubose.

(d) Certificate - NMH. A certificate of the Secretary or another officer of NMH acceptable to Lender certifying (i) resolutions of the directors of NMH which authorize the execution, delivery and performance by NMH of this Amendment and the other Loan Documents to which NMH is or is to be a party and (ii) the names of the officers of NMH authorized to sign this Amendment and each of the other Loan

Documents to which NMH is or is to be a party together with specimen signatures of such Persons.

(e) Governmental Certificates - NMH. A certificate issued by the appropriate government official of the state of organization of NMH as to the existence and good standing of NMH.

(f) Certificate - General Partner- Dubose #202. #203. #204. #205 and #206. A certificate of the Secretary or another officer of General Partner-Dubose #202, #203, #204, #205 and #206 acceptable to Lender certifying (i) resolutions of the directors of General Partner-Dubose #202, #203, #204, #205 and #206 which authorize the execution, delivery and performance by Dubose #202, #203, #204, #205 and #206 of this Amendment and the other Loan Documents to which Dubose #202, #203, #204, #205 and #206 is or is to be a party and (ii) the names of the officers of General Partner-Dubose #202, #203, #204, #205 and #206 authorized to sign this Amendment and each of the other Loan Documents to which Dubose #202, #203, #204, #205 and #206 is or is to be a party together with specimen signatures of such Persons.

(g) Governmental Certificates - Dubose #202. A certificate issued by the appropriate government official of the state of organization of Dubose #202 as to the existence and good standing of Dubose #202.

(h) Governmental Certificates - Dubose #203. A certificate issued by the appropriate government official of the state of organization of Dubose #203 as to the existence and good standing of Dubose #203.

(i) Governmental Certificates - Dubose #204. A certificate issued by the appropriate government official of the state of organization of Dubose #204 as to the existence and good standing of Dubose #204.

(j) Governmental Certificates - Dubose #205. A certificate issued by the appropriate government official of the state of organization of Dubose #205 as to the existence and good standing of Dubose #205.

(k) Governmental Certificates - Dubose #206. A certificate issued by the appropriate government official of the state of organization of Dubose #206 as to the existence and good standing of Dubose #206.

(l) Governmental Ce11ificates - General Partner-Dubose #202, #203, #204, #205 and #206. A certificate issued by the appropriate government official of the state of organization of General Partner-Dubose #202, #203, #204, #205 and #206 as to the existence and good standing of General Partner-Dubose #202, #203, #204, #205 and #206.

(m) Additional information. Such additional documents, instruments and information as Lender may request.

Section 4.2 Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or

otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE V.
Ratifications. Representations. and Warranties

Section 5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Loan Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

Section 5.2 Representations. Warranties and Agreements. Borrowers hereby represent and warrant to Lender that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and will not violate the Organizational Documents of Borrowers, (b) the representations and warranties contained in the Loan Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing, (d) except as disclosed in writing to Lender, Borrowers are in full compliance with all covenants and agreements contained in the Loan Agreement as amended hereby, (e) Borrowers are indebted to Lender pursuant to the terms of the Notes, as the same may have been renewed, modified, extended or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, (f) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Notes as the same may have been renewed, modified or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, and (g) Borrowers have no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.

ARTICLE VI.
Miscellaneous

Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no

investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

Section 6.2 Reference to Agreement. Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents, or instruments now or hereafter

executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

Section 6.3 Expenses of Lender. As provided in the Loan Agreement, Borrowers agree to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.

Section 6.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.5 **APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.**

Section 6.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns, except Borrowers may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of Lender.

Section 6.7 Counterparts. This Amendment and the other Loan Documents may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment and/or any other Loan Document by a scanned PDF attached to an e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.8 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 6.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.10 **<u>RELEASE.</u> IN CONSIDERATION OF LENDER'S AGREEMENTS CONTAINED HEREIN, EACH OF BORROWERS AND GUARANTOR (FOR**

THEMSELVES AND ON BEHALF OF THEIR DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS) HEREBY WAIVES, AND RELEASES LENDER AND ITS OFFICERS, EMPLOYEES, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS FROM, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES), WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF THE LOAN AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT OR (C) ANY BREACH BY BORROWERS OR ANY GUARANTOR OF ANY COVENANT, AGREEMENT OR REPRESENTATION CONTAINED IN THE LOAN AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT.

Section 6.11 INDEMNIFICATION. EACH OF BORROWERS AND GUARANTOR, INDIVIDUALLY AND ON BEHALF OF ITS DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFYING PARTIES"), HEREBY UNCONDITIONALLY AND IRREVOCABLY INDEMNIFIES AND HOLDS HARMLESS LENDER AND ITS OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS, DAMAGES, ACTIONS, CAUSES OF ACTION, LIABILITY OR SUITS AT LAW OR IN EQUITY, OF WHATEVER KIND OR NATURE, WHETHER ARISING UNDER STATE OR FEDERAL LAW, RULE OR REGULATION, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER KNOWN OR UNKNOWN OR ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY IN ANY WAY RELATE TO, ARE BASED UPON, OR ARISE OUT OF ANY CIRCUMSTANCE, EVENT, MATTER, OCCURRENCE, COURSE OF DEALING, TRANSACTION, FACT, ACT, OMISSION, OBLIGATION, DUTY, RESPONSIBILITY, WARRANTY, STATEMENT OR REPRESENTATION WHATSOEVER RELATED IN ANY WAY TO (A) THE AGREEMENT, (B) THIS AMENDMENT, (C) ANY OTHER RELATED DOCUMENT OR (D) ANY DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION WITH OR IN EVIDENCE OF ANY INDEBTEDNESS BETWEEN BORROWERS AND ANY GUARANTOR AND LENDER (ALL OF WHICH CLAIMS ARE REFERRED TO COLLECTIVELY AS THE "INDEMNIFIED CLAIMS"), INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, INDEMNIFIED CLAIMS WHICH AROSE

FROM THE NEGLIGENCE OF AN INDEMNIFIED PARTY, PROVIDED THAT THE OBLIGATIONS OF THE INDEMNIFYING PARTIES UNDER THIS SECTION SHALL NOT APPLY TO THE EXTENT AN INDEMNIFIED CLAIM AROSE FROM AN

INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH INDEMNIFYING PARTY HEREBY COVENANTS AND AGREES NOT TO IN ANY MANNER WHATSOEVER SUE ANY INDEMNIFIED PARTY IN ANY COURT OR TRIBUNAL OR BRING ANY ACTION, LAWSUIT OR CAUSE OF ACTION (WHETHER BY WAY OF DIRECT ACTION, COUNTERCLAIM, CROSSCLAIM OR INTERPLEADER) AGAINST ANY INDEMNIFIED PARTY IN ANY MANNER WHATSOEVER BASED UPON ANY MATTER DIRECTLY OR INDIRECTLY RELATED TO ANY INDEMNIFIED CLAIM.

Section 6.12 BINDING ARBITRATION. (a) AS DETAILED IN THE FOLLOWING PARAGRAPHS, UNDER THIS PROVISION, BORROWERS AND LENDER EXPRESSLY WAIVE RIGHTS TO PURSUE OR RESOLVE DISPUTES BETWEEN THEM IN COURT OR IN A CLASS ACTION (REGARDLESS OF WHETHER THAT CLASS ACTION IS BROUGHT IN COURT OR IN ARBITRATION).

(b) DISPUTES, CLAIMS, OR CONTROVERSIES (HEREINAFTER *"DISPUTES")* BETWEEN OR AMONG BORROWERS AND LENDER ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT TO WHICH BORROWERS ARE A PARTY SHALL BE RESOLVED BY BINDING ARBITRATION. DISPUTES SHALL INCLUDE ALL CLAIMS, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS, INTERPLEADERS, OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT AND/OR ANY ACTION TAKEN (OR ANY OMISSION TO TAKE ANY ACTION) IN CONNECTION WITH THE FOREGOING. DISPUTES SHALL BE SUBJECT TO BINDING ARBITRATION REGARDLESS OF THE NATURE OF THE CAUSES OF ACTION ASSERTED OR THE RELIEF OR REMEDY SOUGHT. DISPUTES HEREUNDER INCLUDE NOT ONLY DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER, BUT ALSO DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER'S AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES.

(c) BORROWERS AND LENDER AGREE THAT ARBITRATION REPLACES THE RIGHT TO GO TO COURT, AND THUS THE PARTIES WAIVE ANY RIGHT TO HAVE DISPUTES TRIED BEFORE A JUDGE OR A JURY.

(d) BORROWERS AND LENDER ALSO AGREE THAT NEITHER PARTY WILL BE ABLE TO PURSUE DISPUTES AS A CLASS ACTION OR OTHER REPRESENTATIVE ACTION (SUCH AS AN ACTION IN THE FORM OF A PRIVATE ATTORNEY GENERAL) IN COURT OR IN ARBITRATION, AND THE PARTIES WAIVE THE RIGHT TO DO SO. IF THE PRECEDING SENTENCE IS HELD TO BE INVALID BY A COURT OF LAW, THEN ANY CLASS OR REPRESENTATIVE ACTION WILL NOT BE RESOLVED THROUGH ARBITRATION AND WILL BE RESOLVED IN COURT.

(e) Because this arbitration prov1s1on is made pursuant to transactions involving interstate commerce, the parties acknowledge and agree that it shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, ***et seq.,*** as the same may be amended from time to time.

(f) The party pursuing Disputes in arbitration must pursue the Disputes before the American Arbitration Association ***("AAA")*** under the AAA Commercial Finance rules (the ***"Commercial Finance Rules").*** The Commercial Finance Rules and related forms may be obtained from and Disputes may be filed at American Arbitration Association, 335 Madison Avenue, Floor 10, New York, NY 10017-4605, 800-778-7879, www.adr.org. Any arbitration hearing shall be held at a place chosen by the arbitrator(s) or AAA within the federal district in which Borrowers' principal place of business is located, or at some other place to which Lender and Borrowers agree in writing. Judgment upon any arbitration award may be entered in any court having jurisdiction.

(g) In arbitration, resolution of Disputes shall be based solely upon the law of the State of Texas and, where applicable, the United States of America. The arbitrator or arbitrators may not add to, modify, invalidate, or ignore any provision of this Amendment, the Loan Agreement and any other loan document or the controlling law. Defenses based on statutes of limitation, estoppel, waiver, laches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding. In the event of any conflict between the Commercial Finance Rules and this arbitration provision, the terms of this arbitration provision control.

(h) This arbitration provision shall survive termination of this Amendment. If any portion of this provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

Section 6.13 **WAIVER OF JURY TRIAL. IN THE EVENT THAT THE FOREGOING BINDING ARBITRATION PROVISION IS DEEMED UNENFORCEABLE, AND THUS LENDER AND BORROWERS ARE REQUIRED TO LITIGATE IN COURT, LENDER AND BORROWERS HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES, WHETHER ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT BY EITHER PARTY AGAINST THE OTHER.**

Section 6.14 **ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS,**

REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS

OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Amendment effective as of the date first set forth above.

EXISTING BORROWERS:

NETREIT DUBOSE MODEL HOME REIT,LP

By: NetREIT Dubose Model Home REIT,Inc., its general partner

By: ____________________
Steve Hightower
Executive Vice President

NETREIT MODEL HOMES, INC

By: ____________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS#202 LP

By: Dubose Advisors, LLC, its general partner

By: ____________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS#203 LP

By: Dubose Advisors, LLC, its general partner

By: ____________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS #204, LP

By: Dubose Advisors, LLC,
its general partner

By: ____________________
Steve Hightower
Executive Vice President

DUBOSE #205:

DUBOSE MODEL HOME INVESTORS #205, LP

By: Dubose Advisors, LLC,
its general partner

By: ____________________
Steve Hightower
Executive Vice President

DUBOSE #206:

DUBOSE MODEL HOME INVESTORS #206, LP

By: Dubose Advisors, LLC,
its general partner

By: ____________________
Steve Hightower
Executive Vice President

LENDER:

IBERIABANK

By:______________________________
Brian Hanley
Senior Vice President

The undersigned Guarantor hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by Guarantor shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms and shall evidence Guarantor's guaranty of the Notes as renewed and extended from time to time, but in no event shall such Notes exceed the Guidance Amount.

PRESIDIO PROPERTY TRUST, INC

By: ________________________

Adam Sragovicz
Chief Financial Officer

LIST OF ANNEXES

Annex	Document
A	Advance Request Form

ANNEX A

Advance Request Form

ADVANCE REQUEST FORM

TO: IBERIABANK
11 Greenway Plaza, 29th
FloorHouston, Texas 77046
Attention: Brian Hanley

Ladies and Gentlemen:

The undersigned is an authorized representative of NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership ("NetREIT Dubose"), NETREIT MODEL HOMES, INC., a Delaware corporation, formerly known as NetREIT Model Homes, LLC ("NMH"), DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership ("Dubose #202"), DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ("Dubose #203"), DUBOSE MODEL HOME INVESTORS #204 LP, a California limited partnership ("Dubose #204"), DUBOSE MODEL HOME INVESTORS #205 LP, a California limited partnership ("Dubose #205"), and DUBOSE MODEL HOME INVESTORS #206, LP, a California limited partnership (Dubose #206", and together with NetREIT Dubose, NMH, Dubose #202, Dubose #203, Dubose #204, and Dubose #205, collectively, "Borrowers"), and is authorized to make and deliver this Certificate pursuant to that certain Loan Agreement dated as of February 26, 2016, between Borrowers and IBERIABANK, a Louisiana state-chartered bank (the "Lender"), as amended by First Amendment to Loan Agreement dated as of March 14, 2016, Second Amendment to Loan Agreement dated as of June 29, 2016, Third Amendment to Loan Agreement dated as of April 11, 2017, Joinder and Fourth Amendment to Loan Agreement dated as of February 20, 2018, Fifth Amendment to Loan Agreement dated as of April 11, 2018, Joinder and Sixth Amendment to Loan Agreement dated as of April 11, 2019, and Joinder and Seventh Amendment to Loan Agreement dated as of May 22, 2020 (such Loan Agreement, as amended and as the same may be further amended, modified, supplemented or restated from time to time, is referred to as the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

D NetREIT Dubose
□ NMH
D Dubose #202
D Dubose#203
D Dubose #204
□ Dubose #205
D Dubose #206
(Check Applicable Box)

hereby requests an advance (the "Requested Advance") in the amount of$ _ _ _ _ _ _ _ _ _ in accordance with the Loan Agreement.

In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that the following statements are true and

correct:

(a) The representations and warranties contained in Article VI of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

(b) No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the Requested Advance. The Borrower requesting the Requested Advance acknowledges that if an Event of Default or Unmatured Event of Default exists Lender is not obligated to fund the Requested Advance.

(c) No Material Adverse Effect has occurred and no event has occurred or condition exists which could reasonably be expected to result in a Material Adverse Effect.

(d) The amount of the Requested Advance, when added to the principal amount of all Advances outstanding, will not exceed the Guidance Amount.

(e) The amount of the Requested Advance does not exceed the Borrowing Limit.

<u>Advance Request Information</u> (Complete for each Model Home)

1. Guidance Amount ....
2. Amount of outstanding Advances ....
3. Available amount (line (1) minus line (2)......................................
4. Amount of Requested Advance ....
5. Amount of monthly lease income for the Model Home to be acquired with the proceeds of such Advance ....
6. Amount of monthly principal and interest payment for such Advance ....
7. Lease Payment Coverage Ratio for such Advance (line (5) dividedby line (6)) (Required - not less than 1.25 to 1.0) ....
8. Appraised Value of

Model Home to be acquired with the proceeds of such Advance (Required - Advance not more than 70% of such amount)	$30,000,000.00
	$ ____________
....	$ ____________
	$ ____________
	$ ____________
	$ ____________
	to 1.0
	$____________

9. Purchase Price of Model Home to be acquired with the proceeds of such Advance (Required - Advance not more than 70% of such amount) .... $__ __ __ __ __ __

10. Aggregate unsecured loans originated by Borrowers since April 11, 2019 (not including the Requested Advance on Line 4 above) ..... $ __

11. Aggregate unsecured loans originated by Borrowers since April 11, 2019 (including the Requested Advance on Line 4 above) .... $_ _ _ _ _ _

12. Maximum unsecured loans originated by Borrowers during the $45,000,000.00period April 11, 2019-April 10, 2020..

13. Remaining aggregate unsecured loans available to be originated by $_______________ Borrowers (line (12) minus line (11))...

Dated as of: ....

[[COMPLETE SIGNATURESBLOCKS, AS APPLICABLE]]

<u>THE BORROWER REQUESTING THE REQUESTED ADVANCE:</u>

NETREIT DUBOSE MODEL HOME REIT,LP

By: NetREIT Dubose Model Home REIT, Inc.,its general partner

By:___________________________

Steve Hightower
Executive Vice President

NETREIT MODEL HOMES, INC.

By:_ _ _ _ _ _ _ _ _ _ _ _ _ _

Steve Hightower
Executive Vice
President

DUBOSE MODEL HOME INVESTORS #202LP

By: Dubose Advisors, LLC
its general partner

By:___________________________

Steve Hightower
Executive Vice
President

DUBOSE MODEL HOME INVESTORS #203 LP

By: Dubose Advisors, LLCits general partner

By:________________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS #204, LP

By: Dubose Advisors, LLCits general partner

By:________________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS #205, LP

By: Dubose Advisors, LLCits general partner

By:________________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS #206,

LP

By: Dubose Advisors, LLCits general partner

By:________________________

Steve Hightower
Executive Vice President

EIGHTH AMENDMENT TO LOAN AGREEMENT

W JS EIGHTH AMENDMENT TO LOAN AGREEMENT (this ***"Amendment'),*** dated as of June ¼Ja 2020, is between NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited

partnership ***("NetREIT Dubose"),*** NETREIT MODEL HOMES, INC., a Delaware corporation,formerly NETREIT MODEL HOMES, LLC ***("NMH'),*** DUBOSE MODEL HOME INVESTORS

#202 LP, a California limited partnership ***("Dubose #202"),*** DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership ***("Dubose #203"),*** DUBOSE MODEL HOME INVESTORS #204, LP, a California limited partnership ***("Dubose #204"),*** DUBOSE MODEL HOME INVESTORS #205, LP, a California limited partnership ***("Dubose #205"),*** and DUBOSE MODEL HOME INVESTORS #206, LP, a California limited partnership ***("Dubose #206",*** and together with NetREIT Dubose, NMH, Dubose #202, Dubose #203, Dubose #204, and Dubose #205 collectively, ***"Borrowers"),*** and IBERIABANK, a Louisiana state-chartered bank ***("Lender").***

RECITALS:

A. Borrower and Lender entered into that certain Loan Agreement dated as of February 26, 2016, as amended by that certain First Amendment to the Loan Agreement dated as of March 14, 2016, by that certain Second Amendment to Loan Agreement dated as of June 29, 2016, by that certain Third Amendment to Loan Agreement dated as of April 11, 2017, by that certain Joinder and Fourth Amendment to Loan Agreement dated as of February 20, 2018, by that certain Fifth Amendment to Loan Agreement dated as of April 11, 2018, by that certain Joinder and Sixth Amendment to Loan Agreement dated as of April 11, 2019, and by that certain Joinder and Seventh Amendment to Loan Agreement dated as May 22, 2020 (as amended, the ***"Agreement').***

B. Pursuant to the Agreement, PRESIDIO PROPERTY TRUST, INC., a Maryland corporation, formerly NETREIT, INC. ***("Guarantor")*** executed that certain Guaranty Agreement dated as of February 26, 2016 (the "Guaranty Agreement") pursuant to which Guarantor guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

C. Borrower and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
<u>Definitions</u>

Section 1.1 <u>Definitions.</u> Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

ARTICLE II.
Amendments

Section 2.1 Amendment to Certain Definitions. Effective as of the date hereof, the definitions of the following terms contained in Section 1.1 of the Agreement are amended to read in their respective entireties as follows:

"Termination Date" means 11:00 a.m. on April 11, 2021 or such earlier date on which the Guidance Amount terminates as provided in this Agreement.

Section 2.2 Amendment to Exhibit. Effective as of the date hereof, Exhibit 'D" (Guaranty Agreement) to the Agreement is amended to conform in its entirety to Annex "A" to this Amendment.

ARTICLE III.
Conditions Precedent

Section 3.1 Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:

(a) Certificate - General Partner-NetREIT Dubose. A certificate of the Secretary or another officer of General Partner-NetREIT Dubose acceptable to Lender certifying (i) resolutions of the directors or consent of General Partner-NetREIT Dubose which authorize the execution, delivery and performance by NetREIT Dubose of this Agreement and the other Loan Documents to which NetREIT Dubose is or is to be a party and (ii) the names of the officers of General Partner-NetREIT Dubose authorized to sign this Agreement and each of the other Loan Documents to which NetREIT Dubose is or is to be a party together with specimen signatures of such Persons.

(b) Governmental Certificates - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of NetREIT Dubose as to the existence and good standing of NetREIT Dubose.

(c) Governmental Certificates - General Partner - NetREIT Dubose. A certificate issued by the appropriate government official of the state of organization of General Partner-NetREIT Dubose as to the existence and good standing of General Partner-NetREIT Dubose.

(d) Certificate- NMH. A certificate of the Secretary or another officer of NMH acceptable to Lender certifying (i) resolutions of the directors or consent of the sole stockholder of NMH which authorize the execution, delivery and performance by NMH of this Agreement and the other Loan Documents to which NMH is or is to be a party and (ii) the names of the officers of NMH authorized to sign this Agreement and each of the other Loan Documents to which NMH is or is to be a party together with specimen signatures of such Persons.

(e) Governmental Certificates - NMH. A certificate issued by the appropriate government official of the state of organization of NMH as to the existence and good standing of NMH.

(f) Certificate - General Partner- Dubose #202, #203, #204, #205 and #206. A certificate of the Secretary or another officer of General Partner-Dubose #202, #203, #204, #205 and #206 acceptable to Lender certifying (i) resolutions of the directors or consent of General Partner-Dubose #202, #203, #204, #205 and #206 which authorize the execution, delivery and performance by Dubose #202, #203, #204, #205 and #206 of this Agreement and the other Loan Documents to which Dubose #202, #203, #204, #205 and #206 is or is to be a party and (ii) the names of the officers of General Partner-Dubose #202, #203, #204, #205 and #206 authorized to sign this Agreement and each of the other Loan Documents to which Dubose #202, #203, #204, #205 and #206 is or is to be a party together with specimen signatures of such Persons.

(g) Governmental Certificates - Dubose #202. A certificate issued by the appropriate government official of the state of organization of Dubose #202 as to the existence and good standing of Dubose #202.

(h) Governmental Certificates - Dubose #203. A certificate issued by the appropriate government official of the state of organization of Dubose #203 as to the existence and good standing of Dubose #203.

(i) Governmental Certificates - Dubose #204. A certificate issued by the appropriate government official of the state of organization of Dubose #204 as to the existence and good standing of Dubose #204.

(j) Governmental Certificates - Dubose #205. A certificate issued by the appropriate government official of the state of organization of Dubose #205 as to the existence and good standing of Dubose #205.

(k) Governmental Certificates - Dubose #206. A certificate issued by the appropriate government official of the state of organization of Dubose #206 as to the existence and good standing of Dubose #206.

(l) Governmental Certificates - General Partner-Dubose #202, #203, #204, #205 and #206. A certificate issued by the appropriate government official of the state of organization of General Partner-Dubose #202, #203, #204, #205 and #206 as to the existence and good standing of General Partner-Dubose #202, #203, #204, #205 and #206.

(m) Certificate - Guarantor. A certificate of the Secretary or another officer of Guarantor acceptable to Lender certifying (i) resolutions of the directors of Guarantor which authorize the execution, delivery and performance by Guarantor of this Agreement and the other Loan Documents to which Guarantor is or is to be a

party and (ii) the names of the officers of Guarantor authorized to sign this Agreement and each of the other Loan Documents to which Guarantor is or is to be a party together with specimen signatures ofsuch Persons.

(n) Governmental Certificates - Guarantor. A certificate issued by the appropriate government official of the state of organization of Guarantor as to the existence and good standing of Guarantor.

(o) Guaranty Agreement. The Guaranty Agreement executed by Guarantor.

(p) Additional Information. Such additional documents, instruments and information as Lender may request.

Section 3.2 Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE IV.
Ratifications. Representations, and Warranties

Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

Section 4.2 Representations, Warranties and Agreements. Borrowers hereby represent and warrant to Lender that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and will not violate the Organizational Documents of Borrowers, (b) the representations and Warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing, (d) except as disclosed in writing to Lender, Borrowers are in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (e) Borrowers are indebted to Lender pursuant to the terms of the Notes, as the same may have been renewed, modified, extended or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, (f) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Notes as the same may have been renewed, modified or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, and (g) Borrowers

have no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.

ARTICLEV.
Miscellaneous

Section 5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

Section 5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

Section 5.3 Expenses of Lender. As provided in the Agreement, Borrowers agree to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.

Section 5.4 Severability. Any prov1S1on of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.5 **APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.**

Section 5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns, except Borrowers may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of Lender.

Section 5.7 Counterparts. This Amendment and the other Loan Documents may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment and/or any other Loan

Document by a scanned PDF attached to an e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5.8 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, conditionor duty.

Section 5.9 Heading . The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.10 RELEASE. IN CONSIDERATION OF LENDER'S AGREEMENTS CONTAINED HEREIN, EACH OF BORROWERS AND GUARANTOR (FOR THEMSELVES AND ON BEHALF OF THEIR DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS) HEREBY WAIVES, AND RELEASES LENDER AND ITS OFFICERS, EMPLOYEES, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS FROM, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) , WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO
(A) THE NEGOTIATION, EXECUTION, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT OR (C) ANY BREACH BY BORROWERS OR ANY GUARANTOR OF ANY COVENANT, AGREEMENT OR REPRESENTATION CONTAINED IN THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT.

Section 5.11 INDEMNIFICATION. EACH OF BORROWERS AND GUARANTOR, INDIVIDUALLY AND ON BEHALF OF ITS DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE " INDEMNIF YIN G PARTIES"), HEREBY UNCONDITIONALLY AND IRREVOCABLY INDEMNIFIES AND HOLDS HARMLESS LENDER AND ITS OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTI ES") FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS, DAMAGES, ACTIONS, CAUSES OF ACTION, LIABILITY OR SUITS AT LAW OR IN EQUITY, OF WHATEVER KIND OR NATURE, WHETHER ARISING UNDER STATE OR FEDERAL LAW, RULE OR REGULATION, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER KNOWN OR UNKNOWN OR ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY IN ANY WAY RELATE TO,

ARE BASED UPON, OR ARISE OUT OF ANY CIRCUMSTANCE, EVENT, MATTER, OCCURRENCE, COURSE OF DEALING, TRANSACTION, FACT, ACT, OMISSION, OBLIGATION, DUTY, RESPONSIBILITY, WARRANTY, STATEMENT OR REPRESENTATION WHATSOEVER RELATED IN ANY WAY TO (A) THE AGREEMENT, (B) THIS AMENDMENT, (C) ANY OTHER RELATED DOCUMENT OR (D) ANY DOCUMENTS OR INSTRUMENTS EXECUTED

IN CONNECTION WITH OR IN EVIDENCE OF ANY INDEBTEDNESS BETWEEN BORROWERS AND ANY GUARANTOR AND LENDER (ALL OF WHICH CLAIMS ARE REFERRED TO COLLECTIVELY AS THE "INDEMNIFIED CLAIMS"), INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, INDEMNIFIED CLAIMS WHICH AROSE FROM THE NEGLIGENCE OF AN INDEMNIFIED PARTY, PROVIDED THAT THE OBLIGATIONS OF THE INDEMNIFYING PARTIES UNDER THIS SECTION SHALL NOT APPLY TO THE EXTENT AN INDEMNIFIED CLAIM AROSE FROM AN INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH INDEMNIFYING PARTY HEREBY COVENANTS AND AGREES NOT TO IN ANY MANNER WHATSOEVER SUE ANY INDEMNIFIED PARTY IN ANY COURT OR TRIBUNAL OR BRING ANY ACTION, LAWSUIT OR CAUSE OF ACTION (WHETHER BY WAY OF DIRECT ACTION, COUNTERCLAIM, CROSSCLAIM OR INTERPLEADER) AGAINST ANY INDEMNIFIED PARTY IN ANY MANNER WHATSOEVER BASED UPON ANY MATTER DIRECTLY OR INDIRECTLY RELATED TO ANY INDEMNIFIED CLAIM.

Section 5.12 BINDING ARBITRATION. (a) AS DETAILED IN THE FOLLOWING PARAGRAPHS, UNDER THIS PROVISION, BORROWERS AND LENDER EXPRESSLY WAIVE RIGHTS TO PURSUE OR RESOLVE DISPUTES BETWEEN THEM IN COURT OR IN A CLASS ACTION (REGARDLESS OF WHETHER THAT CLASS ACTION IS BROUGHT IN COURT OR IN ARBITRATION).

(b) DISPUTES, CLAIMS, OR CONTROVERSIES (HEREINAFTER *"DISPUTES")* BETWEEN OR AMONG BORROWERS AND LENDER ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT TO WHICH BORROWERS ARE A PARTY SHALL BE RESOLVED BY BINDING ARBITRATION. DISPUTES SHALL INCLUDE ALL CLAIMS, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS, INTERPLEADERS, OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AGREEMENT, ANY OTHER LOAN DOCUMENT AND/OR ANY ACTION TAKEN (OR ANY OMISSION TO TAKE ANY ACTION) IN CONNECTION WITH THE FOREGOING. DISPUTES SHALL BE SUBJECT TO BINDING ARBITRATION REGARDLESS OF THE NATURE OF THE CAUSES OF ACTION ASSERTED OR THE RELIEF OR REMEDY SOUGHT. DISPUTES HEREUNDER INCLUDE NOT ONLY DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER, BUT ALSO DISPUTES THAT BORROWERS AND LENDER MAY HAVE AGAINST EACH OTHER'S AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES.

(c) BORROWERS AND LENDER AGREE THAT ARBITRATION REPLACES THE RIGHT TO GO TO COURT, AND THUS THE PARTIES WAIVE ANY RIGHT TO HAVE DISPUTES TRIED BEFORE A JUDGE OR A JURY.

(d) BORROWERS AND LENDER ALSO AGREE THAT NEITHER PARTY WILL BE ABLE TO PURSUE DISPUTES AS A CLASS ACTION OR OTHER REPRESENTATIVE ACTION (SUCH AS AN ACTION IN THE FORM OF A PRIVATE ATTORNEY GENERAL) IN COURT OR IN ARBITRATION, AND THE PARTIES

WAIVE THE RIGHT TO DO SO. IF THE PRECEDING SENTENCE IS HELD TO BE INVALID BY A COURT OF LAW, THEN ANY CLASS OR REPRESENTATIVE ACTION WILL NOT BE RESOLVED THROUGH ARBITRATION AND WILL BE RESOLVED IN COURT.

(e) Because this arbitration prov1s10n is made pursuant to transactions involving interstate commerce, the parties acknowledge and agree that it shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, ***et seq.,*** as the same may be amended from time to time.

(f) The party pursuing Disputes in arbitration must pursue the Disputes before the American Arbitration Association ***("AAA")*** under the AAA Commercial Finance rules (the ***"Commercial Finance Rules").*** The Commercial Finance Rules and related forms may be obtained from and Disputes may be filed at American Arbitration Association, 335 Madison Avenue, Floor 10, New York, NY 10017-4605, 800-778-7879, www.adr.org. Any arbitration hearing shall be held at a place chosen by the arbitrator(s) or AAA within the federal district in which Borrowers' principal place of business is located, or at some other place to which Lender and Borrowers agree in writing. Judgment upon any arbitration award may be entered in any court having jurisdiction.

(g) In arbitration, resolution of Disputes shall be based solely upon the law of the State of Texas and, where applicable, the United States of America. The arbitrator or arbitrators may not add to, modify, invalidate, or ignore any provision of this agreement or the controlling law. Defenses based on statutes of limitation, estoppel, waiver, laches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding. In the event of any conflict between the Commercial Finance Rules and this arbitration provision, the terms of this arbitration provision control.

(h) This arbitration provision shall survive termination of the Agreement. If any portion of this provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

Section 5.13 **WAIVER OF JURY TRIAL. IN THE EVENT THAT THE FOREGOING BINDING ARBITRATION PROVISION IS DEEMED UNENFORCEABLE, AND THUS LENDER AND BORROWERS ARE REQUIRED TO LITIGATE IN COURT, LENDER AND BORROWERS HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES, WHETHER ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT BY EITHER PARTYAGAINST THE OTHER.**

Section 5.14 **ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE**

FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE

OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED ORV ARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[REMAINDER OF PAGE INTE NTIONALLY OMITTED]

Executed as of the date first written above.

BORROWERS:

NETREIT DUBOSE MODEL HOME REIT, LP

By: NetREIT Dubose Model Home REIT,

By: __________________
Steve Hightower
Executive Vice President

NETREIT MODEL HOMES INC.

By: __________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS #202LP

By: Dubose Advisors, LLC,
its general partner

By: __________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS #203LP

By: Dubose Advisors, LLC,
its general partner

By: __________________
Steve Hightower
Executive Vice President

[Signature Page to Eighth Amendment to Loan Agreement]

DUBOSE MODEL HOME INVESTORS #204,LP

By: Dubose Advisors, LLC,
its general partner

By: __________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS #205,LP

By: Dubose Advisors, LLC,
its general partner

By: __________________
Steve Hightower
Executive Vice President

DUBOSE MODEL HOME INVESTORS #206,LP

By: Dubose Advisors, LLC,
its general partner

By: __________________
Steve Hightower
Executive Vice President

LENDER:

IBERIABANK

By:______________________________
Brian Hanley
Senior Vice President

[Signature Page to Eighth Amendment to Loan Agreement}

LIST OF ANNEXES

Annex	Document
A	Guaranty Agreement

ANNEX A

Guaranty Agreement

GUARANTY AGREEMENT

WHEREAS, the execution of this Guaranty Agreement is a condition to IBERIABANK, a Louisiana state-chartered bank **("Lender")** making certain loans to NETREIT DUBOSE MODEL HOME REIT, LP, a Delaware limited partnership **("NetREIT Dubose"),** NETREIT MODEL HOMES, INC., a Delaware corporation, formerly NETREIT MODEL HOMES, LLC ***("NMH'),*** DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership **("Dubose #202"),** DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership **("Dubose #203"),** DUBOSE MODEL HOME INVESTORS 204, LP, a California limited partnership **("Dubose #204"),** DUBOSE MODEL HOME INVESTORS #205, LP, a California limited partnership **("Dubose #205")** and DUBOSE MODEL HOME INVESTORS #206, LP, a California limited partnership **("Dubose #206",** and together with NetREIT Dubose, NMH, Dubose #202, Dubose #203, Dubose #204 and Dubose #205, collectively, **"Borrowers"** and each a **"Borrower"),** pursuant to that certain Loan Agreement dated as of February 26, 2016, between Borrowers and Lender as amended by that certain First Amendment to Loan Agreement dated as of March 14, 2016, Second Amendment to Loan Agreement dated as of June 29, 2016, Third Amendment to Loan Agreement dated as of April 11, 2017, Joinder and Fourth Amendment to Loan Agreement dated as of February 20, 2018, Fifth Amendment to Loan Agreement dated as of April 11, 2018, Joinder and Sixth Amendment to Loan Agreement dated as of April 11, 2019, and Joinder and Seventh Amendment to Loan Agreement dated as of May 22, 2020 (such Loan Agreement as amended and as may hereafter be amended or modified from time to time, is hereinafter referred to as the **"Loan Agreement");**

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, PRESIDIO PROPERTY TRUST, INC., a Maryland corporation, formerly NETREIT, INC. (the **"Guarantor"),** hereby irrevocably and unconditionally guarantees to Lender the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined); provided, however, that notwithstanding any provision of this Guaranty Agreement to the contrary, the obligation of the Guarantor to pay the Guaranteed Indebtedness pursuant to this Guaranty Agreement, shall be limited to an amount equal to twenty-five percent (25%) of the Total Guaranteed Indebtedness (hereinafter defined). This Guaranty Agreement shall be upon the following terms:

1. The term **"Guaranteed Indebtedness",** as used herein means all of the **"Obligations",** as defined in the Loan Agreement. The term "Guaranteed Indebtedness" shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. As of the date of this Guaranty Agreement, the Obligations include, but are not limited to, the indebtedness evidenced by the Notes (as defined in the Loan Agreement). The term **"Total Guaranteed Indebtedness",** as used herein, means an amount equal to the sum of (a) the total outstanding principal balance of the Notes at the time demand is made on Guarantor, plus (b) accrued interest on the Notes determined at the time of demand on Guarantor and

adjusted through the date of actual collection, plus (c) costs of collection determined at the time of demand on Guarantor and adjusted through the date of actual collection, plus (d) any other Obligations outstanding at the time demand is made on Guarantor

2. This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrowers, or any of them, may have against Lender or any other party, or which Guarantor may have against Borrowers, or any of them, Lender, or any other party, shall be available to, or shall be asserted by, Guarantor against Lender or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

3. If Guarantor becomes liable for any indebtedness owing by Borrowers, or any of them, to Lender by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

4. In the event of default by any Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Lender without notice or demand in lawful currency of the United States of America and it shall not be necessary for Lender, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against any Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. Until the Guaranteed Indebtedness is paid in full and a period of ninety (90) days has passed following such payment, Guarantor waives any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Borrower or any other party liable for payment of any or all of the Guaranteed Indebtedness for any payment made by Guarantor under or in connection with this Guaranty Agreement or otherwise.

5. If acceleration of the time for payment of any amount payable by any Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by Lender.

6. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or

more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of any Borrower, or the dissolution, insolvency, or bankruptcy of

any Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness;
(e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to any Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by any Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (I) the failure of Lender to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any material change in the corporate existence, structure, or ownership of any Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, any Borrower or Guarantor.

7. Guarantor represents and warrants to Lender set forth below:

(1) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition, or operations.

(2) Guarantor has the corporate power, authority and legal right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

(3) The execution, delivery, and performance by Guarantor of this Guaranty Agreement have been duly authorized by all requisite action on the part of Guarantor and do not and will not violate or conflict with the Organizational Documents (as defined in the Loan Agreement) of Guarantor or any law, rule, or regulation or any order, writ, injunction or decree of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any of the revenues or assets of Guarantor

pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which Guarantor or its properties is bound.

(4) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.

(5) The value of the consideration received and to be received by Guarantor as a result of Borrowers and Lender entering into the Loan Agreement and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and the Loan Agreement have benefitted and may reasonably be expected to benefit Guarantor directly or indirectly.

(6) Guarantor represents and warrants to Lender that Guarantor is not insolvent, Guarantor's liabilities do not exceed its assets, and Guarantor will not be rendered insolvent by the execution and performance of this Guaranty Agreement and the Loan Documents (as defined in the Loan Agreement).

8. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or Lender has any commitment under the Loan Agreement, Guarantorwill observe the covenants set forth below:

(1) Guarantor will deliver to Lender the financial statements of Guarantor described in the Loan Agreement at the times required by the Loan Agreement.

(2) Guarantor will furnish promptly to Lender written notice of the occurrence of any default under this Guaranty Agreement or an Event of Default as defined in the Loan Agreement of which Guarantor has knowledge.

(3) Guarantor will furnish promptly to Lender such additional information concerning Guarantor as Lender may reasonably request.

(4) Guarantor will not dissolve or liquidate.

9. Upon the occurrence of an Event of Default Lender shall have the right to set off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Lender shall have made any demand under this Guaranty Agreement. In addition to Lender's right of setoff and as further security for this Guaranty Agreement and the Guaranteed Indebtedness, Guarantor hereby grants Lender a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of Guarantor now or hereafter on deposit with or held by Lender and all

other sums at any time credited by or owing from Lender to Guarantor. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have. The provisions of this Section 9 are limited to accounts of Guarantor maintained with Lender.

10. Guarantor hereby agrees that the Subordinated Indebtedness shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness, and

Guarantor hereby assigns the Subordinated Indebtedness to Lender as security for the Guaranteed Indebtedness. If any sums shall be paid to Guarantor by any Borrower or any other person or entity on account of the Subordinated Indebtedness, such sums shall be held in trust by Guarantor for the benefit of Lender and shall forthwith be paid to Lender without affecting the liability of Guarantor under this Guaranty Agreement. For purposes of this Guaranty Agreement, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrowers, or any of them, to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or whether the obligations of Borrowers, or any of them, thereon are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of the person or persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

11. No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, Borrowers and Guarantor. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

12. This Guaranty Agreement is for the benefit of Lender and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.

13. Guarantor recognizes that Lender is relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to Borrowers under the Loan Agreement and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to Lender in entering into the Loan Agreement. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

14. This Guaranty Agreement is executed and delivered as an incident to a lending transaction negotiated, consummated, and performable in Harris County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas. Any action or proceeding against Guarantor under or in connection with this Guaranty Agreement may be brought in any state or federal court in Harris County, Texas, and Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of such courts, and waives any objection it may now or hereafter have as to the venue of any

such action or proceeding brought in such court. Guarantor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified in the Loan Agreement. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Guarantor or with respect to any of Guarantor's property in courts in other jurisdictions. Any action or proceeding by Guarantor against Lender shall be brought only in a court located in Harris County, Texas.

15. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by Lender in connection with the preparation, administration, enforcement, or collection of this Guaranty Agreement.

16. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by any Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

l 7. The Loan Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Lender may exercise any and all rights granted to it under the Loan Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement. Any notices given hereunder shall be given in the manner provided by and to the addresses set forth in the Loan Agreement.

18. Guarantor hereby represents and warrants to Lender that Guarantor has adequate means to obtain from Borrowers on a continuing basis information concerning the financial condition and assets of Borrowers and that Guarantor is not relying upon Lender to provide (and Lender shall have no duty to provide) any such information to Guarantor either now or in the future.

19. Guarantor understands and agrees that (a) Lender's document retention policy involves the imaging of executed loan documents and the destruction of the paper originals, and
(b) Guarantor waives any right that it may have to claim that the imaged copies of the LoanDocuments are not originals.

20. This paragraph contains a jury waiver, arbitration clause and a class action waiver.This paragraph should be carefully read.

(1) JURY TRIAL WAIVER. AS PERMITTED BY APPLICABLE LAW, EACH OF GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) (EACH A **"PARTY"** AND TOGETHER THE **"PARTIES"**) WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY DISPUTE (HEREINAFTER DEFINED), AND DISPUTES SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY. IF A COURT DETERMINES THAT THIS PROVISION IS NOT ENFORCEABLE FOR ANY REASON, THEN AT ANY TIME PRIOR TO TRIAL OF THE DISPUTE, BUT NOT LATER THAN THIRTY (30) DAYS AFTER ENTRY OF THE ORDER DETERMINING THIS PROVISION JS UNENFORCEABLE, EITHER PARTY SHALL BE ENTITLED TO MOVE THE COURT FOR AN ORDER COMPELLING ARBITRATION AND STAYING OR DISMISSING SUCH LITIGATION PENDING

ARBITRATION ("ARBITRATION ORDER").

(2) ARBITRATION. If a claim, dispute, or controversy arises between the parties hereto with respect to this Guaranty Agreement, related agreements, or any other agreement or business relationship between the parties hereto whether or not related to the subject matter of this Guaranty Agreement (all of the foregoing, a **"Dispute"),** and only if a jury trial waiver is not permitted by applicable law or ruling by a court, either party may require that the Dispute be

resolved by binding arbitration before a single arbitrator at the request of any party. By agreeing to arbitrate a Dispute, each party gives up any right such party may have to a jury trial, as well as other rights such party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum **("Administrator")** as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations either party has to the other party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving either party's employees, agents, affiliates, or assigns. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, each party will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where lender or bank is headquartered.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000.00, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal,

if the award (including Administrator, arbitrator, and attorney's fees and costs) exceeds $4,000,000.00, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within thirty (30) days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an

arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has nosuch rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 *et seq.* This arbitration provision shall survive any termination, amendment, or expiration of this Guaranty Agreement. If the terms of this provision vary from the Administrator's rules , this arbitration provision shall control.

(3) CLA S ACTION WA IV ER. EACH PARTY WAIVES THE RIGHT TO LITIGATE IN COURT OR ARBITRATE ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

(4) RELIANCE. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Guaranty Agreement by, among other things, the mutual waivers, agreements, and certifications in this paragraph.

21. (A) **AS DETAILED IN THE FOLLOWING PARAGRAPHS, UNDER THIS PROVISION, BOTH GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) EXPRESSLY WAIVE RIGHTS TO PURSUE OR RESOLVE DISPUTES BETWEEN THEM IN COURT OR IN A CLASS ACTION (REGARDLESS OF WHETHER THAT CLASS ACTION IS BROUGHT IN COURT OR IN ARBITRATION).**

(B) **DISPUTES, CLAIMS, OR CONTROVERSIES (HEREINAFTER "DISPUTES") BETWEEN OR AMONG GUARANTOR AND LENDER ARISING OUT OF OR RELATED TO THIS GUARANTY AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT TO WHICH GUARANTOR IS A PARTY SHALL BE RESOLVED BY BINDING ARBITRATION. DISPUTES SHALL INCLUDE ALL CLAIMS, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS, INTERPLEADERS, OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, ANY OTHER LOAN DOCUMENT AND/OR ANY ACTION TAKEN (OR ANY OMISSION TO TAKE ANY ACTION) IN CONNECTION WITH THE FOREGOING. DISPUTES SHALL BE SUBJECT TO BINDING ARBITRATION REGARDLESS OF THE NATURE OF THE CAUSES OF ACTION ASSERTED OR THE RELIEF OR REMEDY SOUGHT. DISPUTES HEREUNDER INCLUDE NOT ONLY DISPUTES THAT GUARANTOR AND LENDER MAY HAVE AGAINST EACH OTHER, BUT ALSO DISPUTES THAT GUARANTOR AND LENDER MAY HAVE AGAINST EACH OTHER'S AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES.**

(C) **GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) AGREE THAT ARBITRATION REPLACES THE RIGHT TO GO TO COURT, AND THUS THE PARTIES WAIVE ANY RIGHT TO HAVE DISPUTES TRIED BEFORE A JUDGE OR A JURY.**

(D) **GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) ALSO AGREE THAT NEITHER PARTY WILL BE ABLE TO PURSUE DISPUTES AS A CLASS ACTION OR OTHER REPRESENTATIVE ACTION (SUCH AS AN ACTION IN THE FORM OF A PRIVATE ATTORNEY GENERAL) IN COURT OR IN ARBITRATION, AND THE PARTIES WAIVE THE RIGHT TO DO SO. IF THE PRECEDING SENTENCE IS HELD TO BE INVALID BY A COURT OF LAW, THEN ANY CLASS OR REPRESENTATIVE ACTION WILL NOT BE RESOLVED THROUGH ARBITRATION AND WILL BE RESOLVED IN COURT.**

(E) Because this arbitration provision is made pursuant to transactions involving interstate commerce, the parties acknowledge and agree that it shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, et seq., as the same may be amended from time to time.

(F) The party pursuing Disputes in arbitration must pursue the Disputes before the American Arbitration Association ("AAA") under the AAA Commercial Finance rules (the "Commercial Finance Rules"). The Commercial Finance Rules and related forms may be obtained from and Disputes may be filed at American Arbitration Association, 335 Madison Avenue, Floor l 0, New York, NY l 0017-4605, 800-778-7879, www.adr.org. Any arbitration hearing shall be held at a place chosen by the arbitrator(s) or AAA within the federal district in which Guarantor's principal place of business is located, or at some other place to which Lender and Guarantor agree in writing. Judgment upon any arbitration award may be entered in any court having jurisdiction.

(G) In arbitration, resolution of Disputes shall be based solely upon the law of the State of Texas and, where applicable, the United States of America. The arbitrator or arbitrators may not add to, modify, invalidate, or ignore any provision of this agreement or the controlling law. Defenses based on statutes of limitation, estoppel, waiver, !aches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding. In the event of any conflict between the Commercial Finance Rules and this arbitration provision, the terms of this arbitration provision control.

(H) This arbitration provision shall survive termination of this Guaranty Agreement. If any portion of this provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

22. IN THE EVENT THAT THE FOREGOING BINDING ARBITRATION PROVISION IS DEEMED UNENFORCEABLE, AND THUS LENDER AND GUARANTOR ARE REQUIRED TO LITIGATE IN COURT, LENDER (BY ITS ACCEPTANCE HEREOF) AND GUARANTOR HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES, WHETHER ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN

DOCUMENT BROUGHT BY EITHER PARTY AGAINST THEOTHER.

23. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND

UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER. THIS GUARANTY AGREEMENT MAY NOT BE AMENDED EXCEPT IN WRITING BY GUARANTOR AND LENDER.

[[Remainder of Page Intentionally Left Blank.]]

EXECUTED as of June 26, 2020, but effective as of April 11, 2020.

GUARANTOR:

PRESIDIO PROPERTY TRUST, INC.

By:________________________

Name: Jack K Heilbron

Title: CEO and President

[Signature Page to Guaranty Agreement]